Exhibit 10.1

Published Deal CUSIP Number: 92937YAL4
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of February 20, 2020

among

W.P. CAREY INC.
as Borrower

Certain Subsidiaries of W.P. CAREY INC. identified herein,
as Guarantors

BANK OF AMERICA, N.A.,
as Administrative Agent

BANK OF AMERICA, N.A., JPMORGAN CHASE BANK, N.A., and WELLS FARGO BANK, N.A.,
as L/C Issuers

BANK OF AMERICA, N.A.,
as Swing Line Lender

JPMORGAN CHASE BANK, N.A., and WELLS FARGO BANK, N.A.,
as Co-Syndication Agents

and

The Other Lenders Party Hereto
___________________________________________

BofA SECURITIES, INC. and JPMORGAN CHASE BANK, N.A.,
as Joint Bookrunners

BofA SECURITIES, INC., JPMORGAN CHASE BANK, N.A., and WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers

BARCLAYS BANK PLC, CITIBANK, N.A.,
CAPITAL ONE, NATIONAL ASSOCIATION and U.S. BANK NATIONAL ASSOCIATION,
as Documentation Agents

BMO HARRIS BANK N.A., PNC BANK, NATIONAL ASSOCIATION, and REGIONS BANK,
as Senior Managing Agents

and

BBVA USA, CITIZENS BANK, N.A., FIFTH THIRD BANK, NATIONAL ASSOCIATION,
THE BANK OF NOVA SCOTIA and ROYAL BANK OF CANADA,
as Managing Agents

TABLE OF CONTENTS

Section	Page
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01	Defined Terms	1
1.02	Other Interpretive Provisions	54
1.03	Accounting Terms	55
1.04	Rounding	56
1.05	Times of Day	56
1.06	Letter of Credit Amounts	56
1.07	Exchange Rates; Currency Equivalents	56
1.08	Additional Alternative Currencies	57
1.09	Change of Currency	59
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01	The Loans	59
2.02	Borrowings, Conversions and Continuations of Loans	62
2.03	Competitive Loans	64
2.04	Letters of Credit	67
2.05	Swing Line Loans	78
2.06	Prepayments	82
2.07	Termination or Reduction of Commitments	84
2.08	Repayment of Loans	85
2.09	Interest	86
2.10	Fees	86
2.11	Computation of Interest and Fees	87
2.12	Evidence of Debt	88
2.13	Payments Generally; Administrative Agent’s Clawback	88
2.14	Sharing of Payments by Lenders	91
2.15	[Intentionally Omitted]	92
2.16	Increase in Commitments	92
2.17	Cash Collateral	94
2.18	Defaulting Lenders	95
2.19	Designated Borrowers	98

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01	Taxes	100
3.02	Illegality	107
3.03	Inability to Determine Rates	108
3.04	Increased Costs; Reserves on Eurocurrency Rate Loans, Daily Floating Eurocurrency Rate Loans and LIBOR Floating Rate Loans	111
3.05	Compensation for Losses	113
3.06	Mitigation Obligations; Replacement of Lenders	114
3.07	Survival	115
ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01	Conditions of Effectiveness and Term Loans	115
4.02	Conditions to All Credit Extensions	117
ARTICLE V
REPRESENTATIONS AND WARRANTIES

5.01	Existence, Qualification and Power	119
5.02	Authorization; No Contravention	119
5.03	Governmental Authorization; Other Consents	119
5.04	Binding Effect	119
5.05	Financial Statements; No Material Adverse Effect	120
5.06	Litigation	120
5.07	No Default	120
5.08	Ownership of Property; Liens	120
5.09	Environmental Compliance	120
5.10	Taxes	121
5.11	ERISA Compliance	121
5.12	Subsidiaries; Equity Interests; Loan Parties	122
5.13	Margin Regulations; Investment Company Act	122
5.14	Disclosure	122
5.15	Compliance with Laws	123
5.16	Intellectual Property; Licenses, Etc	123
5.17	Solvency	123
5.18	Casualty, Etc	123
5.19	SEC Reports	123

5.20	Anti-Money Laundering; Sanctions; Anti-Corruption Laws	124
5.21	Affected Financial Institutions	124
5.22	Covered Entity	124
5.23	Representations as to Foreign Obligors	124
ARTICLE VI
AFFIRMATIVE COVENANTS

6.01	Financial Statements	125
6.02	Certificates; Other Information	126
6.03	Notices	128
6.04	Payment of Obligations	129
6.05	Preservation of Existence, Etc	129
6.06	Maintenance of Properties	129
6.07	Maintenance of Insurance	130
6.08	Compliance with Laws	130
6.09	Books and Records	130
6.10	Inspection Rights	130
6.11	Use of Proceeds	130
6.12	Additional Guarantors	131
6.13	Compliance with Environmental Laws	132
6.14	Distributions in the Ordinary Course	132
6.15	Company Status	132
6.16	Further Assurances	132
6.17	Compliance with Terms of Leaseholds	132
6.18	Material Contracts	133
6.19	Anti-Corruption Laws	133
ARTICLE VII
NEGATIVE COVENANTS

7.01	Liens	133
7.02	Indebtedness	133
7.03	Investments	134
7.04	Fundamental Changes	135
7.05	Dispositions	136
7.06	Restricted Payments	136
7.07	Change in Nature of Business	136
7.08	Transactions with Affiliates	137
7.09	Amendments of Organizational Documents	137

7.10	Use of Proceeds	137
7.11	Financial Covenants	137
7.12	Prepayments, Etc. of Indebtedness	138
7.13	Fiscal Year Changes	138
7.14	Anti-Money Laundering; Sanctions; Anti-Corruption Laws	138
7.15	Company Covenants	138
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01	Events of Default	139
8.02	Remedies Upon Event of Default	142
8.03	Application of Funds	142
ARTICLE IX
ADMINISTRATIVE AGENT

9.01	Appointment and Authority	143
9.02	Rights as a Lender	143
9.03	Exculpatory Provisions	144
9.04	Reliance by Administrative Agent	145
9.05	Delegation of Duties	145
9.06	Resignation of Administrative Agent	145
9.07	Non-Reliance on Administrative Agent and Other Lenders	147
9.08	No Other Duties, Etc.	147
9.09	Administrative Agent May File Proofs of Claim	147
9.10	Guaranty Matters	148
9.11	Certain ERISA Matters	148
ARTICLE X
CONTINUING GUARANTY

10.01	Guaranty	149
10.02	Rights of Lenders	150
10.03	Certain Waivers	150
10.04	Obligations Independent	151
10.05	Subrogation	151
10.06	Termination; Reinstatement	151
10.07	Subordination	151
10.08	Stay of Acceleration	152

10.09	Condition of Loan Parties	152
10.10	Release of Subsidiary Guarantors that are not Intermediate Holding Companies	152
10.11	Contribution	153
10.12	Release of Company	154
ARTICLE XI
MISCELLANEOUS

11.01	Amendments, Etc	154
11.02	Notices; Effectiveness; Electronic Communications	158
11.03	No Waiver; Cumulative Remedies; Enforcement	160
11.04	Expenses; Indemnity; Damage Waiver	160
11.05	Payments Set Aside	163
11.06	Successors and Assigns	163
11.07	Treatment of Certain Information; Confidentiality	168
11.08	Right of Setoff	169
11.09	Interest Rate Limitation	170
11.10	Counterparts; Effectiveness	170
11.11	Survival of Representations and Warranties	170
11.12	Severability	171
11.13	Replacement of Lenders	171
11.14	Governing Law; Jurisdiction; Etc	172
11.15	WAIVER OF JURY TRIAL	173
11.16	No Advisory or Fiduciary Responsibility	173
11.17	Electronic Execution of Assignments and Certain Other Documents	174
11.18	USA PATRIOT Act	174
11.19	Judgment Currency	175
11.20	ENTIRE AGREEMENT	175
11.21	Original Notes	175
11.22	Amendment and Restatement	176
11.23	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	176
11.24	Acknowledgement Regarding any Supported QFCs	177
11.25	UPREIT Reorganization	178

SCHEDULES

1.01(A)	Managed Programs

1.01(B)	Existing Letters of Credit
2.01	Commitments and Applicable Percentages
5.11(d)	ERISA
5.12	Subsidiaries and Other Equity Investments; Loan Parties
7.02	Existing Indebtedness
11.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Loan Notice
B-1	Competitive Bid Request
B-2	Competitive Bid
B-3	Competitive Loan Note
C	Swing Line Loan Notice
D-1	[Term][Delayed Draw Term] Note
D-2	Revolving Credit Note
E	Compliance Certificate
F-1	Assignment and Assumption
F-2	Administrative Questionnaire
G	Joinder Agreement
H	Solvency Certificate
I	United States Tax Compliance Certificate
J	Supplemental Addendum
K	Designated Borrower Request and Assumption Agreement
L	Designated Borrower Notice
M	Notice of Loan Prepayment

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
THIS FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of February 20, 2020, among W.P. Carey Inc. (together with its permitted successors and assigns, the “Company”), each Designated Borrower from time to time party hereto, certain Subsidiaries of the Company identified herein, as guarantors, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), Bank of America, N.A., as Administrative Agent, Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as L/C Issuers and Bank of America, N.A., as Swing Line Lender.
PRELIMINARY STATEMENTS:
WHEREAS, the Company, the Administrative Agent and certain Lenders party hereto are party to a certain Third Amended and Restated Credit Agreement, dated as of February 22, 2017, as amended through but excluding the date hereof (as so amended, the “Original Credit Agreement”); and
WHEREAS, the parties hereto desire to amend and restate the Original Credit Agreement in its entirety, but not as a novation, on the terms and subject to the conditions hereinafter set forth.
In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree that the Original Credit Agreement shall be, and hereby is, amended and restated in its entirety as follows, effective on and as of the Closing Date and hereby further agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Absolute Rate” means a fixed rate of interest expressed in multiples of 1/100th of one basis point.
“Absolute Rate Loan” means a Competitive Loan that bears interest at a rate determined with reference to an Absolute Rate.
“Adjusted Total EBITDA” means, for any period, an amount equal to:
(a)    EBITDA of the Company and its Subsidiaries during such period; plus
(b)    Joint Venture EBITDA for such period; plus
(c)    distributions in cash received by the Company and its Subsidiaries in respect of equity in Managed Programs during such period; plus

(d)    distributions in cash received by the Company and its Subsidiaries in respect of common or preferred equity investments.
“Adjustment” has the meaning specified in Section 3.03(c).
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Parent Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit F-2 or any other form approved by the Administrative Agent.
“Affected Borrower” has the meaning specified in Section 2.06(b)(vi).
"Affected Financial Institution" means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Alternative Currency Tranche Commitments” means, at any time, the aggregate amount of the Lenders’ Alternative Currency Tranche Commitments at such time.
“Aggregate Commitments” means, at any time, the aggregate amount of the Revolving Credit Facility, the Lenders’ Delayed Draw Term Commitments and the Lenders’ Term Commitments at such time.
“Aggregate Dollar Tranche Commitments” means, at any time, the aggregate amount of the Lenders’ Dollar Tranche Commitments at such time.
“Agreement” means this Credit Agreement.
“Alternative Currency” means each of Euro, Sterling, Canadian Dollars, Swedish Krona, Norwegian Krone, Danish Krone, Australian Dollars, Yen, Swiss Franc and Mexican Pesos.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or an L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency L/C Issuer” means Bank of America in its capacity as the L/C Issuer in respect of Letters of Credit issued in denominations other than Dollars.
“Alternative Currency Sublimit” means an amount equal to the lesser of (a) $1,000,000,000 and (b) the Revolving Credit Facility. The Alternative Currency Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Alternative Currency Tranche” means, at any time, Alternative Currency Tranche Commitments of all the Lenders.
“Alternative Currency Tranche Commitment” means, as to each Lender, its obligation to (a) make Revolving Credit Loans pursuant to Section 2.01(b)(ii), in Dollars and Alternative Currencies and (b) purchase participations in Swing Line Loans in Euro and Sterling, in an aggregate principal amount for each such Alternative Currency not to exceed the Dollar amount (if any) set forth opposite such Lender’s name on Schedule 2.01 under the caption “Acceptable Alternative Currencies” or opposite such caption in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, in an aggregate principal amount for all such Revolving Credit Loans at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Alternative Currency Tranche Commitment” or under such caption in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be increased by such Lender pursuant to Section 2.16 or otherwise adjusted from time to time in accordance with this Agreement.
“Alternative Currency Tranche Lender” means any Person that is a Lender hereunder in respect of the Alternative Currency Tranche in its capacity as a Lender in respect of such Tranche.
“Alternative Currency Tranche Loan” has the meaning specified in Section 2.01(b)(ii).
“Applicable Percentage” means (a) in respect of the Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by (i) on or prior to the Closing Date, such Term Lender’s Term Commitment at such time and (ii) thereafter, the principal amount of such Term Lender’s Term Loans at such time, (b) in respect of the Delayed Draw Term Facility, with respect to any Delayed Draw Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Delayed Draw Term Facility represented by (i) on or prior to the Delayed Draw Termination Date, such Delayed Draw Term Lender’s Delayed Draw Term Commitment at such time, subject to adjustment as provided in Section 2.18, and (ii) thereafter, the principal amount of such Delayed Draw Term Lender’s Delayed Draw Term Loans at such time and (c) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.18. If the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if all Commitments have expired, then the Applicable Percentage of each Lender in respect of the applicable Facility shall be determined based on the Applicable Percentage of such Lender in respect of such Facility most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means, for any day, with respect to any Eurocurrency Rate Loan, LIBOR Floating Rate Loan, Daily Floating Eurocurrency Rate Loan, Base Rate Loan, Letter of Credit Fee and Facility Fee, as the case may be, the applicable rate per annum set forth below, based upon such Debt Ratings as set forth below applicable on such date:

Pricing Level	Debt Ratings (S&P and Fitch / Moody’s):	Revolving Credit Facility			Term Facility/Delayed Draw Term Facility
		Eurocurrency Rate Loans, LIBOR Floating Rate Loans, Daily Floating Eurocurrency Rate Loans and Letters of Credit	Base Rate Loans	Facility Fee	Eurocurrency Rate Loans, LIBOR Floating Rate Loans, Daily Floating Eurocurrency Rate Loans	Base Rate Loans
Category 1	A- / A3 or better	0.725%	0.000%	0.125%	0.800%	0.000%
Category 2	BBB+ / Baa1	0.775%	0.000%	0.150%	0.850%	0.000%
Category 3	BBB / Baa2	0.850%	0.000%	0.200%	0.950%	0.000%
Category 4	BBB- / Baa3	1.050%	0.050%	0.250%	1.200%	0.200%
Category 5	Lower than BBB- / Baa3	1.400%	0.400%	0.300%	1.600%	0.600%
For purposes of the foregoing, (i) if a Debt Rating is issued by only two of S&P, Moody’s and Fitch, and such Debt Ratings are split, then the higher of such Debt Ratings shall apply, unless there is a split in Debt Ratings of more than one level, in which case the level that is one level lower than the higher Debt Rating shall apply in determining the Applicable Rate, (ii) if a Debt Rating is issued by all three of S&P, Moody’s and Fitch, and such Debt Ratings are split, then the highest of such Debt Ratings shall apply, unless there is a split in Debt Ratings of more than one level between the highest and lowest such Debt Ratings, in which case the level that is the average of the two highest such Debt Ratings shall apply, and if such average is not a recognized rating category, then the level of the second highest Debt Rating of the three shall apply in determining the Applicable Rate and (iii) if at any time a Debt Rating is issued by only one of S&P, Moody’s or Fitch, then (A) if such Debt Rating is issued by S&P or Moody’s, such Debt Rating shall apply in determining the Applicable Rate and (B) if such Debt Rating is issued by Fitch, the Applicable Rate shall be at Pricing Level Category 5. Initially, the Applicable Rate shall be determined based upon the Debt Ratings in effect on the Closing Date. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in a Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Parent Borrower to the Administrative Agent of notice thereof pursuant to Section 6.03(e) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if any such rating agency shall cease to be in the business of rating companies or corporate debt obligations, the Parent Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.
“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.
“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the Alternative Currency L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Applicable Tranche Percentage” means, at any time, with respect to any Alternative Currency Tranche Lender and any currency with respect to which such Alternative Currency Tranche Lender holds an Alternative Currency Tranche Commitment, (a) in the case of a Revolving Credit Borrowing denominated in such currency, the quotient (expressed as a percentage carried out to the ninth decimal place) of (i) the lesser of (x) such Alternative Currency Tranche Lender’s unfunded Alternative Currency Tranche Commitment with respect to such currency and (y) such Alternative Currency Tranche Lender’s unfunded Alternative Currency Tranche Commitment divided by (ii) the lesser of (x) the aggregate amount of unfunded Alternative Currency Tranche Commitments with respect to such currency of all Revolving Credit Lenders and (y) the aggregate amount of unfunded Alternative Currency Tranche Commitments of all Revolving Credit Lenders and (b) in the case of any payment or prepayment of a Revolving Credit Loan denominated in such currency, the quotient of (i) the aggregate outstanding principal amount of Alternative Currency Tranche Loans denominated in such currency made by such Alternative Currency Tranche Lender divided by (ii) the aggregate outstanding principal amount of Alternative Currency Tranche Loans denominated in such currency made by all Alternative Currency Tranche Lenders. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if all Aggregate Alternative Currency Tranche Commitments have expired, then the Applicable Tranche Percentage of such Alternative Currency Tranche Lender shall be determined based on the Applicable Tranche Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.
“Applicant Borrower” has the meaning specified in Section 2.19(a).

“Appropriate Lender” means, at any time, (a) with respect to the Term Facility, the Delayed Draw Term Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term Loan, Delayed Draw Term Loan or a Revolving Credit Loan, respectively, at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuers and (ii) if any Letters of Credit have been issued pursuant to Section 2.04(a), a Dollar Tranche Lender, (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.05(a), an Alternative Currency Tranche Lender with respect to Euro or Sterling, as applicable, (d) with respect to the Dollar Tranche, a Dollar Tranche Lender and (e) with respect to the Alternative Currency Tranche, an Alternative Currency Tranche Lender.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means BofA Securities, Inc., JPMorgan Chase Bank and Wells Fargo Securities, LLC, each in its capacity as a lead arranger.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Assumption Conditions” has the meaning specified in Section 11.25.
“Assumption Date” means the first date all the Assumption Conditions are satisfied or waived in accordance with Section 11.01.
“Assumption Transaction” has the meaning specified in Section 11.25.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.
“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2018, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

“Authorizing Lender” has the meaning specified in Section 1.08.
“Availability Period” means the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Revolving Credit Commitments pursuant to Section 2.07, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1% (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurocurrency Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means a Revolving Credit Loan or a Delayed Draw Term Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Bookrunners” means BofA Securities, Inc., and JPMorgan Chase Bank, each in its capacity as a bookrunner.

“Borrowers” means, at any time, collectively, the Parent Borrower and each Designated Borrower.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing, a Competitive Borrowing, a Delayed Draw Term Borrowing or a Term Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:
(a)     if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan or LIBOR Floating Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan or LIBOR Floating Rate Loan, means any such day that is also a London Banking Day;
(b)    if such day relates to any interest rate settings as to a Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Loan, means a TARGET Day;
(c)    if such day relates to any interest rate settings as to a Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and
(d)    if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).
“Capitalization Rate” means seven percent (7.00%).
“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, one or more of the L/C Issuers or the Swing

Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of the Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Administrative Agent, the L/C Issuers and the Swing Line Lender shall agree in their sole discretion, other credit support, in each case, pursuant to documentation in form and substance satisfactory to, and in such currencies as may be requested by (a) the Administrative Agent and (b) the applicable L/C Issuers or the Swing Line Lender (as applicable). “Cash Collateral” has a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash and Cash Equivalents” means unrestricted (a) cash, (b) marketable direct obligations issued or unconditionally guaranteed by the United States government (or any other sovereign nation with an equivalent rating by S&P or Moody’s) and backed by the full faith and credit of the United States government or such other nation; and (c) domestic and eurocurrency certificates of deposit and time deposits, bankers’ acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which are rated A-1 (or better) by S&P or P-1 (or better) by Moody’s provided that, in the case of each of clauses (b) and (c), the maturities of such Cash and Cash Equivalents shall not exceed one year.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or
(b)    any Person or two or more Persons acting in concert shall have acquired by contract, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company, or control over the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 50% or more of the combined voting power of such securities; or
(c)    at any time that the OpCo is the Parent Borrower (i) the Company or a Wholly-Owned Subsidiary of the Company (such Subsidiary referred to herein as the “OpCo GP”) shall cease to be the sole general partner, manager or managing member, as applicable, of the OpCo, or (ii) the Company shall cease to exclusively Control the OpCo, the OpCo GP or any Intermediate Holding Company; or
(d)    at any time that the OpCo is the Parent Borrower, the Company shall cease to own, directly or indirectly, (i) all of the Equity Interests in the OpCo GP or any Intermediate Holding Company or (ii) 70% or more of the Equity Interests in the Parent Borrower, in each case free and clear of all Liens; or
(e)     the Parent Borrower shall cease, directly or indirectly, to Control any Subsidiary Guarantor except as the result of a release of such Subsidiary Guarantor pursuant to Section 10.10; or
(f)     the Parent Borrower shall cease to own, directly or indirectly, all of the Equity Interests (except directors’ qualifying shares) in any of the Designated Borrowers, free and clear of all Liens.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commitment” means, as to each Lender, its Dollar Tranche Commitment, Alternative Currency Tranche Commitment, Term Commitment, Delayed Draw Term Commitment or Revolving Credit Commitment, as the context may require.
“Company” has the meaning specified in the preamble hereto.
“Company Release Conditions” means, with respect to the release of the Company and the Intermediate Holding Companies from their respective obligations under the Guaranty each of the following:

(a)neither the Company, the OpCo GP nor any Intermediate Holding Company conducts, directly or indirectly, any business other than in connection with the ownership, acquisition and disposition of interests in the Parent Borrower, OpCo GP or any Intermediate Holding Company, and the management of the business of the Parent Borrower, and such activities as are incidental thereto, all of which shall be solely in furtherance of the business of the Parent Borrower;
(b)the Company does not, directly or indirectly, own any assets other than (i) interests, rights, options, warrants or convertible or exchangeable securities of the Parent Borrower, (ii) Equity Interests in the Intermediate Holding Companies and the OpCo GP, (iii) assets that have been distributed to the Company by its Subsidiaries in accordance with Section 7.06 that are held for ten (10) Business Days or less pending further distribution to equity holders of the Company, (iv) assets received by the Company from third parties (including the net cash proceeds from any issuance and sale by the Company of any of its Equity Interests), that are held for ten (10) Business Days or less pending contribution of same to the Parent Borrower (whether directly or through an Intermediate Holding Company), (v) such bank accounts or similar instruments as it deems necessary to carry out its responsibilities under its own Organization Documents and the Organization Documents of the Parent Borrower and (vi) other tangible and intangible assets that, taken as a whole, are de minimis in relation to the net assets of the Company and its Subsidiaries, but which shall in no event include any Equity Interests other than those permitted in clauses (i) and (ii) of this clause (b) or have any Investments other than as permitted under this clause (b);
(c)neither the Company, the OpCo GP nor any Intermediate Holding Company is an obligor in respect of any Indebtedness (other than Indebtedness of the type described in clause (g)(ii) of the definition of Indebtedness (or any Guarantee thereof)); and
(d)none of the properties, assets or revenues of the Company, the OpCo GP or any Intermediate Holding Company is subject to any Liens (other than those permitted under clauses (a), (g) or (j) of the definition of Permitted Encumbrances).
“Company Release Notice” has the meaning specified in Section 10.12.
“Competitive Bid” means a written offer by a Lender to make one or more Competitive Loans substantially in the form of Exhibit B-2, duly completed and signed by such Lender.
“Competitive Bid Request” means a written request for one or more Competitive Loans substantially in the form of Exhibit B-1.
“Competitive Borrowing” means a borrowing consisting of simultaneous Competitive Loans of the same Type from each of the Lenders whose offer to make one or more Competitive Loans as part of such borrowing has been accepted under the auction bidding procedures described in Section 2.03.
“Competitive Loan” has the meaning specified in Section 2.03.
“Competitive Loan Lender” means, in respect of any Competitive Loan, the Lender making such Competitive Loan.

“Competitive Loan Note” means a promissory note made by a Borrower in favor of a Competitive Loan Lender evidencing Competitive Loans made by such Competitive Loan Lender to such Borrower, substantially in the form of Exhibit B-3.
“Competitive Loan Sublimit” means an amount equal to 50% of the Revolving Credit Facility. The Competitive Loan Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Compliance Certificate” means a certificate substantially in the form of Exhibit E.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Businesses” means the Company and its Subsidiaries, on a consolidated basis (without taking into account any non-wholly owned Person or entity).
“Contingent Obligation” as to any Person means, without duplication, (a) any contingent obligation of such Person required to be shown on such Person’s balance sheet in accordance with GAAP, and (b) any obligation required to be disclosed in the footnotes to such Person’s financial statements in accordance with GAAP, guaranteeing partially or in whole any non-recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (b) shall be deemed to be (i) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note supported thereby), calculated at the interest rate applicable to such Indebtedness, through (x) in the case of an interest or interest and principal guaranty, the stated maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (ii) with respect to all guarantees not covered by the preceding clause (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of the Company required to be delivered pursuant hereto. Notwithstanding anything contained herein to the contrary, guarantees of completion and of Nonrecourse Carveouts shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion or of Nonrecourse Carveouts shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (a) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to the applicable Person), the amount of such guaranty shall be deemed to be 100% thereof unless and only to the extent that (i) such other Person has delivered Cash and Cash Equivalents to secure all or any part of such Person’s guaranteed obligations or (ii) such other Person holds an Investment Grade Credit Rating from any of Moody’s, S&P or Fitch (for avoidance of doubt, if any of the joint and several parties to a guaranty holds such a rating, such guaranty will be treated the same as if it were fully cash collateralized), and (b) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, “Contingent Obligations” shall not be deemed to include guarantees of loan commitments or of construction loans or construction costs to the extent the same have not been drawn.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Covered Entity” has the meaning specified in Section 11.24(b).
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Creditor Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons to whom the Obligations are owing.
“Daily Floating Eurocurrency Rate” means, as of any date of determination, with respect to any Swing Line Loan the rate per annum equal to LIBOR, or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other page or commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m. London time two Business Days prior to the date of determination for LIBOR (or, if any such day is not a Business Day, on the immediately preceding Business Day) for deposits in the relevant currency being delivered in the London or other applicable offshore interbank market for a term of one month commencing on that day. If the Daily Floating Eurocurrency Rate as of any date of determination shall be less than zero, such rate shall be deemed to be zero as of such date of determination for all purposes of the Loan Documents.
“Daily Floating Eurocurrency Rate Loan” means a Swing Line Loan that bears interest at a rate based on the Daily Floating Eurocurrency Rate. All Daily Floating Eurocurrency Rate Loans shall be denominated in either Euro or Sterling.
“Debt Rating” means, as of any date of determination, the rating as determined by any of S&P, Moody's and/or Fitch (collectively, the “Debt Ratings”) of the Company's senior unsecured non-credit enhanced long-term Indebtedness for borrowed money.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means when used with respect to (a) Obligations other than Loans and Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate for Base Rate Loans under the Revolving Credit Facility (assuming that Category 5 applied in the pricing grid set forth in the definition of “Applicable Rate”) plus (iii) 2% per annum; (b) a Base Rate Loan, an interest rate equal to (i) the Base Rate, plus (ii) the Applicable Rate for Base Rate Loans for the Facility under which such Loan was made (assuming that Category 5 applied in the pricing grid set forth in the definition of “Applicable Rate”), plus (iii) 2% per annum; (c) a Eurocurrency Rate Loan, a Daily Floating Eurocurrency Rate Loan, or a LIBOR Floating Rate Loan, an interest rate equal to (i) the Eurocurrency Rate, Daily Floating Eurocurrency Rate or LIBOR Daily Floating Rate, as applicable, plus (ii) the Applicable Rate for the applicable Type of Loan for the Facility under which such Loan was made (assuming that Category 5 applied in the pricing grid set forth in the definition of “Applicable Rate”), plus (iii) 2% per annum; and (d) Letter of Credit Fees, a rate equal to the Applicable Rate then applicable to Letter of Credit Fees (assuming that Category 5 applied in the pricing grid set forth in the definition of “Applicable Rate”) plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Parent Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Parent Borrower, the Administrative Agent, any L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based upon such Lender’s determination that a condition precedent to funding (which conditions precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Parent Borrower confirm in writing to the Administrative Agent and the Parent Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Parent Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Parent Borrower, the L/C Issuers, the Swing Line Lender and each other Lender promptly following such determination.
“Delayed Draw Funding Date” has the meaning specified in Section 2.01(c).
“Delayed Draw Term Borrowing” means a borrowing consisting of simultaneous Delayed Draw Term Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Delayed Draw Term Lenders pursuant to Section 2.01(c).
“Delayed Draw Term Commitment” means, as to each Delayed Draw Term Lender, its obligation to make Delayed Draw Term Loans pursuant to Section 2.01(c) and/or Section 2.16 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Delayed Draw Term Lender's name on Schedule 2.01 under the caption “Delayed Draw Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Delayed Draw Term Lender becomes a party hereto, as applicable, as such amount may be increased by such Delayed Draw Term Lender pursuant to Section 2.16 or otherwise adjusted from time to time in accordance with this Agreement, including pursuant to Section 2.01(c).
“Delayed Draw Term Facility” means (a) at any time on or prior to the Delayed Draw Termination Date, the aggregate amount of the Delayed Draw Term Commitments at such time and (b) thereafter, the aggregate principal amount of the Delayed Draw Term Loans of all Delayed Draw Term Lenders outstanding at such time. On the Closing Date the Delayed Draw Term Facility is $104,655,000.00, and on the Delayed Draw Funding Date will be adjusted as described in Section 2.01(c).
“Delayed Draw Term Lender” means (a) at any time on or prior to the Delayed Draw Termination Date, any Lender that has a Delayed Draw Term Commitment or holds a Delayed Draw Term Loan at such time and (b) thereafter, any Lender that holds a Delayed Draw Term Loan at such time.
“Delayed Draw Term Loan” has the meaning specified in Section 2.01(c).

“Delayed Draw Term Loan Unused Fee” has the meaning specified in Section 2.10(b).
“Delayed Draw Term Note” means a promissory note made by a Borrower in favor of a Delayed Draw Term Lender evidencing Delayed Draw Term Loans made by such Delayed Draw Term Lender to such Borrower, substantially in the form of Exhibit D-1.
“Delayed Draw Termination Date” means the earliest of (i) the first anniversary of the Closing Date, (ii) the date on which the first Delayed Draw Term Borrowing (if any) is made (after giving effect thereto), and (iii) the date of termination of the commitment of each Delayed Draw Term Lender to make Delayed Draw Term Loans pursuant to Section 2.07 or Section 8.02.
“Departing Lender” has the meaning set forth in Section 11.22.
“Designated Borrower” means any Wholly-Owned Subsidiary of the Parent Borrower that becomes party to this Agreement pursuant to Section 2.19 to the extent such Wholly-Owned Subsidiary’s status as a Designated Borrower has not been terminated in accordance with Section 2.19(e).
“Designated Borrower Notice” has the meaning specified in Section 2.19(b).
“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.19(a).
“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory itself is the subject of any Sanction.
“Designated UK Borrower” means a Designated Borrower that is incorporated under the laws of England and Wales, resident in the United Kingdom or carrying on business in the United Kingdom through a permanent establishment.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dividing Person” has the meaning assigned to it in the definition of “Division.”
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing

Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
“Dollar Tranche” means, at any time, Dollar Tranche Commitments of all the Lenders.
“Dollar Tranche Commitment” means, as to each Lender, its obligation to (a) make Dollar Tranche Loans pursuant to Section 2.01(b)(i) and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Dollar Tranche Commitment” or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be increased by such Lender pursuant to Section 2.16 or otherwise adjusted from time to time in accordance with this Agreement.
“Dollar Tranche Lender” means any Person that is a Lender hereunder in respect of the Dollar Tranche in its capacity as a Lender in respect of such Tranche.
“Dollar Tranche Loan” has the meaning specified in Section 2.01(b)(i).
“Dollar Tranche Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Dollar Tranche Commitments represented by such Lender’s Dollar Tranche Commitment at such time, subject to adjustment as provided in Section 2.18. If the commitment of each Lender to make Revolving Credit Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Aggregate Dollar Tranche Commitments have expired, then the Dollar Tranche Percentage of each Lender shall be based on the Dollar Tranche Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Dollar Tranche Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 under the caption “Dollar Tranche Percentage” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Domestic Designated Borrower” means a Designated Borrower organized under the laws of the United States, any state thereof or the District of Columbia.
“Domestic Subsidiary” or “Domestic Wholly-Owned Subsidiary” means, with respect to any Person, a Subsidiary or a Wholly-Owned Subsidiary of such Person organized under the laws of the United States, any state thereof or the District of Columbia.

“EBITDA” means, for any Person for any period and without duplication, the Net Income (Loss) of such Person for such period taken as a single accounting period, plus (a) the sum of the following amounts of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss): (i) depreciation expense, (ii) amortization expense and other non-cash charges, (iii) interest expense, (iv) income tax expense, (v) extraordinary losses and other non-recurring charges (and other losses on asset sales not otherwise included in extraordinary losses and other non-recurring charges), and (vi) adjustments as a result of the straight lining of rents and above and below market rent intangibles, less (b) extraordinary gains (and in the case of the Company and its consolidated Subsidiaries, gains on asset sales not otherwise included in extraordinary gains) of such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss). For purposes of this definition, nonrecurring items shall be deemed to include, but not be limited to, (1) gains and losses on early extinguishment of Indebtedness, (2) severance and other restructuring charges, (3) transaction costs of acquisitions, dispositions, capital markets offerings, debt financings and amendments thereto not permitted to be capitalized pursuant to GAAP (including, without limitation, any portion of the purchase price payable with respect to an acquisition that is not permitted to be capitalized pursuant to GAAP), (4) impairment losses, and (5) equity based, non-cash compensation.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).
“Eligible Ground Lease” means a ground lease that (a) has a minimum remaining term of thirty (30) years, including tenant controlled options, as of any date of determination, (b) has customary notice rights, default cure rights, bankruptcy new lease rights and other customary provisions for the benefit of a leasehold mortgagee or has equivalent protection for a leasehold permanent mortgagee by a subordination to such leasehold permanent mortgagee of the landlord's fee interest, and (c) is otherwise acceptable for non-recourse leasehold mortgage financing under customary prudent lending requirements.

“Eligible Project” means a Project (a) which is free of all title defects, except for Permitted Defects, and material structural defects, and (b) which is free of Hazardous Materials except as would not materially affect the value of such Project.
“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, agreements or governmental restrictions relating to pollution or the protection of the Environment or of human health (to the extent related to exposure to Hazardous Materials), including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Hazardous Materials.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the presence, generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section

4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; or (i) a failure by any Loan Party or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by any Loan Party or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro” and “EUR” mean the single currency of the Participating Member States.
“Euro Tranche Lender” means an Alternative Currency Tranche Lender with an Alternative Currency Tranche Commitment that includes Euro.
“Eurocurrency Bid Margin” means the margin above or below the Eurocurrency Rate to be added to or subtracted from the Eurocurrency Rate, which margin shall be expressed in multiples of 1/100th of one basis point.
“Eurocurrency Margin Bid Loan” means a Competitive Loan that bears interest at a rate based upon the Eurocurrency Rate.
“Eurocurrency Rate” means:
(a)    With respect to any Credit Extension for any Interest Period:
(i)    denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other page or commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of the applicable Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;
(ii)    denominated in Canadian dollars, the rate per annum equal to the Canadian Dealer Offered Rate, or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other page or commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period;
(iii)    denominated in Australian dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate, or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other page or commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the Rate Determination Date with a term equivalent to such Interest Period;
(iv)    denominated in Swedish Krona, the rate per annum equal to the Stockholm Interbank Offered Rate, or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other page or commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m. (Stockholm, Sweden time) on the Rate Determination Date with a term equivalent to such Interest Period;
(v)    denominated in Danish Krone, the rate per annum equal to the Copenhagen Interbank Offered Rate, or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other page or commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m. (Copenhagen, Denmark time) on the Rate Determination Date with a term equivalent to such Interest Period;
(vi)    denominated in Norwegian Krone, the rate per annum equal to the Norwegian Interbank Offered Rate, or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other page or commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 12:00 noon CET, 11:00 a.m. GMT (Oslo, Norway time) on the Rate Determination Date with a term equivalent to such Interest Period;
(vii)    denominated in Mexican Pesos, the rate per annum equal to the Interbanking Equilibrium Interest Rate, or a comparable or successor rate which rate is approved by the Administrative Agent, as published by Banco de Mexico in the Federation’s Official Gazette (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 2:00 p.m. (Mexico City, Mexico time) on the Rate Determination Date with a term equivalent to such Interest Period; and
(viii)    denominated in a Non-LIBOR Quoted Currency other than those currencies listed above, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders and, if applicable, one or more L/C Issuers pursuant to Section 1.08; and
(b)    for any rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;
provided that to the extent a comparable or successor rate is approved by the Administrative Agent and in connection with any rate set forth in this definition, the approved rate shall be applied to the applicable Interest Period in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied to the applicable Interest Period in a manner as otherwise reasonably determined by the Administrative Agent; and if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of the Loan Documents.
“Eurocurrency Rate Committed Loan” means a Eurocurrency Rate Loan other than a Eurocurrency Margin Bid Loan.
“Eurocurrency Rate Loan” means a Revolving Credit Loan, a Delayed Draw Term Loan or a Term Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate.” Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Parent Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any Taxes imposed under, or as a result of the failure of such Recipient to satisfy the applicable requirements under, FATCA.
“Existing Letter of Credit” means a “Letter of Credit” issued pursuant to the terms of, and as defined in, the Original Credit Agreement and outstanding on the Closing Date and described on Schedule 1.01(B).

“Existing Swing Line Loans” means the “Swing Line Loans” made pursuant to the terms of, and as defined in, the Original Credit Agreement and outstanding on the Closing Date immediately prior to the effectiveness of this Agreement.
“Existing Term Loans” means, collectively, the “Term Loans” and “Delayed Draw Term Loans” made pursuant to the terms of, and as defined in, the Original Credit Agreement and outstanding on the Closing Date immediately prior to the effectiveness of this Agreement.
“Facility” means the Term Facility, the Delayed Draw Term Facility or the Revolving Credit Facility, as the context may require.
“Facility Fee” has the meaning specified in Section 2.10(a).
“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by an officer of the Parent Borrower acting in good faith and shall be evidenced by an Officer’s Certificate. The Fair Market Value of any readily marketable securities shall be the number of such securities multiplied by the average Market Price per share or per unit of such securities during the five consecutive trading days immediately preceding the date of determination. The “Market Price” of any security on any trading day shall mean, with respect to any security which is listed on a national securities exchange, the last sale price regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such exchange, on the principal national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, the last sale price, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported on the National Association of Securities Dealers Automated Quotation/National Market System, or if such security is not so designated as a national market systems security, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers or similar organization if the National Association of Securities Dealers is no longer reporting such information. With respect to operating partnership units of any REIT, such operating partnership units shall in no event have a value greater than the value of the number of shares of the REIT into which such operating partnership units are then convertible.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements implementing the foregoing (together with any law implementing such agreements).

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of the Loan Documents.
“Fee Letter” means, collectively, the letter agreement, dated December 11, 2019, among the Company, the Administrative Agent and the Bookrunners and the letter agreement, dated January 17, 2020, among the Company, Wells Fargo Securities, LLC and Wells Fargo Bank.
“Fitch” means Fitch, Inc. and any successor thereto.
“Fixed Charges” means, with respect to any period, the sum of (a) Interest Expense for such period plus (b) the aggregate of all scheduled principal payments on Total Outstanding Indebtedness according to GAAP made or required to be made during such period by the Company and its Subsidiaries (but excluding balloon payments of principal due upon the stated maturity of any Indebtedness) plus (c) the aggregate of all dividends payable on the Company's or any of its consolidated Subsidiaries' preferred equity interests (if any) plus (d) the Company’s and its Subsidiaries’ allocable share of amounts of the type described in clauses (a) and (b) above in respect of Joint Ventures.
“Foreign Lender” means, with respect to any Borrower, (a) if such Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if such Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Obligor” means a Loan Party that is a Foreign Subsidiary.
“Foreign Subsidiary” means any Subsidiary of the Company that is organized under the laws of a jurisdiction other than the United States, a state thereof or the District of Columbia.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Tranche Percentage of each Swing Line Loan other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guaranteed Obligations” has the meaning specified in Section 10.01.
“Guarantor Release Notice” has the meaning specified in Section 10.10(b).
“Guarantors” means, collectively, (a) each Subsidiary Guarantor, (b) with respect to Obligations owing by any Designated Borrower, the Parent Borrower and each Designated Borrower that is a Domestic Wholly-Owned Subsidiary and (c) at any time on and after the Assumption Date that the Company is required to Guarantee the Obligations in accordance with Section 6.12 or Section 11.25, the Company.
“Guaranty” means the Guaranty made by the Guarantors under Article X in favor of the Creditor Parties.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances or wastes, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.
“Honor Date” has the meaning specified in Section 2.04(c)(i).
“HMRC DT Treaty Passport” means a passport granted by H.M. Revenue & Customs under the H.M. Revenue & Customs Double Taxation Treaty Passport Scheme.
“Impacted Loans” has the meaning specified in Section 3.03.
“Increase Effective Date” has the meaning specified in Section 2.16(b).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    the maximum amount of all direct or contingent obligations of such Person in respect of letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements) to the extent such instruments or agreements support financial, rather than performance, obligations;
(c)    the aggregate net obligations, if any, of such Person under all Swap Contracts, taken as a whole; provided, that if the aggregate net amount of such obligations is less than $0, the amount of such Person’s Indebtedness under this clause (c) shall be $0;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)    all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest (i) in such Person or any warrant, right or option to acquire such Equity Interest or (ii) in any other Person or any warrant, right or option to acquire such Equity Interest, in each case valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.
“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 11.04(b).
“Information” has the meaning specified in Section 11.07.
“Interest Expense” means, for any period, an amount equal to (a) interest expense (including capitalized interest expense) of the Company and its Subsidiaries during such period, plus (b) the portion of the interest expense of Joint Ventures allocable to the Company and its Subsidiaries in accordance with GAAP on account of ownership of an interest in a Joint Venture during such period minus (c) extraordinary interest expense related to debt prepayments or defeasance of loans minus (d) amortization of deferred costs associated with new financings or refinancings of existing Indebtedness minus (e) capitalized interest expense related to Real Property under construction minus (f) any fees related to the Facilities.
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, a LIBOR Floating Rate Loan or a Swing Line Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, any LIBOR Floating Rate Loan or any Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date.
“Interest Period” means, (a) as to each Eurocurrency Rate Loan other than a Eurocurrency Margin Bid Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter (in each case, subject to availability), as selected by the Parent Borrower in its Loan Notice, (b)  as to each Eurocurrency Margin Bid Loan, the period commencing on the date such Eurocurrency Margin Bid Loan is disbursed and ending on the date one week, two weeks, one month, two months, three months, four months or six months thereafter, as selected by the Parent Borrower in its Competitive Bid Request, and (c) as to each Absolute Rate Loan, a period of not less than 7 days and not more than 180 days as selected by the Parent Borrower in its Competitive Bid Request; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;
(c)    no Interest Period shall extend beyond the Maturity Date;
(d)    with respect to any Eurocurrency Rate Loan denominated in Mexican Pesos, only Interest Periods of one month (28 days), three months (91 days) and six months (182 days) will be available; and
(e)    in order to consolidate two (2) or more Eurocurrency Rate Loans, to facilitate an increase of the Facilities pursuant to Section 2.16 and in such other circumstances as the Lenders may agree, the Interest Period for Eurocurrency Rate Loans may be such period that is shorter than one (1) month as the Lenders may agree.
For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and, in the case of a Revolving Credit Loan, Delayed Draw Term Loan or Term Loan, thereafter shall be the effective date of the most recent conversion or continuation of such Loan.
“Intermediate Holding Company” means, other than the OpCo GP, a Subsidiary of the Company that owns, directly or indirectly, an Equity Interest in the OpCo.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person or (d) the purchase, acquisition or other investment in any real property or real property-related assets

(including, without limitation, mortgage loans and other real estate-related debt investments, investments in land holdings, and costs to construct real property assets under development). For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Investment Grade Credit Rating” means, with respect to any Person, receipt by such Person of a Debt Rating of BBB- or higher by S&P or Fitch, or Baa3 or higher by Moody’s.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the Parent Borrower (or any Subsidiary thereof) or in favor of an L/C Issuer and relating to such Letter of Credit.
“Joint Venture” means a partnership, limited liability company, joint venture (including a tenancy in common ownership pursuant to a written agreement providing for substantially the same rights and obligations relating to such property that would be in a joint venture agreement), or corporation which is not wholly-owned by the Company (or one of its Subsidiaries).
“Joint Venture EBITDA” means, for any period, EBITDA from a Joint Venture, calculated as revenue allocated to the Company and its Subsidiaries based on such Person’s ownership interest in such Joint Venture, minus 2% of such revenue.
“JPMorgan Chase” means JPMorgan Chase Bank, N.A. and its successors.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Dollar Tranche Percentage. All L/C Advances shall be denominated in Dollars.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Draw Notice” has the meaning specified in Section 2.04(c)(i).
“L/C Issuer” means each of Bank of America, JPMorgan Chase and Wells Fargo Bank in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder; provided that for so long as any Existing Letter of Credit remains outstanding hereunder, the issuer of such Existing Letter of Credit shall continue to be the L/C Issuer with respect to such Existing Letter of Credit.
“L/C Obligations” means, at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06 and Section 1.07. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“L/C Reimbursement Date” has the meaning specified in Section 2.04(c)(i).
“Lease” means a lease, license, concession agreement or other agreement providing for the use or occupancy of any portion of any Project, including all amendments, supplements, modifications and assignments thereof and all side letters or side agreements relating thereto.
“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Parent Borrower and the Administrative Agent which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letters of Credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by an L/C Issuer.
“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.04(h).

“Letter of Credit Sublimit” means, at any time, the lesser of (a) $50,000,000 and (b) the Aggregate Dollar Tranche Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Leverage Ratio” as of any date means the ratio, expressed as a percentage, of Total Outstanding Indebtedness as of such date to Total Value as of such date.
“LIBOR” has the meaning specified in the definition of Eurocurrency Rate.
“LIBOR Daily Floating Rate” means, for any day, a fluctuating rate of interest per annum equal to LIBOR as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time), at approximately 11:00 a.m., London time, two (2) London Banking Days prior to such day, for Dollar deposits with a term of one (1) month commencing that day; provided that if the LIBOR Daily Floating Rate shall be less than zero, such rate shall be deemed zero for purposes of the Loan Documents.
“LIBOR Floating Rate Loan” means a Loan that bears interest at a rate based on the LIBOR Daily Floating Rate. All LIBOR Floating Rate Loans shall be denominated in Dollars.
“LIBOR Quoted Currency” means each of the following currencies: Dollars, Euro, Sterling, Yen and Swiss Franc; in each case as long as there is a published LIBOR rate with respect thereto.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Term Loan, a Delayed Draw Term Loan, a Revolving Credit Loan, a Competitive Loan or a Swing Line Loan.
“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Fee Letter, (e) each Issuer Document, (f) each Designated Borrower Request and Assumption Agreement, (g) the OpCo Assumption Agreement, (h) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.17 and (i) each other agreement, instrument, and document heretofore, now or hereafter delivered in connection with this Agreement or evidencing, securing, guaranteeing, or otherwise relating to any of the Obligations or any other aspect of the transactions contemplated by this Agreement.
“Loan Notice” means a notice of (a) a Term Borrowing, (b) a Delayed Draw Term Borrowing, (c) a Revolving Credit Borrowing, (d) a conversion of Loans from one Type to another, or (e) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent

(including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Parent Borrower.
“Loan Parties” means, collectively, each Borrower, the Company and each Guarantor.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.
“Managed Programs” means an investment vehicle funded, in whole or in part, with third party capital (including without limitation, a fund, REIT, partnership or BDC), in each case, managed or advised by the Company or a Subsidiary thereof and listed on Schedule 1.01(A) (as updated from time to time by the Parent Borrower).
“Management Contract” means a management contract or advisory agreement under which the Company or one of its Subsidiaries provides management and advisory services to a third party (including Managed Programs), consisting of management of properties or provision of advisory services on property acquisition and dispositions, equity and debt placements and related transactional matters.
“Marketable Securities” means (a) short term marketable securities, issued by any entity (other than the Company or an Affiliate of the Company) organized and existing under the laws of the United States of America, with a long term unsecured indebtedness rating with Moody’s or S&P of Baa2/BBB or better, respectively, and (b) in the case of any Subsidiary of the Company other than a Domestic Subsidiary thereof, local short term marketable securities comparable to those described in clause (a) of this definition.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, financial condition or results of operations of the Company and the Subsidiaries taken as a whole or (b) the validity or enforceability of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders under the Loan Documents.
“Material Indebtedness” means Indebtedness (other than the Loans, Letters of Credit and Nonrecourse Indebtedness) or obligations in respect of one or more Swap Contracts, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary thereof in respect of any Swap Contract at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Contract were terminated at such time.
“Material Subsidiary” means, at any date of determination, each Subsidiary or group of Subsidiaries of the Company (a) whose contribution to Total Value at the last day of the most recent fiscal period for which a Compliance Certificate was delivered pursuant to Section 6.02(a) was equal to or greater than 5% of Total Value at such date (it being understood that such calculations shall be determined in the aggregate for all Subsidiaries of the Company subject to any of the events specified in clause (f) and (g) of Section 8.01), (b) the OpCo GP and (c) each Intermediate Holding Company.
“Maturity Date” means the fifth anniversary of the Closing Date; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Net Asset Value” means the value of a security determined on a net asset value basis by an officer of the Parent Borrower in good faith and evidenced by an Officer’s Certificate, which determination shall be based on an appraisal of an independent third-party appraiser regularly engaged in the valuation of securities of the same type as the securities being valued.
“Net Income (Loss)” means, for any Person for any period, the aggregate of net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.
“Net Operating Income” means, with respect to any Property at any time and without duplication, an amount equal to the difference (if positive) between (a) the aggregate gross revenues from the operation of such Property from tenants paying rent (including proceeds from rent loss insurance) during the then most recently ended fiscal quarter of the Company for which financial statements have been provided to the Administrative Agent and the Lenders, and (b) the sum of (i) all expenses and other proper charges incurred by the Company or one or more Subsidiaries of the Company (or by any Joint Venture in which the Company, directly or indirectly, owns an interest) during such fiscal quarter in connection with the operation of such Property (including accruals for real estate taxes and insurance, but excluding debt service charges, income taxes, depreciation, amortization and other non-cash expenses), which expenses and accruals shall be calculated in accordance with GAAP and (ii) a management, advisory or similar fee in an amount equal to the greater of (x) one percent (1.00%) of the net lease rental payments payable in respect of such Property during such fiscal quarter and (y) actual management, advisory or similar fees paid in cash during such fiscal quarter. Notwithstanding the foregoing, the Net Operating Income with respect to any Property that has not at the time of determination been owned by the Company or one or more Subsidiaries of the Company (or by any Joint Venture in which the Company, directly or indirectly, owns an interest) for an entire fiscal quarter shall be deemed to be the Projected Property NOI of such Property.
“New Lender Joinder Agreement” has the meaning specified in Section 2.16(a).
“New Term Facility” has the meaning specified in Section 2.16(a).

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders, all Lenders of a Facility or all affected Lenders in accordance with the terms of Section 11.01 and (ii) has been approved by the Required Lenders, the Required Term Lenders, the Required Delayed Draw Term Lenders or the Required Revolving Lenders, as applicable.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency.
“Nonrecourse Carveouts” means the personal liability of an obligor under Indebtedness for fraud, misrepresentation, misapplication or misappropriation of cash, waste, environmental liability, bankruptcy filing or any other circumstances customarily excluded from non-recourse provisions and non-recourse financing of real estate.
“Nonrecourse Indebtedness” of any Person means all Indebtedness of such Person with respect to which recourse for payment is limited to specific assets encumbered by a Lien securing such Indebtedness (other than Nonrecourse Carveouts); provided, that if in connection therewith a personal recourse claim is established by judgment decree or award by any court of competent jurisdiction or arbitrator of competent jurisdiction and execution or enforcement thereof shall not be effectively stayed for 30 consecutive days and such Indebtedness shall not be paid or otherwise satisfied within such 30 day period, then such Indebtedness in an amount equal to the personal recourse claim established by judgment or award shall not constitute Nonrecourse Indebtedness for purposes of this Agreement.
“Note” means a Term Note, a Delayed Draw Term Note, a Revolving Credit Note or a Competitive Loan Note, as the context may require.
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit M or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Parent Borrower.
“Obligations” means, collectively, all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Officer’s Certificate” means a certificate signed by a Responsible Officer of the Parent Borrower or by such other officer as may be specified herein, and delivered to the Administrative Agent hereunder.
“OpCo” has the meaning specified in Section 11.25.
“OpCo GP” has the meaning specified in the definition of "Change of Control".
“OpCo Assumption Agreement” has the meaning specified in Section 11.25.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Original Credit Agreement” has the meaning specified in the preliminary statements hereto.
“Original Note” means a Note (as defined in the Original Credit Agreement).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means any and all present or future stamp, court, documentary, intangible, recording, filing, or any other excise, property or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, transfer or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Sections 3.06 and 11.13).
“Outstanding Amount” means (a) with respect to Revolving Credit Loans, Alternative Currency Tranche Loans, Term Loans, Swing Line Loans and Delayed Draw Term Loans on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Credit Loans, Alternative Currency Tranche Loans, Term Loans, Swing Line Loans and Delayed Draw Term Loans, as the case may be, occurring on such date; (b) with respect to Dollar Tranche Loans and Competitive Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Dollar Tranche Loans and Competitive Loans, as the case may be, occurring on such date; and (c) with respect to any L/C Obligations on any date, the Dollar Equivalent of the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, an L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.
“Parent Borrower” means, (a) prior to the Assumption Date, the Company and (b) on and after the Assumption Date, the OpCo.
“Participant” has the meaning specified in Section 11.06(d).
“Participant Register” has the meaning specified in Section 11.06(d).
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Loan Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Defects” means, with respect to any Project:
(a)    Liens imposed by law for taxes, assessments, governmental charges or levies that are not yet due or are being contested in compliance with Section 6.04;

(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.04;
(c)    easements, zoning restrictions, rights of way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of any direct or indirect owner of such Project;
(d)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
(e)    Liens consisting of an agreement to Dispose of any property in a Disposition permitted by Section 7.05; provided that such Liens encumber only the applicable assets pending consummation of the Disposition;
(f)    (i) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not (A) interfere in any material respect with the business of the Company and its Subsidiaries, taken as a whole, or (B) secure any Indebtedness and (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by any of the direct or indirect owners of such Project); and
(g)    Liens with respect to Capitalized Leases of equipment entered into in the ordinary course of business of the Consolidated Businesses.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for taxes, assessments, governmental charges or levies that are not yet due or are being contested in compliance with Section 6.04;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.04;
(c)    pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations or to secure the performance of bids, purchases, contracts (other than for the payment of borrowed money) and surety, appeal and performance bonds;
(d)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)    easements, zoning restrictions, rights of way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of any direct or indirect owner of the affected property;
(f)    statutory and common law landlord Liens;
(g)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
(h)    Liens consisting of an agreement to Dispose of any property in a Disposition permitted by Section 7.05; provided that such Liens encumber only the applicable assets pending consummation of the Disposition;
(i)    (i) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not (A) interfere in any material respect with the business of the Company and its Subsidiaries, taken as a whole, or (B) secure any Indebtedness, and (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by any direct or indirect owner of the property subject to such terms;
(j)    (i) statutory and common law rights of set-off and other similar rights and remedies as to deposits of cash, securities, commodities and other funds in favor of banks, other depositary institutions, securities or commodities intermediaries or brokerages and (ii) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction and covering only the items being collected upon; and
(k)    Liens arising from precautionary UCC financing statements or similar filings made in respect of operating leases entered into by the Company or any of its Domestic Subsidiaries;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Loan Party or any ERISA Affiliate or any such Plan to which any Loan Party or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.02.
“Project” means any land and the structures thereon, including, without limitation, any office, industrial/manufacturing facility, educational facility, retail facility, distribution/warehouse facility, assembly or production facility, laboratory facility, hotel, day care center, self-storage facility, health care/hospital facility, restaurant, radio or TV station, broadcasting/communication facility (including any transmission facility), signage, theater, fitness facilities, parking facilities, student housing or residential facilities, any combination of any of the foregoing, or any land to be developed into any one or more of the foregoing pursuant to a written agreement with respect to such land for a transaction involving a Lease (or franchise agreement, in the case of a hotel), in each case owned, directly or indirectly, by any of the Consolidated Businesses.
“Projected Property NOI” means, with respect to any Property that has not at the time of determination been owned by one or more Subsidiaries of the Company (or by any Joint Venture in which the Company, directly or indirectly, owns an interest) for an entire fiscal quarter, the projected, pro forma Net Operating Income for such Property for such fiscal quarter as mutually agreed by the Parent Borrower and the Administrative Agent based on (i) if available, historical financial statements for such Property under prior ownership for the full fiscal quarter ended immediately prior to the date of determination or (ii) if such historical financial statements are not available, the projected aggregate gross revenues from the operation of such Property from tenants in occupancy and paying rent for the fiscal quarter during which such determination is made (calculated on a pro forma basis based on the assumption that such tenants were in occupancy and paying rent from and after the first day of such fiscal quarter through and including the last day thereof).
“Property” means any Real Property or personal property, plant, building, facility, structure, equipment, general intangible, receivable, or other asset owned or leased by any of the Consolidated Businesses or any Joint Venture in which the Company, directly or indirectly, owns an interest.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).
“Real Property” means any present and future right, title and interest (including, without limitation, any leasehold estate) in (a) any plots, pieces or parcels of land, (b) any buildings, fixtures, structures, parking areas and related facilities and amenities (including all sitework, utilities, infrastructure, paving, striping, signage, curb and gutter, landscaping and other improvements whether existing now or hereafter constructed), together with all machinery and mechanical, electrical, HVAC and plumbing systems presently located thereon and used in the operation thereof, excluding (i) any such items owned by utility service providers, (ii) any such items owned by tenants or other third parties that are not Affiliates of the Company and (iii) any items of personal property (the rights and interests described in clauses (a) and (b) above being the “Premises”), (c) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, air rights and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (d) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in, on or benefiting the Premises and (e) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (c) and (d) above.
“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Register” has the meaning specified in Section 11.06(c).
“REIT” means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856 et seq. of the Code.
“REIT Status” means, with respect to any Person, (a) the qualification of such Person as a REIT and (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 et seq. of the Code.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, advisors, auditors (including internal auditors), attorneys and representatives of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement.
“Removal Effective Date” has the meaning specified in Section 9.06(b).
“Reorganization” has the meaning specified in Section 11.25.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans, Delayed Draw Term Loans or Revolving Credit Loans, a Loan Notice, (b) with respect to a Competitive Loan, a Competitive Bid Request, (c) with respect to an L/C Credit Extension, a Letter of Credit Application, and (d) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Delayed Draw Term Lenders” means, as of any date of determination, Delayed Draw Term Lenders holding more than 50% of the Delayed Draw Term Facility on such date; provided that the portion of the Delayed Draw Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Delayed Draw Term Lenders.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) other than the Outstanding Amount of Competitive Loans and (b) aggregate unused Revolving Credit Commitments (determined without giving effect to any Competitive Loans outstanding on such date); provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the applicable L/C Issuer, as the case may be, in making such determination.
“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) other than the Outstanding Amount of Competitive Loans and (b) aggregate unused Revolving Credit Commitments (determined without giving effect to any Competitive Loans outstanding on such date); provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders; provided further that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the applicable Swing Line Lender or L/C Issuer, as the case may be, in making such determination.
“Required Term Lenders” means, as of any date of determination, Term Lenders holding more than 50% of the Term Facility on such date; provided that the portion of the Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders.
“Resignation Effective Date” has the meaning specified in Section 9.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, chief operating officer, chief accounting officer, chief financial officer, Managing Director, Executive Vice President or Senior Vice President of Capital Markets, treasurer or controller of a Loan Party or any entity authorized to act on behalf of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party or entity authorized to act on behalf of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party or entity authorized to act on behalf of such Loan Party so designated by any of the foregoing officers in a notice to the Administrative

Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party or entity authorized to act on behalf of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any equity securities or other Equity Interests of the Company or any Subsidiary thereof (except dividends payable solely in equity securities of the Company or in rights to subscribe for or purchase equity securities of the Company), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity securities or other Equity Interests, or on account of any return of capital to the Company’s stockholders, partners or members (or the equivalent Person thereof).
“Revaluation Date” means, (i) with respect to any Revolving Credit Loan, each of the following: (a) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (b) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (c) such additional dates as the Administrative Agent shall determine or, in the case of a Eurocurrency Rate Loan, the Tranche Required Lenders with respect to the Alternative Currency Tranche, shall require, (ii) with respect to any Delayed Draw Term Loan denominated in an Alternative Currency, (a) the Delayed Draw Funding Date and (b) such additional dates as the Administrative Agent or the Required Delayed Draw Term Lenders shall require, and (iii) with respect to any Letter of Credit, each of the following: (a) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (b) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (c) each date of any payment by an L/C Issuer under any Letter of Credit denominated in an Alternative Currency and (d) such additional dates as the Administrative Agent or an L/C Issuer shall determine or the Tranche Required Lenders with respect to the Dollar Tranche shall require.
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the applicable Revolving Credit Lenders pursuant to Section 2.01(b).
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its Dollar Tranche Commitment and/or Alternative Currency Tranche Commitment, as the context may require.
“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time. On the Closing Date, the Revolving Credit Facility is $1,800,000,000.
“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loan” means a Dollar Tranche Loan or an Alternative Currency Tranche Loan.
“Revolving Credit Note” means a promissory note made by a Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans and/or Swing Line Loans, as the case may be, made by such Revolving Credit Lender to such Borrower, substantially in the form of Exhibit D-2.
“Rule 144A Transaction” means a sale or issuance of notes or bonds that are exempt from registration with the SEC under Rule 144A of the Securities Act.
“S&P” means Standard & Poor’s Financial Services LLC, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“Scheduled Unavailability Date” has the meaning specified in Section 3.03(c).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“SEC Reports” has the meaning specified in Section 5.19.
“Secured Indebtedness” means any Indebtedness secured by a Lien (excluding Indebtedness arising under this Agreement).
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.
“SOFR-Based Rate” means SOFR or Term SOFR.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Solvency Certificate” means a Solvency Certificate of the chief financial officer of the Company substantially in the form of Exhibit H.
“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
“Specified Jurisdictions” means, collectively, the United States, Germany, Poland, the Netherlands, Spain, United Kingdom, France, Denmark, Finland, Canada, Norway, Austria, Japan, Sweden and Belgium.
“Spot Rate” for a currency means the rate determined by the Administrative Agent or an L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the applicable L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or such L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that such L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“Sterling Tranche Lender” means an Alternative Currency Tranche Lender with an Alternative Currency Tranche Commitment that includes Sterling.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.
“Subsidiary Guarantors” means, collectively, (a) each Intermediate Holding Company and (b) each other Subsidiary of the Company (other than Carey Financial, LLC) that (i) (A) receives fees under a Management Contract, (B) is a Wholly-Owned REIT Subsidiary or (C) owns, directly or indirectly, an Unencumbered Eligible Project or a portion thereof and (ii) is a borrower or guarantor of, or otherwise has a payment obligation in respect of, any Indebtedness of the type described in clause (a) of such definition that is not (A) owing to any of the Consolidated Businesses or (B) Secured Indebtedness (including, without limitation and for the avoidance of doubt, Indebtedness (other than Secured Indebtedness) that is incurred under or in connection with notes or bonds issued in a Rule 144A Transaction); provided that if any such Subsidiary referenced in clause (b) above is not a Domestic Wholly-Owned Subsidiary, then Subsidiary Guarantor shall mean each of the most immediate parents of such Subsidiary that are Domestic Wholly-Owned Subsidiaries of the Company (if any), and including any Domestic Wholly-Owned Subsidiary of the Company that joins as a Guarantor pursuant to Section 6.12 or otherwise, in each case, together with their successors and permitted assigns, to the extent such Domestic Wholly-Owned Subsidiary has not been released from its obligations hereunder in accordance with Section 10.10.
“Successor Rate” has the meaning specified in Section 3.03(c).
“Successor Rate Amendment” has the meaning specified in Section 3.03(c).
“Successor Rate Conforming Changes” means, with respect to any proposed Successor Rate, any conforming changes to the definition of Base Rate, LIBOR Daily Floating Rate, Daily Floating Eurocurrency Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement in consultation with the Parent Borrower).
“Supplemental Addendum” has the meaning specified in Section 1.08.
“Supplemental Currency” has the meaning specified in Section 1.08.
“Supplemental Request” has the meaning specified in Section 1.08.
“Supplemental Tranche Effective Date” has the meaning specified in Section 1.08.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.05.
“Swing Line Lender” means Bank of America, in its capacity as provider of Swing Line Loans hereunder, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.05(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which shall be substantially in the form of Exhibit C or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Parent Borrower.
“Swing Line Sublimit” means, at any time, the lesser of (a) $75,000,000 and (b) an amount equal to the then existing Aggregate Alternative Currency Tranche Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as indebtedness of such Person (without regard to accounting treatment).

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Borrowing” means a borrowing consisting of simultaneous Term Loans having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).
“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans pursuant to Section 2.01(a) and/or Section 2.16 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Term Commitment” or under such caption in the Assignment and Assumption or the New Lender Joinder Agreement pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be increased by such Term Lender pursuant to Section 2.16 or otherwise adjusted from time to time in accordance with this Agreement.
“Term Facility” means (a) on or prior to the Closing Date, the aggregate amount of the Term Commitments at such time and (b) thereafter, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time. On the Closing Date, the Term Facility is $195,345,000.00.
“Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term Loans at such time.
“Term Loan” has the meaning specified in Section 2.01(a).
“Term Note” means a promissory note made by a Borrower in favor of a Term Lender evidencing Term Loans made by such Term Lender to such Borrower, substantially in the form of Exhibit D‑1.
“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any available interest period option under the Loan Documents and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.
“Total Outstanding Indebtedness” means, as of any date, the sum, without duplication, of (a) the amount of Indebtedness (secured and unsecured and recourse or non-recourse) of the

Company and its Subsidiaries, including, without limitation, mortgage loans, outstanding balances on lines of credit and notes payable, in each case, as set forth in the then most recent Compliance Certificate delivered pursuant to Section 6.02(b) plus (b) the outstanding amount of Indebtedness of Joint Ventures allocable in accordance with GAAP on account of ownership of interests in Joint Ventures to the Company and its Subsidiaries as of the time of determination (with appropriate adjustments for minority interests) plus (c) the Contingent Obligations of the Company and its Subsidiaries in respect of Indebtedness and, to the extent allocable to the Company and its Subsidiaries in accordance with GAAP on account of ownership of interests in Joint Ventures, of the Joint Ventures in respect of Indebtedness (with appropriate adjustments for minority interests).
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans, Competitive Loans and L/C Obligations.
“Total Secured Outstanding Indebtedness” means, as of any date, the portion of Total Outstanding Indebtedness that is Secured Indebtedness.
“Total Unsecured Outstanding Indebtedness” means, as of any date, the portion of Total Outstanding Indebtedness that is not Secured Indebtedness.
“Total Value” means, as of any date, the sum, without duplication, of:
(a)    unrestricted Cash and Cash Equivalents which would be included on the Consolidated Businesses’ consolidated balance sheet as of such date including fully refundable deposits associated with any potential acquisition and unrestricted cash in respect of Section 1031 exchanges; plus
(b)    Fair Market Value of Marketable Securities; plus
(c)    in respect of Projects (excluding Projects described in clause (e), (h), (k) or (l) below) owned or ground-leased by the Company and its Subsidiaries for at least four full fiscal quarters, (i) the Net Operating Income for such Projects for the then most recently ended fiscal quarter multiplied by four, divided by (ii) the Capitalization Rate; plus
(d)    the investment (at cost without depreciation) in Projects (excluding Projects described in clause (e), (h), (k) or (l) below) owned or ground-leased by the Company or its Subsidiaries for less than four full fiscal quarters; plus
(e)    an amount equal to 50% of the book value of Property that has been vacant for less than twelve months, as adjusted in accordance with GAAP to reflect impairment charges; plus
(f)    the investment in Joint Ventures, valued according to the methodologies under clauses (c) or (d) above which is allocable to the Company or its Subsidiaries based on their ownership interests in the related Joint Ventures in accordance with GAAP; plus

(g)    investments in notes secured by mortgages on the Real Property of any Person at cost, less an amount equal to accrued amortization payments in respect thereof; plus
(h)    contractual purchase price of Projects owned or ground-leased by the Company and its Subsidiaries subject to purchase obligations, repurchase obligations, forward commitments and unfunded obligations to the extent such obligations and commitments are included in determinations of Total Outstanding Indebtedness; plus
(i)    the book value of all loans made by the Company or its Subsidiaries to Managed Programs, as adjusted in accordance with GAAP to reflect impairment charges; plus
(j)    the Net Asset Value of all investments in the securities of Managed Programs and other common and preferred equity investments published as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 (or, to the extent no such published Net Asset Value exists for a Managed Program or other common and preferred equity investments, the amount of the investment by the Company and its Subsidiaries in such Managed Program or other common and preferred equity investments (as applicable) as of the end of such fiscal quarter determined in accordance with the equity method of accounting); plus
(k)    investments in Real Property under construction which is proceeding to completion in the ordinary course (valued at the aggregate costs incurred and paid to date); provided that the amount under this clause (k) shall be limited to 10% of Total Value; plus
(l)    investments (at the lower of cost or market value) in Real Property consisting of undeveloped land.
Notwithstanding the foregoing and solely for the purposes of this definition, the sum of the aggregate investments described in clauses (f), (g) and (l) above shall not exceed 30% of Total Value with any excess over the foregoing limits being excluded from Total Value.
“Tranche” means each of the Dollar Tranche and the Alternative Currency Tranche.
“Tranche Required Lenders” means, at any time, with respect to a Tranche, Lenders under such Tranche holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) of such Tranche other than the Outstanding Amount of Competitive Loans and (b) aggregate unused Commitments of such Tranche (determined without giving effect to any Competitive Loans outstanding on such date); provided that the unused Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Tranche Required Lenders; provided further that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the applicable L/C Issuer, as the case may be, in making such determination.

“Treaty” has the meaning specified in the definition of “UK Treaty State.”
“Type” means, (a) with respect to a Competitive Loan, its character as an Absolute Rate Loan or a Eurocurrency Margin Bid Loan and (b) with respect to any other Loan, its character as a Base Rate Loan, a Eurocurrency Rate Loan, a LIBOR Floating Rate Loan or a Daily Floating Eurocurrency Rate Loan.
“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“UK Borrower DTTP Filing” means an H.M. Revenue & Customs’ Form DTTP2 duly completed and filed by a Designated UK Borrower, which contains the scheme reference number and jurisdiction of tax residence provided by a UK Treaty Lender under Section 3.01(e)(iii) and which (a) where it relates to a UK Treaty Lender that was a Lender on the date such Designated UK Borrower joined this Agreement as a Designated Borrower, is filed within 30 days of such date, or (b) where is relates to a UK Treaty Lender which becomes a Lender after the date such Designated UK Borrower joined this Agreement as a Designated Borrower, is filed within 30 days of the date on which that UK Treaty Lender becomes a Lender.
“UK CTA” means the Corporation Tax Act 2009.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK ITA” means the UK Income Tax Act 2007.
“UK Non-Bank Lender” means a Lender that is making an advance to a Designated UK Borrower and gives a UK Tax Confirmation to that Designated UK Borrower.
“UK Qualifying Lender” means:
(a) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is:
(i) a Lender:

(A) that is a bank (as defined for the purpose of section 879 of the UK ITA) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payment apart from section 18A of the UK CTA; or
(B) in respect of an advance made under a Loan Document by a Person that was a bank (as defined for the purpose of section 879 of the UK ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or
(ii) a Lender that is:
(A) a company resident in the United Kingdom for United Kingdom tax purposes;
(B) a partnership each member of which is:

i.	a company so resident in the United Kingdom; or

ii.
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA; (C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA) of that company; or

(iii) a UK Treaty Lender; or
(b) a Lender that is a building society (as defined for the purposes of section 880 of the UK ITA) making an advance under a Loan Document.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“UK Tax Confirmation” means a confirmation by a Lender that the Person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either:
(a) a company resident in the United Kingdom for United Kingdom tax purposes;
(b) a partnership each member of which is:
(i) a company so resident in the United Kingdom; or

(ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA; or
(c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA) of that company.
“UK Treaty Lender” means a Lender that
(a) is treated as a resident of a UK Treaty State for the purposes of the Treaty; and
(b) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in a Loan or Letter of Credit is effectively connected.
“UK Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.
“Unencumbered Asset Value” means, as of any date, the sum, without duplication, of:
(a)    unrestricted Cash and Cash Equivalents which would be included on the Consolidated Businesses’ consolidated balance sheet as of such date including fully refundable deposits associated with any potential acquisition and unrestricted cash in respect of Section 1031 exchanges;
(b)    in respect of Unencumbered Eligible Projects (excluding Unencumbered Eligible Projects described in clause (d) or (e) below) owned or ground-leased by the Property Borrower and its Subsidiaries for at least four full fiscal quarters, (i) the portion of Unencumbered Property NOI derived from such Unencumbered Eligible Projects for the then most recently ended fiscal quarter multiplied by four, divided by (ii) the Capitalization Rate;
(c)    the investment (at cost without depreciation) in Unencumbered Eligible Projects (excluding Unencumbered Eligible Projects described in clause (d) or (e) below) owned or ground-leased by the Company or its Subsidiaries for less than four full fiscal quarters;
(d)    an amount equal to 50% of the book value of investments made by the Company and its Subsidiaries in Unencumbered Eligible Projects consisting of properties that have been vacant for less than twelve months, as adjusted in accordance with GAAP to reflect impairment charges; and
(e)    investments in Real Property under construction which is proceeding to completion in the ordinary course (valued at the aggregate costs incurred and paid to date).

Notwithstanding the foregoing and solely for the purposes of this definition:
(A)    the sum of the aggregate investments described in clauses (d) and (e) above shall not exceed 15% of Unencumbered Asset Value, in each case, with any excess over the foregoing limits being excluded from the Unencumbered Asset Value; and
(B)    not more than 25% of the Unencumbered Asset Value at any time may be in respect of Unencumbered Eligible Projects that are not located in Specified Jurisdictions, with any excess over such limit being excluded from the Unencumbered Asset Value.
“Unencumbered Eligible Project” means an Eligible Project (a) with respect to which either (i) one or more of the Loan Parties has a direct or indirect ownership interest of 100% or a ground leasehold interest under an Eligible Ground Lease, or (ii)(A) one or more of the Loan Parties has an ownership interest (whether directly or indirectly through a Subsidiary or through an interest in a Joint Venture) of more than 25%, (B) one or more Managed Programs has all of the remaining ownership interests in such Eligible Project and (C) the Company (whether directly or through a Subsidiary or a Joint Venture Controlled by the Company) controls the management of such Project, and (b) which is not subject (nor are any equity interests therein owned by the Company and Subsidiaries thereof subject) to any Liens or preferred equity interests, except for Permitted Encumbrances and buy sell rights with respect to Joint Ventures on customary terms and conditions. As used in this definition only, the term “control” shall mean the authority, with sole discretion, to make major management decisions with respect to the applicable Project, including with respect to sale, financing, refinancing, capital improvements, leasing and the grant of Liens on such Project and to manage the day to day operations of such Project. Notwithstanding the foregoing, (x) an Eligible Project located in a Designated Jurisdiction shall not qualify as an Unencumbered Eligible Project and (y) if any Consolidated Business that directly or indirectly owns an Eligible Project or a portion thereof is a borrower or guarantor of, or otherwise incurs a payment obligation in respect of, any Indebtedness of the type described in clause (a) of such definition that is not (1) owing to any of the Consolidated Businesses or (2) Secured Indebtedness (including, without limitation and for the avoidance of doubt, Indebtedness (other than Secured Indebtedness) that is incurred under or in connection with notes or bonds issued in a Rule 144A Transaction) and is not a Guarantor, such Eligible Project shall not qualify as an Unencumbered Eligible Project.
“Unencumbered Property NOI” means the aggregate Net Operating Income from the Unencumbered Eligible Projects. Unencumbered Property NOI from Unencumbered Eligible Projects owned by Joint Ventures with Managed Programs will be calculated as the Net Operating Income from such Unencumbered Eligible Projects allocated to the Company and its Subsidiaries based on their ownership interest in such Joint Venture.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.04(c)(i).
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).
“Wells Fargo Bank” means Wells Fargo Bank, N.A. and its successors.
“Wholly-Owned REIT Subsidiary” means any REIT in which the Company or the Parent Borrower owns, directly or indirectly, 100% of the voting equity thereof.
“Wholly-Owned Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity all of the Equity Interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person. For purposes hereof, so long as the Parent Borrower remains a Subsidiary of the Company, the Parent Borrower and its Wholly-Owned Subsidiaries shall be deemed to be Wholly-Owned Subsidiaries of the Company.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yen” and “¥” mean the lawful currency of Japan.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules

to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)    Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
1.03    Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Consolidated Businesses shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(a)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Parent Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Parent Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Parent Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(b)    Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
(c)    Pro Forma Calculation. With respect to any reference herein to determining compliance with Section 7.11 on a pro forma basis after giving effect to a transaction or other event, such determination or compliance shall be calculated as though such transaction or other event had been consummated or made as of the first day of the four fiscal quarter period most recently ended for which financial information pursuant to Section 6.01(a) or (b) has been delivered to the Administrative Agent and the Lenders, and on the basis of such financial information.
1.04    Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.06    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.07    Exchange Rates; Currency Equivalents. (a) The Administrative Agent or the Alternative Currency L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalents of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent as so determined by the Administrative Agent or the Alternative Currency L/C Issuer, as applicable.
(a)    Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or a Daily Floating Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate

Loan, Daily Floating Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Alternative Currency L/C Issuer, as the case may be.
(b)    The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate”, “Daily Floating Eurocurrency Rate”, “LIBOR Daily Floating Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rates (including, without limitation, any Successor Rate) or the effect of any of the foregoing, or of any Successor Rate Conforming Changes.
1.08    Additional Alternative Currencies. (a) The Parent Borrower may from time to time request (each, a “Supplemental Request”) that the Alternative Currency Tranche Lenders provide one or more commitments for Eurocurrency Rate Loans to be made and/or that Letters of Credit to be issued in a currency (each, a “Supplemental Currency”) other than those specifically listed in the definition of “Alternative Currency” at the time such request is made; provided that the requested Supplemental Currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. Each Supplemental Request shall be (i) subject to the approval of the Administrative Agent and, in the case of a Supplemental Request with respect to the issuance of Letters of Credit, shall be subject to the approval of the Alternative Currency L/C Issuer and (ii) made in writing to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date that the desired commitment in such Supplemental Currency would take effect (or such other time or date as may be agreed by the Administrative Agent and, in the case of a Supplemental Request pertaining to Letters of Credit, the Alternative Currency L/C Issuer, in its or their sole discretion) in substantially the form of Exhibit J (a “Supplemental Addendum”) and shall set forth the proposed Supplemental Currency and the other matters set forth on the form of Supplemental Addendum.
(b)    The Administrative Agent shall promptly notify each Alternative Currency Tranche Lender following its receipt of a Supplemental Request; and in the case of a Supplemental Request pertaining to Letters of Credit, the Administrative Agent shall also promptly notify the Alternative Currency L/C Issuer thereof.
(c)    No Alternative Currency Tranche Lender shall be obligated to provide a commitment in a Supplemental Currency. Each Alternative Currency Tranche Lender that agrees to provide a commitment in a Supplemental Currency (each, an “Authorizing Lender”) shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such Supplemental Request whether it agrees to provide a commitment for Eurocurrency Rate Loans in the applicable Supplemental Currency. Any Alternative Currency Tranche Lender that has failed to respond to such request within the time period specified in the preceding sentence shall be deemed to have declined to provide a commitment in the applicable Supplemental Currency.
(d)    If the Administrative Agent and, if applicable, the Alternative Currency L/C Issuer, consent to a Supplemental Request, and one or more Alternative Currency Tranche Lenders agree to provide a commitment in the applicable Supplemental Currency, the Administrative Agent shall so notify the Parent Borrower, and the Administrative Agent and the Parent Borrower shall determine the date such commitment shall become effective (the “Supplemental Tranche Effective Date”), and any other terms relating thereto. The Administrative Agent shall promptly distribute a revised Schedule 2.01 to each Revolving Credit Lender reflecting such new commitment and notify each Revolving Credit Lender of the Supplemental Tranche Effective Date. For the avoidance of doubt, from and after the Supplemental Tranche Effective Date with respect to any Supplemental Currency, all references in this Agreement to Alternative Currency or Alternative Currencies shall be deemed, unless the context otherwise requires, to include a reference to such Supplemental Currency. If the Administrative Agent shall fail to obtain any requisite consent to a Supplemental Request or no Alternative Currency Tranche Lender agrees to provide a commitment in the applicable Supplemental Currency, the Administrative Agent shall promptly so notify the Parent Borrower.
(e)    As a condition precedent to the addition of a commitment in a Supplemental Currency to this Agreement: (i) each applicable Authorizing Lender must be able to make Revolving Credit Loans in the Supplemental Currency in accordance with applicable laws and regulations, (ii) each applicable Authorizing Lender providing a commitment in the Supplemental Currency and the Administrative Agent, and the Alternative Currency L/C Issuer if its consent to the addition of such commitment is required, must execute the requested Supplemental Addendum, (iii) the Parent Borrower and each other Loan Party must execute the Supplemental Addendum and (iv) any other documents or certificates that shall be reasonably requested by the Administrative Agent in connection with the addition of such commitment shall have been delivered to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.
(f)    In connection with the addition of a commitment in a Supplemental Currency, the Administrative Agent, the Parent Borrower and the Alternative Currency L/C Issuer and Authorizing Lenders with such commitments may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Parent Borrower, to implement the provisions of this Section, a copy of which shall be made available to each Lender.
(g)    This Section shall supersede any provisions in Section 11.01 to the contrary to the extent necessary to give effect to this Section 1.08.
1.09    Change of Currency. (a) Each obligation of any Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro, and the Administrative Agent shall provide three (3) Business Days prior notice to the Parent Borrower and the Lenders of any such changes of construction prior to application thereof to any provision of this Agreement.
(c)    Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    The Loans. (a)  The Term Borrowing.
(i)    Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make one or more loans (each such loan, a “Term Loan”) to the Parent Borrower each in Euro or Sterling on the Closing Date, in an aggregate amount not to exceed such Term Lender’s Term Commitment. Each Term Borrowing on the Closing Date shall consist of Term Loans made simultaneously by the Term Lenders in the same currency in accordance with their respective Applicable Percentages of the Term Facility. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans shall only be Eurocurrency Rate Loans, in each case as further provided herein.
(ii)    If the Term Loans are to be made in more than one currency, then on the Closing Date each Term Lender’s Term Commitment and the Term Facility shall be allocated by the Administrative Agent into tranches to reflect the Term Loans made by such Term Lender in each currency and the Administrative Agent shall restate Schedule 2.01 to reflect the Term Commitments and the Term Facility as so tranched (which restated schedule the Administrative Agent will make available to the Lenders and the Parent Borrower). The Administrative Agent and the Parent Borrower may, without the consent of any Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Parent Borrower, to reflect any tranching of the Term Facility as contemplated above.
(b)    The Revolving Credit Borrowings.
(i)    Dollar Tranche Loans. Subject to the terms and conditions set forth herein, each Dollar Tranche Lender severally agrees to make loans (each such loan, a “Dollar

Tranche Loan”) to the Parent Borrower and any Domestic Designated Borrower in Dollars from time to time, on any Business Day during the Availability Period, in an aggregate amount as to all Borrowers not to exceed at any time outstanding the amount of such Revolving Credit Lender’s Dollar Tranche Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing under this Section 2.01(b)(i), (w) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, (x) the Outstanding Amount of Dollar Tranche Loans plus the Outstanding Amount of all L/C Obligations, plus the Outstanding Amount of all Swing Line Loans shall not exceed the Aggregate Dollar Tranche Commitments, (y) the Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Dollar Tranche Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Dollar Tranche Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment and (z) the Outstanding Amount of the Dollar Tranche Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Dollar Tranche Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Dollar Tranche Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Dollar Tranche Commitment. Within the limits of each Revolving Credit Lender’s Dollar Tranche Commitment, and subject to the other terms and conditions hereof, each Borrower may borrow under this Section 2.01(b)(i), prepay under Section 2.06, and reborrow under this Section 2.01(b)(i). Dollar Tranche Loans may be Base Rate Loans, LIBOR Floating Rate Loans or Eurocurrency Rate Loans, as further provided herein.
(ii)    Alternative Currency Tranche Loans. Subject to the terms and conditions set forth herein, each Alternative Currency Tranche Lender severally agrees to make loans (each such loan, an “Alternative Currency Tranche Loan”) to the Parent Borrower and any Designated Borrower in Dollars or in an Alternative Currency for which such Alternative Currency Tranche Lender has an Alternative Currency Tranche Commitment from time to time, on any Business Day during the Availability Period, in an aggregate amount as to all Borrowers not to exceed at any time outstanding the amount of such Revolving Credit Lender’s Alternative Currency Tranche Commitment or, with respect to any single Alternative Currency, not to exceed the maximum amount (if any) that such Revolving Credit Lender has committed to provide with respect to such Alternative Currency as part of its Alternative Currency Tranche Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing under this Section 2.01(b)(ii), (w) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, (x) the Outstanding Amount of Alternative Currency Tranche Loans shall not exceed the Aggregate Alternative Currency Tranche Commitments, (y) the Outstanding Amount of all Revolving Credit Loans (including Swing Line Loans) denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit and (z) the Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Dollar Tranche Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Dollar Tranche Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such

Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Alternative Currency Tranche Commitment, and subject to the other terms and conditions hereof, each Borrower may borrow under this Section 2.01(b)(ii), prepay under Section 2.06, and reborrow under this Section 2.01(b)(ii). Alternative Currency Tranche Loans in Dollars may be Base Rate Loans, LIBOR Floating Rate Loans or Eurocurrency Rate Loans and Alternative Currency Tranche Loans in currencies other than Dollars shall only be Eurocurrency Rate Loans, in each case as further provided herein.
(iii)    Selection of Tranches. A Borrower may borrow from one or more Tranches as selected by the Parent Borrower in the applicable Loan Notice, but each Borrowing within a Tranche shall be made in a currency permitted under such Tranche of the same Type made simultaneously by all Revolving Credit Lenders with a Commitment with respect to such Tranche and currency ratably according to their Commitments with respect to such Tranche and currency.
(c)    The Delayed Draw Term Borrowing.
(i)    Subject to the terms and conditions set forth herein, each Delayed Draw Term Lender severally agrees to make one or more loans (each such loan, a “Delayed Draw Term Loan”) to the Parent Borrower or any Designated Borrower each in Dollars, Euro or Sterling on any single Business Day (the “Delayed Draw Funding Date”) on or prior to the Delayed Draw Termination Date, in an aggregate amount not to exceed such Delayed Draw Term Lender’s Delayed Draw Term Commitment. Each Delayed Draw Term Borrowing on the Delayed Draw Funding Date shall consist of Delayed Draw Term Loans made simultaneously by the Delayed Draw Term Lenders in the same currency in accordance with their respective Applicable Percentages of the Delayed Draw Term Facility. Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed. Delayed Draw Term Loans in Dollars may be Base Rate Loans, Eurocurrency Rate Loans or LIBOR Floating Rate Loans, and Delayed Draw Term Loans in Euro or Sterling shall only be Eurocurrency Rate Loans, in each case as further provided herein.
(ii)    If the Delayed Draw Term Loans are to be made in more than one currency, then on the Delayed Draw Funding Date each Delayed Draw Term Lender’s Delayed Draw Term Commitment and the Delayed Draw Term Facility shall be allocated by the Administrative Agent into tranches to reflect the Delayed Draw Term Loans made by such Delayed Draw Term Lender in each currency and the Administrative Agent shall restate Schedule 2.01 to reflect the Delayed Draw Term Commitments and the Delayed Draw Term Facility as so tranched (which restated schedule the Administrative Agent will make available to the Lenders and the Parent Borrower). The Administrative Agent and the Parent Borrower may, without the consent of any Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Parent Borrower, to reflect any tranching of the Delayed Draw Term Facility as contemplated above.

2.02    Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Delayed Draw Term Borrowing, each Revolving Credit Borrowing, each conversion of Delayed Draw Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Committed Loans shall be made upon the Parent Borrower’s (on its own behalf and on behalf of any Designated Borrower) irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Loan Notice; provided that any telephone notice must be confirmed promptly by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Committed Loans denominated in Dollars or of any conversion of Eurocurrency Rate Committed Loans denominated in Dollars to Base Rate Loans, (ii) three Business Days (or four Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Committed Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.04(c) and 2.05(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice shall specify (i) whether the Parent Borrower is requesting a Term Borrowing, a Delayed Draw Term Borrowing, a Revolving Credit Borrowing, a conversion of Delayed Draw Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Committed Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Delayed Draw Term Loans or Revolving Credit Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the Tranche and currency of any Revolving Credit Loans requested to be borrowed or continued, (vii) the currency of any Delayed Draw Term Loans requested to be borrowed or continued and (viii) the name of the Borrower (which shall be the Parent Borrower or a permitted Designated Borrower). If the Parent Borrower fails to specify a currency in a Loan Notice requesting a Revolving Credit Borrowing or Delayed Draw Term Borrowing, then the Loan so requested shall be made in Dollars. If the Parent Borrower fails to specify a Tranche in a Loan Notice requesting a Revolving Credit Borrowing, then the Loan Notice shall be deemed to be a request for a Borrowing under the Dollar Tranche if the request is for a Borrowing in Dollars and the Alternative Currency Tranche if the request is for a Borrowing in an Alternative Currency. If the Parent Borrower fails to specify a Type of Loan in a Loan Notice or if the Parent Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Committed Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Committed Loans. If the Parent Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Committed Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency or in a different Tranche, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency or reborrowed in a different Tranche to the extent permitted herein. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurocurrency Rate Loan and a Term Loan may not be converted to a Base Rate Loan.
(b)    Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount (and currency) of its Applicable Percentage under the applicable Facility (and Applicable Tranche Percentage in the case of Revolving Credit Loans) of the applicable Term Loans, Delayed Draw Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Parent Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in a currency other than Dollars, in the case described in Section 2.02(a). In the case of a Term Borrowing, a Delayed Draw Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Parent Borrower or the applicable Designated Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Parent Borrower; provided, however, that if, on the date a Loan Notice with respect to a Revolving Credit Borrowing denominated in Dollars is given by the Parent Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the applicable Borrower as provided above.
(c)    Except as otherwise provided herein, a Eurocurrency Rate Committed Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Committed Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Committed Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Revolving Lenders may demand that any or all of the then outstanding Eurocurrency Rate Committed Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.
(d)    The Administrative Agent shall promptly notify the Parent Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate.
(e)    After giving effect to all Term Borrowings and all continuations of Term Loans, there shall not be more than five Interest Periods in effect in respect of the Term Facility.

After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than 15 Interest Periods in effect in respect of the Revolving Credit Facility. After giving effect to all Delayed Draw Term Borrowings, all conversions of Delayed Draw Term Loans from one Type to the other, and all continuations of Delayed Draw Term Loans as the same Type, there shall not be more than five Interest Periods in effect in respect of the Delayed Draw Term Facility.
2.03    Competitive Loans. (a) General. Subject to the terms and conditions set forth herein, as long as the Company maintains at least two Investment Grade Credit Ratings from S&P, Moody’s or Fitch each Lender agrees that the Parent Borrower may from time to time prior to the Maturity Date request the Lenders to submit offers to make loans in Dollars (each such loan, a “Competitive Loan”) to the Parent Borrower and any Designated Borrower pursuant to this Section 2.03; provided, however, that after giving effect to any Competitive Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (ii) the Outstanding Amount of all Competitive Loans shall not exceed the Competitive Loan Sublimit. There shall not be more than five different Interest Periods in effect with respect to Competitive Loans at any time. Notwithstanding anything to the contrary contained herein, only a Revolving Credit Lender may make a Competitive Loan.
(b)    Requesting Competitive Bids. The Parent Borrower (on its own behalf and on behalf of any Designated Borrower) may request the submission of Competitive Bids by delivering a Competitive Bid Request to the Administrative Agent not later than 11:00 a.m. (i) one Business Day prior to the requested date of any Competitive Borrowing that is to consist of Absolute Rate Loans or (ii) three Business Days prior to the requested date of any Competitive Borrowing that is to consist of Eurocurrency Margin Bid Loans. Each Competitive Bid Request shall specify (i) the requested date of the Competitive Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of Competitive Loans requested (which must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof), (iii) the Type of Competitive Loans requested, (iv) the duration of the Interest Period with respect thereto and (v) the name of the Borrower (which shall be the Parent Borrower or a Designated Borrower), and shall be signed by a Responsible Officer of the Parent Borrower. No Competitive Bid Request shall contain a request for Competitive Loans having more than three different Interest Periods. Unless the Administrative Agent otherwise agrees in its sole discretion, the Parent Borrower may not submit a Competitive Bid Request (on its own behalf or on behalf of any Designated Borrower) if it has submitted another Competitive Bid Request within the prior five Business Days.
(c)    Submitting Competitive Bids.
(i)    The Administrative Agent shall promptly notify each Lender of each Competitive Bid Request received by it from the Parent Borrower and the contents of such Competitive Bid Request.
(ii)    Each Lender may (but shall have no obligation to) submit a Competitive Bid containing an offer to make one or more Competitive Loans in response to such Competitive Bid Request. Such Competitive Bid must be delivered to the Administrative

Agent not later than 10:30 a.m. (A) on the requested date of any Competitive Borrowing that is to consist of Absolute Rate Loans, and (B) two Business Days prior to the requested date of any Competitive Borrowing that is to consist of Eurocurrency Margin Bid Loans; provided, however, that any Competitive Bid submitted by Bank of America in its capacity as a Lender in response to any Competitive Bid Request must be submitted to the Administrative Agent not later than 10:15 a.m. on the date on which Competitive Bids are required to be delivered by the other Lenders in response to such Competitive Bid Request. Each Competitive Bid shall specify (A) the proposed date of the Competitive Borrowing; (B) the principal amount of each Competitive Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Revolving Credit Commitment of the bidding Lender, (y) must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Competitive Loans for which Competitive Bids were requested; (C) if the proposed Competitive Borrowing is to consist of Absolute Rate Bid Loans, the Absolute Rate offered for each such Bid Loan and the Interest Period applicable thereto; (D) if the proposed Competitive Borrowing is to consist of Eurocurrency Margin Bid Loans, the Eurocurrency Bid Margin with respect to each such Eurocurrency Margin Bid Loan and the Interest Period applicable thereto; and (E) the identity of the bidding Lender.
(iii)    Any Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in clause (ii) above, (B) is not substantially in the form of a Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable Bid Request, or (E) is otherwise not responsive to such Competitive Bid Request. Any Lender may correct a Competitive Bid containing a manifest error by submitting a corrected Competitive Bid (identified as such) not later than the applicable time required for submission of Competitive Bids. Any such submission of a corrected Competitive Bid shall constitute a revocation of the Competitive Bid that contained the manifest error. The Administrative Agent may, but shall not be required to, notify any Lender of any manifest error it detects in such Lender’s Competitive Bid.
(iv)    Subject only to the provisions of Sections 3.02, 3.03 and 4.02 and clause (iii) above, each Competitive Bid shall be irrevocable.
(d)    Notice to Parent Borrower of Competitive Bids. Not later than 11:00 a.m. (i) on the requested date of any Competitive Borrowing that is to consist of Absolute Rate Loans or (ii) two Business Days prior to the requested date of any Competitive Borrowing that is to consist of Eurocurrency Margin Bid Loans, the Administrative Agent shall notify the Parent Borrower of the identity of each Lender that has submitted a Competitive Bid that complies with Section 2.03(c) and of the terms of the offers contained in each such Competitive Bid.
(e)    Acceptance of Competitive Bids. Not later than 11:30 a.m. (i) on the requested date of any Competitive Borrowing that is to consist of Absolute Rate Loans and (ii) two Business Days prior to the requested date of any Competitive Borrowing that is to consist of Eurocurrency Margin Bid Loans, the Parent Borrower shall notify the Administrative Agent of its acceptance or rejection of the Competitive Bids notified to it pursuant to Section 2.03(d). The Parent Borrower shall be under no obligation to accept any Competitive Bid and may choose to reject all Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bids for each Interest Period that is accepted. The Parent Borrower may accept any Competitive Bid in whole or in part; provided that:
(i)    the aggregate principal amount of each Competitive Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;
(ii)    the principal amount of each Competitive Loan must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof;
(iii)    the acceptance of Competitive Bids may be made only on the basis of ascending Absolute Rates or Eurocurrency Bid Margins within each Interest Period; and
(iv)    the Parent Borrower may not accept any Competitive Bid that is described in Section 2.03(c)(iii) or that otherwise fails to comply with the requirements hereof.
(f)    Procedure for Identical Bids. If two or more Lenders have submitted Competitive Bids at the same Absolute Rate or Eurocurrency Bid Margin, as the case may be, for the same Interest Period, and the result of accepting all of such Competitive Bids in whole (together with any other Competitive Bids at lower Absolute Rates or Eurocurrency Bid Margins, as the case may be, accepted for such Interest Period in conformity with the requirements of Section 2.03(e)(iii)) would be to cause the aggregate outstanding principal amount of the applicable Competitive Borrowing to exceed the amount specified therefor in the related Competitive Bid Request, then, unless otherwise agreed by the Parent Borrower, the Administrative Agent and such Lenders, such Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Lender in respect of such Interest Period, with such accepted amounts being rounded to the nearest whole multiple of $1,000,000.
(g)    Notice to Lenders of Acceptance or Rejection of Competitive Bids. The Administrative Agent shall promptly notify each Lender having submitted a Competitive Bid whether or not its Competitive Bid has been accepted and, if its Competitive Bid has been accepted, of the amount of the Competitive Loan or Competitive Loans to be made by it on the date of the applicable Competitive Borrowing. Any Competitive Bid or portion thereof that is not accepted by the Parent Borrower by the applicable time specified in Section 2.03(e) shall be deemed rejected.
(h)    Notice of Eurocurrency Rate. If any Competitive Borrowing is to consist of Eurocurrency Margin Bid Loans, the Administrative Agent shall determine the Eurocurrency Rate for the relevant Interest Period, and promptly after making such determination, shall notify the Parent Borrower and the Lenders that will be participating in such Competitive Borrowing of such Eurocurrency Rate.
(i)    Funding of Competitive Loans. Each Lender that has received notice pursuant to Section 2.03(g) that all or a portion of its Competitive Bid has been accepted by the Parent Borrower shall make the amount of its Competitive Loan(s) available to the Administrative

Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the date of the requested Competitive Borrowing. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Parent Borrower or the applicable Designated Borrower in like funds as received by the Administrative Agent.
(j)    Notice of Range of Competitive Bids. After each Competitive Bid auction pursuant to this Section 2.03, the Administrative Agent shall notify each Lender that submitted a Competitive Bid in such auction of the ranges of Competitive Bids submitted (without the bidder’s name) and accepted for each Competitive Loan and the aggregate amount of each Competitive Borrowing.
2.04    Letters of Credit. (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Dollar Tranche Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars, and, solely in the case of the Alternative Currency L/C Issuer, in one or more Alternative Currencies, in each case, for the account of the Parent Borrower or a Subsidiary thereof, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.04(b), and (2) to honor compliant drawings under the Letters of Credit; and (B) the Dollar Tranche Lenders severally agree to participate in Letters of Credit issued for the account of the Parent Borrower or a Subsidiary thereof and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (v) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, (w) the Outstanding Amount of Dollar Tranche Loans plus the Outstanding Amount of all L/C Obligations, plus the Outstanding Amount of all Swing Line Loans shall not exceed the Aggregate Dollar Tranche Commitments, (x) the Outstanding Amount of the Dollar Tranche Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Dollar Tranche Commitment, (y) the Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Dollar Tranche Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Dollar Tranche Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Parent Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Parent Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Parent Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Parent Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
(ii)    No L/C Issuer shall issue any Letter of Credit if:

(A)        subject to Section 2.04(b)(iii) the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Administrative Agent and such L/C Issuer have approved such expiry date; provided that in no event will any Letter of Credit have an expiry date that is later than the first anniversary of the Maturity Date; or
(B)        the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless the Administrative Agent and such L/C Issuer have approved such expiry date.
(iii)    No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)        any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing that Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or that Letter of Credit in particular or shall impose upon such L/C Issuer with respect to that Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;
(B)    the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;
(C)    except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $500,000;
(D)    such Letter of Credit is to be denominated in a currency other than Dollars or, in the case of the Alternative Currency L/C Issuer, an Alternative Currency;
(E)    such L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;
(F)    any Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Parent Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv)) with respect to the Defaulting Lender arising from that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure with respect to such Defaulting Lender, as it may elect in its sole discretion; or

(G)    after giving effect to any L/C Credit Extension with respect to such Letter of Credit, the L/C Obligations with respect to all Letters of Credit issued by such L/C Issuer would exceed one-third of the Letter of Credit Sublimit (the “L/C Commitment Amount”); provided that, subject to the limitations set forth in the proviso to Section 2.04(a)(i), any L/C Issuer may issue Letters of Credit in excess of such L/C Issuer’s L/C Commitment Amount.
(iv)    No L/C Issuer other than the Alternative Currency L/C Issuer shall issue a Letter of Credit denominated in a currency other than Dollars.
(v)    No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue that Letter of Credit in its amended form under the terms hereof.
(vi)    No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue that Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of that Letter of Credit does not accept the proposed amendment to that Letter of Credit.
(vii)    Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuers with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuers.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Parent Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Parent Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to such L/C Issuer. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the applicable L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the applicable L/C Issuer may require. Additionally, the Parent Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require.
(ii)    Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Parent Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless an L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Parent Borrower or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Dollar Tranche Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Dollar Tranche Percentage times the amount of such Letter of Credit.
(iii)    If the Parent Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by an L/C Issuer, the Parent Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the first anniversary of the Maturity Date; provided, however, that no L/C Issuer shall permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.04(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date

(1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Parent Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Parent Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(v)    If the expiry date of any Letter of Credit (including any Auto-Extension Letter of Credit) would occur after the Maturity Date, the Parent Borrower hereby agrees that it will not later than the Letter of Credit Expiration Date (or, in the case of a Letter of Credit issued or extended on or after the Letter of Credit Expiration Date, on the date of such issuance or extension, as applicable) Cash Collateralize such Letter of Credit in an amount equal to the L/C Obligations arising in connection with such Letter of Credit.
(c)    Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Parent Borrower and the Administrative Agent thereof (such notification provided by such L/C Issuer to the Parent Borrower and the Administrative Agent being referred to herein as an “L/C Draw Notice”). If an L/C Draw Notice with respect to a Letter of Credit is received by the Parent Borrower (x) on or prior to 11:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date a payment is made by an L/C Issuer under a Letter of Credit being referred to herein as an “Honor Date”), then, not later than 1:00 p.m. on the Honor Date under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the Honor Date under a Letter of Credit to be reimbursed in an Alternative Currency, the Parent Borrower shall (or shall cause the applicable Subsidiary to) reimburse the applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency or (y) after 11:00 a.m. on the Honor Date under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the Honor Date under a Letter of Credit to be reimbursed in an Alternative Currency, then, not later than 1:00 p.m. under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time under a Letter of Credit to be reimbursed in an Alternative Currency on the first Business Day following the Honor Date, Parent Borrower shall (or shall cause the applicable Subsidiary to) reimburse the applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency (such date on which the Parent Borrower, pursuant to clauses (x) and (y) of this sentence, is required to reimburse (or cause to be reimbursed) the applicable L/C Issuer for a drawing under a Letter of Credit is referred to herein as the “L/C Reimbursement Date”); provided, however, that if the L/C Reimbursement Date for a drawing under a Letter of Credit is the Business Day following the Honor Date pursuant to clause (y) of this sentence, the Unreimbursed Amount shall accrue interest from and including the Honor Date until such time as the applicable L/C Issuer is reimbursed in full therefor (whether through payment by the Parent Borrower or the applicable Subsidiary and/or through a Loan or L/C Borrowing made in accordance with paragraph (ii) or (iii) of this Section 2.04(c)) at a rate equal to (A) for the period from and including the Honor Date to but excluding the first Business Day to occur thereafter, the rate of interest then applicable to a Revolving Credit Loan that is a Base Rate Loan and (B) thereafter, at the Default Rate applicable to a Revolving Credit Loan that is a Base Rate Loan. Interest accruing on the Unreimbursed Amount pursuant to the proviso to the immediately preceding sentence shall be payable by the Parent Borrower promptly to the Administrative Agent, solely for the account of the applicable L/C Issuer. If the Parent Borrower fails to (or fails to cause the applicable Subsidiary to) timely reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Dollar Tranche Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Dollar Tranche Percentage thereof. In such event, the Parent Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans under the Dollar Tranche to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Dollar Tranche Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. For the avoidance of doubt, in the case of a Letter of Credit denominated in an Alternative Currency, the Parent Borrower shall (or shall cause the applicable Subsidiary to) reimburse the applicable L/C Issuer in such Alternative Currency, unless (A) such L/C Issuer (at its option) shall have specified in its L/C Draw Notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Parent Borrower shall have notified such L/C Issuer promptly following receipt of the L/C Draw Notice that the Parent Borrower will (or will cause the applicable Subsidiary to) reimburse such L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify the Parent Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the preceding two sentences and (B) the Dollar amount paid (or caused to be paid by) the Parent Borrower, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Parent Borrower agrees, as a separate and independent obligation, to indemnify the applicable L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing.
(ii)    Each Dollar Tranche Lender shall upon any notice pursuant to Section 2.04(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral for this purpose) for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar denominated payments in an amount equal to its Dollar Tranche Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Dollar Tranche Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan under the Dollar Tranche that is a Base Rate Loan to the Parent Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Parent Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Dollar Tranche Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.
(iv)    Until each Dollar Tranche Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Dollar Tranche Percentage of such amount shall be solely for the account of such L/C Issuer.
(v)    Each Dollar Tranche Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Parent Borrower, any Subsidiary thereof or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Dollar Tranche Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Parent Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Parent Borrower to reimburse the L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Dollar Tranche Lender fails to make available to the Administrative Agent for the account of an L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be as of the date of such Borrowing or L/C Advance. A certificate of the applicable L/C Issuer submitted to any Dollar Tranche Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.04(c)(vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations. (i) At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Dollar Tranche Lender such Lender’s L/C Advance or proceeds of such Dollar Tranche Lender’s Revolving Credit Loan in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of an L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Parent Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Dollar Tranche Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.04(c)(i) and paid to the Dollar Tranche Lenders entitled thereto is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by an L/C Issuer in its discretion), each Dollar Tranche Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Dollar Tranche Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Overnight Rate from time to time in effect; provided that, any demand made by the Administrative Agent after 2:00 p.m. on any Business Day shall be deemed received by the Lenders on the immediately following Business Day. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. The Parent Borrower’s obligation to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing and each Revolving Credit Loan made pursuant to Section 2.04(c) shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the Parent Borrower or any Subsidiary thereof may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    waiver by the applicable L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Parent Borrower;
(v)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi) any payment made by the applicable L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(vii)    any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(viii)    any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Parent Borrower or any Subsidiary thereof or in the relevant currency markets generally; or
(ix)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Parent Borrower or any of its Subsidiaries.
The Parent Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Parent Borrower’s instructions or other irregularity, the Parent Borrower will immediately notify the applicable L/C Issuer. The Parent Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of L/C Issuer. Each Lender and the Parent Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the

Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of any L/C Issuer, the Administrative Agent, any Lender, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders, the Required Revolving Lenders or the Required Dollar Tranche Lender, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Parent Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Parent Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of any L/C Issuer, the Administrative Agent, any Lender, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Parent Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Parent Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Parent Borrower which the Parent Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit (other than as a result of an order of a court of competent jurisdiction). In furtherance and not in limitation of the foregoing, an L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. An L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with such beneficiary.
(g)    Applicability of ISP and UCP 600; Limitation of Liability. Unless otherwise expressly agreed by an L/C Issuer and the Parent Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP or UCP 600 shall apply to such Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Parent Borrower for, and no L/C Issuer’s rights and remedies against the Parent Borrower shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of

International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(h)    Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Dollar Tranche Lender in accordance, subject to adjustment as provided in Section 2.18, with its Dollar Tranche Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.04 shall be payable, to the maximum extent permitted by applicable Law, to the other Dollar Tranche Lenders in accordance with the upward adjustments in their respective Dollar Tranche Percentages allocable to such Letter of Credit pursuant to Section 2.18(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the expiry date of such Letter of Credit and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(i)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrowers shall pay directly to each L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued by such L/C Issuer, at a rate per annum equal to 0.125%, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the expiry date of such Letter of Credit and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrowers shall pay directly to each L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)    Letters of Credit Issued for the Parent Borrower and its Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of the Parent Borrower, or is for the account of a Subsidiary thereof, the Parent Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Parent Borrower hereby acknowledges that the issuance of such Letters of Credit inures to the benefit of the Parent Borrower, and that the Parent Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
(l)    Letters of Credit Issued Under Dollar Tranche. Without regard to the currency in which a Letter of Credit is denominated, each Letter of Credit may only be issued under the Dollar Tranche. Letters of Credit may not be issued under any other Tranche.
(m)    Outstanding Letters of Credit. Each L/C Issuer shall deliver to the Administrative Agent an accounting of all Letters of Credit issued by such L/C Issuer and outstanding as of the end of each fiscal quarter of the Parent Borrower.
2.05    Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.05, may in its sole discretion, make loans in Euro or Sterling (each such loan, a “Swing Line Loan”) to the Parent Borrower and any Designated Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit and when aggregated with (i) the Outstanding Amount of Revolving Credit Loans of any Revolving Credit Lender that is an Affiliate of the Swing Line Lender and the Dollar Tranche Percentage of L/C Obligations of such Revolving Credit Lender, may not exceed the amount of such Revolving Credit Lender’s Revolving Credit Commitment and (ii)  the Outstanding Amount of the Alternative Currency Tranche Loans of any Alternative Currency Tranche Lender that is an Affiliate of the Swing Line Lender, may not exceed the amount of such Alternative Currency Tranche Lender’s Alternative Currency Tranche Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, (ii) the Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender at such time, plus such Revolving Credit Lender’s Dollar Tranche Percentage of the Outstanding Amount of all L/C Obligations at such time, plus the aggregate amount of such Revolving Credit Lender’s Applicable Tranche Percentage of the Outstanding Amount of each Swing Line Loan at such time shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, (iii) the Outstanding Amount of the Alternative Currency Tranche Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Applicable Tranche Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Alternative Currency Tranche Commitment and (iv) the Outstanding Amount of all Alternative Currency Tranche Loans, plus the Outstanding Amount of all Swing Line Loans shall not exceed the Alternative Currency Sublimit, and provided further that (x) the Parent Borrower or relevant Designated Borrower, as applicable, shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan and (y) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Parent Borrower and any Designated Borrower may borrow under this Section 2.05, prepay under Section 2.06, and reborrow under this Section 2.05. Each Swing Line Loan shall bear interest at a rate based on the Daily Floating Eurocurrency Rate. Immediately upon the making of a Swing Line Loan denominated in Euro, each Euro Tranche Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Tranche Percentage times the amount of such Swing Line Loan, and immediately upon the making of a Swing Line Loan denominated in Sterling, each Sterling Tranche Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Tranche Percentage times the amount of such Swing Line Loan.
(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Parent Borrower’s (on its own behalf or on behalf of any Designated Borrower) irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 11:00 a.m. (London time) on the requested borrowing date (or with respect to Swing Line Loans requested for a day on which banks are not open for general business in New York but are open for general business in London, one Business Day prior to the requested borrowing date), and shall specify (i) the aggregate amount to be borrowed, which shall be a minimum of $100,000, (ii) the currency of the Swing Line Loan being requested and (iii) the requested borrowing date, which shall be a Business Day. Following receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. (London time) on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.05(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. (London time) on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Parent Borrower or the applicable Designated Borrower in Same Day Funds either by (i) crediting the account of such Borrower on the books of the Swing Line Lender or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Parent Borrower (on its own behalf or on behalf of the applicable Designated Borrower).
(c)    Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Parent Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Euro Tranche

Lender or Sterling Tranche Lender, as the case may be, make a Eurocurrency Rate Committed Loan denominated in Euro or Sterling, as applicable, in an amount equal to such Lender’s Applicable Tranche Percentage of the amount of Swing Line Loans denominated in such currency then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Eurocurrency Rate Loans, but subject to the unutilized portion of the Aggregate Alternative Currency Tranche Commitments with respect to each such currency and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Parent Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Euro Tranche Lender and/or Sterling Tranche Lender, as applicable, shall make an amount equal to its Applicable Tranche Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for the applicable currency not later than 11:00 a.m. on the day specified in such Loan Notice (or on the immediately following Business Day if such notice is received by the Lenders after 11:00 a.m. on the specified funding date), whereupon, subject to Section 2.05(c)(ii), each Alternative Currency Tranche Lender that so makes funds available shall be deemed to have made a Eurocurrency Rate Committed Loan to the Parent Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.05(c)(i), the request for Eurocurrency Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Euro Tranche Lenders or Sterling Tranche Lenders, as applicable, fund its risk participation in the relevant Swing Line Loan and each such Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.05(c)(i) shall be deemed payment in respect of such participation.
(iii)    If any Euro Tranche Lender or Sterling Tranche Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be, as of the date of such Borrowing or the required date of funding of such participations. A certificate of the Swing Line Lender submitted to any Euro Tranche Lender or Sterling Tranche Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)    Each Euro Tranche Lender’s and each Sterling Tranche Lender’s obligation to make Alternative Currency Tranche Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Parent Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each such Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.02 other than Section 4.02(b). No such funding of risk participations shall relieve or otherwise impair the obligation of the Parent Borrower to repay Swing Line Loans, together with interest as provided herein.
(d)    Repayment of Participations. (i) At any time after any Euro Tranche Lender or Sterling Tranche Lender has purchased and funded a risk participation in a Swing Line Loan or made a Revolving Credit Loan pursuant to Section 2.05(c), if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Tranche Percentage thereof in the same funds as those received by the Swing Line Lender.
(ii)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan paid to the Euro Tranche Lenders or the Sterling Tranche Lenders is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Euro Tranche Lender or Sterling Tranche Lender, as applicable, shall pay to the Swing Line Lender its Applicable Tranche Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Euro Tranche Lenders and the Sterling Tranche Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Interest for Account of Swing Line Lender. The Administrative Agent shall invoice the Parent Borrower (on its own behalf and on behalf of any Designated Borrower) for interest on all Swing Line Loans. Until each Euro Tranche Lender or Sterling Tranche Lender, as the case may be, funds its Eurocurrency Rate Committed Loan or risk participation pursuant to this Section 2.05 to refinance such Revolving Credit Lender’s Applicable Tranche Percentage of any Swing Line Loan, interest in respect of such Applicable Tranche Percentage shall be solely for the account of the Swing Line Lender.

(f)    Payments Directly to Swing Line Lender. Each Borrower shall make all payments of principal and interest in respect of the Swing Line Loans to such Borrower through the Administrative Agent for the account of the Swing Line Lender.
(g)    Swing Line Loan Made Under Alternative Currency Tranche. Each Swing Line Loan may only be made under the Alternative Currency Tranche. Swing Line Loans may not be made under any other Tranche.
2.06    Prepayments. (a) Optional. (i)  Each Borrower may, upon notice from the Parent Borrower (on its own behalf and on behalf of any Designated Borrower) to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay its Term Loans, Delayed Draw Term Loans and Revolving Credit Loans, as applicable, in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurocurrency Rate Committed Loans denominated in Dollars, (2) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Committed Loans denominated in Alternative Currencies, and (3) on the date of prepayment of Base Rate Loans and LIBOR Floating Rate Loans; (B) any prepayment of Eurocurrency Rate Committed Loans (whether denominated in Dollars or in Alternative Currencies) shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Facility, the name of the Borrower (which shall be the Parent Borrower or a Designated Borrower), the Tranche (if applicable) and the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Committed Loans are to be prepaid, the currency and Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of any prepayment of the Term Facility or the Delayed Draw Term Facility and such Lender’s Applicable Tranche Percentage in respect of any prepayment of any Tranche under the Revolving Credit Facility). If such notice is given by the Parent Borrower, the Parent Borrower or the applicable Designated Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Committed Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.18, each such prepayment shall be promptly paid to the Lenders in accordance with their respective Applicable Percentages in respect of any prepayment of the Term Facility or the Delayed Draw Term Facility, their respective Dollar Tranche Percentage in respect of any prepayment of the Dollar Tranche and their respective Applicable Tranche Percentage in respect of any prepayment of the Alternative Currency Tranche.
(ii)    No Competitive Loan may be prepaid without the prior consent of the applicable Competitive Loan Lender.

(iii)    Any Borrower may, upon notice from the Parent Borrower (on its own behalf or on behalf of any Designated Borrower) to the Swing Line Lender pursuant to delivery to the Swing Line Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 11:00 a.m. (London time) on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Parent Borrower, the Parent Borrower or applicable Designated Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(b)    Mandatory. (i) If the Administrative Agent notifies the Parent Borrower at any time that the Total Revolving Credit Outstandings exceed the Revolving Credit Facility then in effect, then within two Business Days after receipt of such notice, the Borrowers shall prepay Revolving Credit Loans (including Swing Line Loans and L/C Borrowings) and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount at least equal to such excess; provided, however, that, the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(b) unless after the prepayment in full of the Revolving Credit Loans the Total Revolving Credit Outstandings exceed the Revolving Credit Facility then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations which have occurred.
(ii)    If the Administrative Agent notifies the Parent Borrower at any time that the Outstanding Amount of all Revolving Credit Loans (including Swing Line Loans) denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Revolving Credit Loans (including Swing Line Loans, which for the avoidance of doubt shall be prepaid in the currency in which such Swing Line Loan is denominated) in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.
(iii)    Prepayments of the Revolving Credit Facility made pursuant to the foregoing provisions of this Section 2.06(b), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations. Upon a drawing under any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from any Loan Party) to reimburse the L/C Issuers or the Revolving Credit Lenders, as applicable.
(iv)    If the Administrative Agent notifies the Parent Borrower at any time that the Outstanding Amount of the L/C Obligations exceeds 105% of the Letter of Credit

Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall Cash Collateralize the L/C Obligations to the extent necessary, such that, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder does not exceed 100% of the Letter of Credit Sublimit.
(v)    If the Administrative Agent notifies the Parent Borrower at any time or the Parent Borrower notifies the Administrative Agent at any time that the obligations of the Parent Borrower under Article X with respect to any outstanding Guaranteed Obligations owing by any Designated Borrower (herein, the “Affected Borrower”) shall for any reason (1) be terminated, (2) cease to be in full force and effect or (3) not be the legal, valid and binding obligations of the Parent Borrower enforceable against the Parent Borrower in accordance with its terms, then, within two Business Days after receipt of such notice, the Affected Borrower shall prepay (or the Parent Borrower shall prepay or cause to be prepaid) the full principal of and interest on the Loans owing by such Affected Borrower and all other amounts whatsoever payable hereunder by such Affected Borrower (including, without limitation, all amounts payable under Section 3.05 as a result of such prepayment).
2.07    Termination or Reduction of Commitments. (a) Optional. The Parent Borrower may, upon notice to the Administrative Agent, (x) terminate the Revolving Credit Facility, the Letter of Credit Sublimit, the Swing Line Sublimit or the Alternative Currency Sublimit, (y) from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit, the Swing Line Sublimit or the Alternative Currency Sublimit or (z) prior to the Delayed Draw Termination Date, terminate or permanently reduce the Delayed Draw Term Facility; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Parent Borrower shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility (as so reduced), (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit (as so reduced), (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit (as so reduced), (D) the Alternative Currency Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of all Revolving Credit Loans (including Swing Line Loans) denominated in Alternative Currencies would exceed the Alternative Currency Sublimit (as so reduced), (E) the Aggregate Dollar Tranche Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the aggregate Outstanding Amount of Dollar Tranche Loans would exceed the Aggregate Dollar Tranche Commitments (as so reduced), or (F) the Aggregate Alternative Currency Tranche Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the aggregate Outstanding Amount of Alternative Currency Tranche Loans would exceed the Aggregate Alternative Currency Tranche Commitments (as so reduced).
(b)    Mandatory. (i)  The aggregate Term Commitments shall be automatically and permanently reduced to zero on the date of the Term Borrowing after giving effect thereto.

(ii)    If, after giving effect to any reduction or termination of (x) Revolving Credit Commitments under this Section 2.07, the Letter of Credit Sublimit, the Aggregate Dollar Tranche Commitments or the Aggregate Alternative Currency Tranche Commitments exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit, the Aggregate Dollar Tranche Commitments or the Aggregate Alternative Currency Tranche Commitments, as the case may be, shall be automatically reduced by the amount of such excess, (y) the Aggregate Dollar Tranche Commitments under this Section 2.07, the Letter of Credit Sublimit exceeds the Aggregate Dollar Tranche Commitments at such time, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess or (z) the Aggregate Alternative Currency Tranche Commitments under this Section 2.07, the Swing Line Sublimit exceeds the Aggregate Alternative Currency Tranche Commitments at such time, the Swing Line Sublimit shall be automatically reduced by the amount of such excess.
(iii)    The aggregate unfunded Delayed Draw Term Commitments shall be automatically and permanently reduced to zero on the Delayed Draw Termination Date.
(c)    Application of Commitment Reductions; Payment of Fees. (i) The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, the Swing Line Sublimit, the Alternative Currency Sublimit or the Revolving Credit Facility under this Section 2.07. Upon any reduction of the Revolving Credit Facility, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Revolving Credit Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.
(ii)    The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Delayed Draw Term Facility under this Section 2.07. Upon any reduction of the Delayed Draw Term Facility, the Delayed Draw Term Commitment of each Delayed Draw Term Lender shall be reduced by such Lender’s ratable portion of such reduction amount. All fees in respect of the Delayed Draw Term Facility accrued until the effective date of any termination of the Delayed Draw Term Facility shall be paid on the effective date of such termination.
2.08    Repayment of Loans. (a) Term Loans. The Parent Borrower shall repay to the Term Lenders on the Maturity Date the aggregate principal amount of all Term Loans outstanding on such date.
(a)    Revolving Credit Loans. Each Borrower shall repay to the Revolving Credit Lenders on the Maturity Date the aggregate principal amount of all Revolving Credit Loans made to such Borrower outstanding on such date.
(b)    Delayed Draw Term Loans. Each Borrower shall repay to the Delayed Draw Term Lenders on the Maturity Date the aggregate principal amount of all Delayed Draw Term Loans made to such Borrower outstanding on such date.

(c)    Competitive Loans. Each Borrower shall repay each Competitive Loan made to such Borrower on the last day of the Interest Period in respect thereof.
(d)    Swing Line Loans. Each Borrower shall repay each Swing Line Loan made to such Borrower on the earlier to occur of (i) the date ten Business Days after such Swing Line Loan is made and (ii) the Maturity Date. At any time that there shall exist a Defaulting Lender, promptly upon the request of the Swing Line Lender, the Borrowers shall repay the outstanding Swing Line Loans made by the Swing Line Lender in an amount sufficient to eliminate any Fronting Exposure in respect of such Swing Line Loans.
2.09    Interest. (a) Subject to the provisions of Section 2.09(b), (i) each Eurocurrency Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Competitive Loan shall bear interest on the outstanding principal amount thereof for the Interest Period therefor at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus (or minus) the Eurocurrency Bid Margin, or at the Absolute Rate for such Interest Period, as the case may be, and (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Daily Floating Eurocurrency Rate plus the Applicable Rate.
(b)    (i) While any Event of Default arising under Section 8.01(a)(i) exists, or upon the request of the Required Lenders while any other Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.10    Fees. In addition to certain fees described in Sections 2.04(h) and (i) and Section 2.15(b):
(a)    Revolving Credit Facility Fees. At all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, the Borrowers agree to pay to the Administrative Agent for the account of each Revolving Credit Lender a facility fee (the “Facility Fee”) equal to the Applicable Rate on the actual daily amount of the Revolving Credit Facility (or, if the Revolving Credit Commitments have terminated, on the Total Revolving Credit Outstandings) times its Applicable Revolving Credit Percentage. Accrued Facility Fees shall be payable quarterly in arrears on the last Business Day of March, June, September and

December of each year commencing on the first such date after the Closing Date, and on the date on which the Revolving Credit Commitments terminate; provided that any Facility Fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. The Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)    Delayed Draw Term Facility Fees. At all times during the period from the Closing Date through the Delayed Draw Termination Date, including at any time during which one or more of the conditions in Article IV is not met, the Borrowers shall pay to the Administrative Agent, for the account of each Delayed Draw Term Lender in accordance with its Applicable Percentage of the Delayed Draw Term Facility, a per annum unused line fee (the “Delayed Draw Term Loan Unused Fee”) equal to 0.20% times the actual daily amount of the Delayed Draw Term Facility, subject to adjustment as provided in Section 2.18. Accrued Delayed Draw Term Loan Unused Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Delayed Draw Termination Date.
(c)    Other Fees. (i)  The Parent Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)    The Parent Borrower shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.11    Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of extensions of credit denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Upon request by the Parent Borrower upon the making of a Loan denominated in an Alternative Currency, the Administrative Agent will endeavor to confirm to the Parent Borrower whether any differing market practice exists with respect to such Alternative Currency. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. With respect to all Non-LIBOR Quoted Currencies, the calculation of the applicable interest rate shall be determined in accordance with market practice.

2.12    Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to each of the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made to a Borrower through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) one or more Notes, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in Section 2.12(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.13    Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by any Loan Party shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Each prepayment of a Eurocurrency Rate Loan shall be accompanied by any additional amount required pursuant to Section 3.05. Subject to Section 2.18, (i) each prepayment of a Loan under the Term Facility or the Delayed Draw Term Facility shall be paid to the Appropriate Lenders in accordance with their Applicable Percentages, (ii) each prepayment of a Dollar Tranche Loan under the Revolving Credit Facility shall be paid to the Appropriate Lenders in accordance with their respective Applicable Dollar Tranche Percentages and (iii) each prepayment of an Alternative Currency Tranche Loan under the Revolving Credit Facility shall be paid to the Lenders holding an Alternative Currency Tranche Commitment with respect to such Alternative Currency in accordance with their Applicable Tranche Percentages. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by any Loan Party hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by any Loan Party hereunder with respect to principal of and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Loan Party is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Loan Party shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender such Lender’s applicable share of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m. in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Loan Party shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Committed Loans (or, in the case of any Borrowing of Base Rate Loans or LIBOR Floating Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans or LIBOR Floating Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the Parent Borrower and the applicable Designated Borrower if any, jointly and severally, and the applicable Lender severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the applicable Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Parent Borrower or a Designated Borrower, the interest rate applicable to Base Rate Loans under the applicable Facility. If the Parent Borrower or a Designated Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Parent Borrower or such Designated Borrower, as applicable, the amount of such interest paid by the Parent Borrower or such Designated Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing as of the date of such Borrowing. Any payment by the Parent Borrower or a Designated Borrower shall be without prejudice to any claim the Parent Borrower or such Designated Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Parent Borrower (on its own behalf or on behalf of any Designated Borrower) prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that the Borrower designated in such notice will not make such payment, the Administrative Agent may assume that such payment has been made on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if such payment has not in fact been made, then each of the Appropriate Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or the Parent Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans, Delayed Draw Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due such parties.

2.14    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender under the Loan Documents at such time in excess of its ratable share (according to the proportion of (i) Total Outstandings then due and payable to such Lender (with the aggregate amount of such Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “owing” to such Lender for purposes hereof) to (ii) Total Outstandings then due and payable to all Lenders) of payments on account of the Obligations due and payable to all Lenders under the Loan Documents at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender under the Loan Documents at such time in excess of its ratable share (according to the proportion of (i) Total Outstandings owing (but not due and payable) to such Lender at such time (with the aggregate amount of such Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “owing” to such Lender for purposes hereof) to (ii) Total Outstandings owing (but not due and payable) at such time) of payments obtained by all of the Lenders at such time on account of the Obligations owing (but not due and payable) to all Lenders under the Loan Documents at such time, then the Lender receiving such greater proportion shall (x) notify the Administrative Agent of such fact, and (y) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.17, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Company or any Affiliate thereof (as to which the provisions of this Section shall apply).
Revolving Credit Loans denominated in Alternative Currencies will automatically, at any time that the Administrative Agent determines it necessary or desirable to calculate the pro rata share of the Lenders under this Section 2.14 or Section 8.03, be converted on a notional basis into the Dollar Equivalent thereof solely for the purposes of making any allocations required under this Section 2.14 or Section 8.03.
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
2.15    [Intentionally Omitted].
2.16    Increase in Commitments.
(a)    Request for Increase. Provided there exists no Default, upon written notice to the Administrative Agent, the Parent Borrower, may from time to time, elect to increase the Facilities to an amount not exceeding the Dollar Equivalent of $2,750,000,000 (as determined by the Administrative Agent on the applicable Increase Effective Date) by increasing the Revolving Credit Facility and/or the Term Facility and/or after the Delayed Draw Termination Date, the Delayed Draw Term Facility, or, if the Term Facility has been terminated or is otherwise no longer outstanding, with a new term facility on substantially the same terms as the Term Facility (and after the Increase Effective Date with respect thereto all references to the “Term Facility” herein and in any other Loan Documents shall mean such new term facility (the “New Term Facility”)); provided that any such request for an increase shall be in a minimum amount of $25,000,000 or a whole multiple of $5,000,000 in excess thereof, or such other amount agreed to by the Parent Borrower and the Administrative Agent. In such written notice, the Parent Borrower shall specify the Facility that it proposes to increase or that it is requesting a New Term Facility, the currency it proposes to borrow in the case of an increase in the Term Facility or the Delayed Draw Term Facility or a New Term Facility (which shall be Dollars, Euro or Sterling) and the identity of each Appropriate Lender and each Eligible Assignee that it proposes to approach to provide all or a portion of such increase (subject in each case to any requisite consents required under Section 11.06); provided, however, that (i) any existing Appropriate Lender approached to provide all or a portion of such increase may elect or decline, in its sole discretion, to provide all or a portion of such increase in the applicable Facility or New Term Facility offered to it (and any Lender that has failed to respond to any such request shall be deemed to have declined to increase its Revolving Credit Commitment, Term Commitment or Delayed Draw Term Commitment or participate in the New Term Facility, as applicable) and (ii) any Eligible Assignee providing any portion of such increase in the applicable Facility or New Term Facility that is not an existing Lender shall become a Lender pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel (a “New Lender Joinder Agreement”).
(b)    Effective Date and Allocations. If any of the Facilities is increased or a New Term Facility is established in accordance with this Section, the Administrative Agent and the Parent Borrower shall determine the effective date (each an “Increase Effective Date”) and the final allocation of such increase among the Appropriate Lenders.
(c)    Conditions to Effectiveness of Increase. As conditions precedent to each such increase, on or prior to the applicable Increase Effective Date, (i) the Administrative Agent shall have received a certificate of each Loan Party dated as of such Increase Effective Date signed by a Responsible Officer of such Loan Party (x) (1) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase or (2) solely in connection with the first Increase Effective Date to occur after the Closing Date, certifying that, as of such Increase

Effective Date, the resolutions delivered to the Administrative Agent and the Lenders on the Closing Date (which resolutions include approval to increase the Facilities to an amount at least equal to the Dollar Equivalent of $2,750,000,000) are and remain in full force and effect and have not been modified, rescinded or superseded since the date of adoption, and (y) in the case of the Parent Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of such Increase Effective Date, except to the extent that (1) such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, (2) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification, and (3) for purposes of this Section 2.16, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists, (ii) the Administrative Agent shall have received (x) a New Lender Joinder Agreement duly executed by the Parent Borrower and each Eligible Assignee that is becoming a Lender in connection with such increase, which New Lender Joinder Agreement shall be acknowledged and consented to in writing by the Administrative Agent and, if such Eligible Assignee is becoming a Revolving Credit Lender, by the Swing Line Lender and each L/C Issuer and (y) written confirmation from each existing Lender, if any, participating in such increase of the amount by which its Commitment will be increased, which confirmation, if from a Revolving Credit Lender, shall be acknowledged and consented to in writing by the Swing Line Lender and each L/C Issuer, (iii) the Parent Borrower shall pay such fees to the Bookrunners, and to the Administrative Agent, for its own account and for the benefit of the Lenders providing such increase, as are agreed mutually at the time such increase is established and (iv) upon the reasonable request of any Lender made at least ten days prior to the applicable Increase Effective Date, the Parent Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the USA PATRIOT Act and the Beneficial Ownership Regulation, in each case at least five days prior to such effectiveness date.
(d)    Settlement Procedures. On each Increase Effective Date, promptly following fulfillment of the conditions set forth in clause (c) of this Section 2.16, the Administrative Agent shall notify the Appropriate Lenders of the occurrence of the increase of the applicable Facility or New Term Facility effected on such Increase Effective Date and the amount of the applicable Commitments and Applicable Percentage of each Appropriate Lender as a result thereof. In the event that the increase in the applicable Facility results in any change to the Applicable Percentage of any Appropriate Lender, then on the Increase Effective Date, as applicable, (i) the participation interests of the Appropriate Lenders in any outstanding Letters of Credit and Swing Line Loans shall be automatically reallocated among the Appropriate Lenders in accordance with their respective Applicable Dollar Tranche Percentages or Applicable Tranche Percentages, as the case may be, after giving effect to such increase, (ii) any new Lender, and any existing Lender whose Commitment has increased, shall pay to the Administrative Agent such amounts as are necessary to fund its new or increased share of all Revolving Credit Loans, Delayed Draw Term Loans or Term Loans, as applicable, (iii) the Administrative Agent will use the proceeds thereof to pay to all existing Lenders whose Applicable Percentage with respect to any Facility is decreasing such amounts as are necessary so that each Lender’s share of all Revolving Credit Loans, Delayed Draw Term Loans or Term Loans, as applicable, will be equal to its adjusted Applicable Percentage of such Facility, and (iv) if the Increase Effective Date occurs on a date other than the last day of an Interest Period applicable to any outstanding Loan that is a Eurocurrency Rate Loan, then the Borrowers shall pay any amounts required pursuant to Section 3.05 on account of the payments made pursuant to clause (iii) of this sentence.
(e)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.14 or 11.01 to the contrary.
2.17    Cash Collateral. (a) Certain Credit Support Events. Upon the request of the Administrative Agent or any L/C Issuer (i) if an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the applicable L/C Issuer or the Swing Line Lender, the Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by all Defaulting Lenders). If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the Outstanding Amount of all L/C Obligations, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing under any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the applicable L/C Issuer.
(b)    Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, interest bearing deposit accounts at Bank of America. The Borrowers shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral and shall earn all interest paid on such account. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to (and subject to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders (including the Swing Line Lender), and agree to maintain, a first priority security interest in all such cash, such deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.17 or Sections 2.04, 2.05, 2.06, 2.07, 2.18 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation), and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default (and following application as provided in this Section 2.17 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the L/C Issuers or the Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.18    Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”, “Required Revolving Lenders”, “Required Term Lenders”, “Required Delayed Draw Term Lenders” , “Tranche Required Lenders” and Section 11.01.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to, or received by, the Administrative Agent from a Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any L/C Issuer or the Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by any L/C Issuer or the Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Parent Borrower may request (so long as no Default exists), to the funding of any Revolving Credit Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, in the case of a Defaulting Lender that is a Revolving Credit Lender or a Delayed Draw Term Lender, if so determined by the Administrative Agent and the Parent Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy potential future funding obligations of that Defaulting Lender to fund Revolving Credit Loans and/or Delayed Draw Term Loans, as applicable under this Agreement and (y) Cash Collateralize the L/C Issuers’ and the Swing Line Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued and Swing Line Loans made under this Agreement, in accordance with Section 2.17; sixth, to the payment of any amounts owing to the Lenders, any L/C Issuer or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, such L/C Issuer or the Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Parent Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Parent Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made, or the related Letters of Credit were issued, at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, that Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.18(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)        No Defaulting Lender shall be entitled to receive any fee payable under Section 2.10(a) or Section 2.10(b) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)        Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.17.

(C)        With respect to any fee payable under Section 2.10(a), Section 2.10(b) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuers and the Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuers’ or the Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Applicable Dollar Tranche Percentages and Applicable Tranche Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Dollar Tranche Percentages (calculated without regard to such Defaulting Lender’s Commitment), and all or any part of such Defaulting Lender’s participation in Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Tranche Percentages (calculated without regard to such Defaulting Lender’s Commitment) but, in each case, only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 11.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.17.
(b)    Defaulting Lender Cure. If the Parent Borrower, the Administrative Agent, the Swing Line Lender and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with the provisions of this Agreement (without giving effect to Section 2.18(a)(iv)), whereupon that

Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.19    Designated Borrowers. (a) The Parent Borrower may at any time, upon not less than 30 days’ notice from the Parent Borrower to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any Wholly-Owned Subsidiary of the Parent Borrower (an “Applicant Borrower”) as a Designated Borrower to receive Revolving Credit Loans, Swing Line Loans, Competitive Loans and Delayed Draw Term Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit K (a “Designated Borrower Request and Assumption Agreement”); provided that the designation of an Applicant Borrower organized under the laws of a jurisdiction other than the United States, Canada, the United Kingdom, Netherlands or Germany as a Designated Borrower shall require the consent of each Alternative Currency Tranche Lender and the Swing Line Lender; provided, further that the designation of an Applicant Borrower organized under the laws of Canada, the United Kingdom, Netherlands or Germany shall require the consent of each Alternative Currency Tranche Lender and the Swing Line Lender if any Change in Law adversely affects the legality or ability of an Alternative Currency Tranche Lender to make Loans to such Applicant Borrower or to conduct business in the jurisdiction of organization of such Applicant Borrower. The Administrative Agent shall promptly notify each Lender of each such designation by the Parent Borrower and the identity of the Applicant Borrower. Following delivery of a Designated Borrower Request and Assumption Agreement, the Parent Borrower shall promptly upon the request of the Administrative Agent or any Lender provide all documentation and other information concerning such Applicant Borrower that the Administrative Agent or such Lender requests in order to comply with its obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation. The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received (i) all documentation and other information concerning such Applicant Borrower that the Administrative Agent or any Lender requests in order to comply with its obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation (the “Required Information”), (ii) such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Required Lenders in their sole discretion, and (iii) one or more Notes signed by such Applicant Borrower to the extent any Lenders so require.
(b)    Promptly following receipt of all resolutions, incumbency certificates, opinions of counsel and other documents or information requested or required pursuant to the last sentence of Section 2.19(a), but in no event earlier than the later of (i) 10 Business Days following receipt by the Administrative Agent and the Lenders of the Required Information and (ii) 15 Business

Days following the Administrative Agent’s receipt of such Designated Borrower Request and Assumption Agreement and subject to the Administrative Agent’s consent (such consent not to be unreasonably withheld or delayed) to the Applicant Borrower’s designation as a Designated Borrower, the Administrative Agent shall send a notice in substantially the form of Exhibit L (a “Designated Borrower Notice”) to the Parent Borrower and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Revolving Credit Loans, Swing Line Loans, Competitive Loans and Delayed Draw Term Loans, as applicable, hereunder, on and subject to the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that only a Domestic Designated Borrower may receive Dollar Tranche Loans; provided further that no Loan Notice, Swing Line Loan Notice or Competitive Bid Request may be submitted on behalf of such Designated Borrower until the date five Business Days after such effective date.
(c)    The Obligations of the Parent Borrower and each Domestic Designated Borrower shall be joint and several in nature. The Obligations of all Designated Borrowers that are Foreign Subsidiaries shall be several in nature, and no Designated Borrower that is a Foreign Subsidiary shall be required to become a Guarantor. The Parent Borrower and each Domestic Designated Borrower shall guarantee the Obligations of all Designated Borrowers pursuant to Article X. The obligations of the Parent Borrower and each Domestic Designated Borrower are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other Borrower or any part thereof, and a separate action may be brought against any of the Parent Borrower or any Domestic Designated Borrower to enforce this Agreement whether or not any other Borrower or any other Person is joined as a party. The Parent Borrower and each Domestic Designated Borrower waive (i) any defense arising by reason of any disability or other defense of any other Borrower, any other Loan Party or any other guarantor of the Obligations or any part thereof, or the cessation from any cause whatsoever (including any act or omission of any Creditor Party) of the liability of any Borrower (other than the defense of prior payment in full of the Obligations); (ii) any defense based on any claim that such Person’s obligations exceed or are more burdensome than those of another Borrower; (iii) the benefit of any statute of limitations affecting such Person’s liability hereunder; (iv) any requirement to proceed against any other Borrower or any other Loan Party, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Creditor Party whatsoever; (v) any benefit of and any right to participate in any security now or hereafter held by any Creditor Party; and (vi) to the fullest extent permitted by law, any and all other defenses (other than the defense of prior payment in full of the Obligations) or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. The Parent Borrower and each Domestic Designated Borrower expressly waive all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Agreement or of the existence, creation or incurrence of new or additional Obligations.
(d)    Each Subsidiary of the Parent Borrower that becomes a “Designated Borrower” pursuant to this Section 2.19 hereby irrevocably appoints and consents to the Parent

Borrower as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices and of service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 11.14 (and the Parent Borrower hereby accepts such appointment for service), (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Parent Borrower, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Parent Borrower in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.
(e)    The Parent Borrower may from time to time, upon not less than 15 Business Days’ notice from the Parent Borrower to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. Such Designated Borrower shall also be released from its obligations under the Guaranty and the other Loan Documents, provided that such Designated Borrower (or if such Designated Borrower is not a Domestic Subsidiary, the most immediate parents of such Subsidiary that are Domestic Wholly-Owned Subsidiaries of the Parent Borrower (if any)) is not, or substantially contemporaneously with the termination of such Designated Borrower’s status as such would not be, required to be a Subsidiary Guarantor under this Agreement. The Administrative Agent will (at the sole cost of the Borrowers), and each of the Lenders and the L/C Issuers irrevocably authorizes the Administrative Agent to, execute and deliver such documents as the Parent Borrower or such terminated Designated Borrower may reasonably request to evidence the release of such Designated Borrower from its obligations hereunder, including under the Guaranty, and under the other Loan Documents, which documents shall be reasonably satisfactory to the Administrative Agent. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes. (a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)    If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)    If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Tax Indemnifications. (i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Parent Borrower by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within

10 days after demand therefor, for any amount which a Lender or an L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.
(ii)    Each Lender and each L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Party to do so), (y) the Administrative Agent and the Loan Party, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Party, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(d)    Evidence of Payments. Upon request by the Parent Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Parent Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Parent Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Parent Borrower or the Administrative Agent, as the case may be.
(e)    Status of Lenders; Tax Documentation. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Parent Borrower and the Administrative Agent, at the time or times reasonably requested by the Parent Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or the taxing authorities of a jurisdiction pursuant to such applicable law or reasonably requested by the Parent Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Parent Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Parent Borrower or the Administrative Agent as will enable the Parent Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation

(other than such documentation either (A) set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below or (B) required by applicable law other than the Code or the taxing authorities of the jurisdiction pursuant to such applicable law to comply with the requirements for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Parent Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Parent Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent Borrower or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty,
(II)    executed copies of IRS Form W-8ECI,
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Parent Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax

Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or
(IV)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Parent Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Parent Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Parent Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Parent Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Parent Borrower or the Administrative Agent as may be necessary for the Parent Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    In case of an advance by a Lender to a Designated UK Borrower:
(A)         A UK Treaty Lender and a Designated UK Borrower which makes a payment to which that UK Treaty Lender is entitled shall cooperate in completing any procedural formalities necessary for that Designated UK Borrower to obtain authorization to make that payment without a deduction or withholding for or on account of Tax.
(B)        A UK Treaty Lender which becomes a party to this Agreement on the date on which this Agreement is entered into which holds a passport under the HMRC DT Treaty Passport scheme and which desires that such scheme should apply to this Agreement shall on or before the date on which this Agreement is entered into indicate to the Administrative Agent that it wishes the scheme to apply to Credit Extensions made by it to a Designated UK Borrower under this Agreement and provide the Administrative Agent and the Parent Borrower with its scheme reference number and its jurisdiction of tax residence.

(C)        A UK Treaty Lender which becomes a party to this Agreement after the Closing Date and which holds a passport under the HMRC DT Treaty Passport scheme and desires that such scheme should apply to this Agreement shall indicate to the Administrative Agent that it wishes the scheme to apply to Credit Extensions made by it to a Designated UK Borrower under this Agreement and provide the Administrative Agent with its scheme reference number and its jurisdiction of tax residence in the Assignment and Assumption which it executes, and having done so, that UK Treaty Lender shall be under no obligation pursuant to Section (iii)(A) above.
(D)        If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Section (B) or (C) above and (1) a Designated UK Borrower that is making a payment to that Lender has not made a UK Borrower DTTP Filing in respect of that Lender or (2) a Designated UK Borrower that is making a payment to that Lender has made a UK Borrower DTTP Filing in respect of that Lender but (a) that UK Borrower DTTP Filing has been rejected by H.M. Revenue & Customs or (b) H.M. Revenue & Customs has not given such Designated UK Borrower authority to make payments to that Lender without any deduction or withholding for or on account of Tax within 60 days of the date of the UK Borrower DTTP Filing, and, in each case, such Designated UK Borrower has notified that Lender in writing, that Lender and such Designated UK Borrower shall co-operate in completing any additional procedural formalities necessary for that Designated UK Borrower to obtain authorization to make that payment without any deduction or withholding for or on account of Tax.
(E)        If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Section (B) or (C) above, no Designated UK Borrower shall make a UK Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender's Commitment or its participation in any utilization of a Credit Extension unless the Lender otherwise agrees.

(F)        Each Designated UK Borrower shall, promptly on making a UK Borrower DTTP Filing, deliver a copy of that UK Borrower DTTP Filing to the Administrative Agent and to the relevant Lender.
(G)        In the case of a Credit Extension made to a Designated UK Borrower, a UK Non-Bank Lender shall promptly notify the Administrative Agent if there is any change in the position from that set out in the UK Tax Confirmation.
(iv)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Parent Borrower and the Administrative Agent in writing of its legal inability to do so.
(v)    For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties (other than those stated to be imposed as a result of the gross negligence or willful misconduct of the Administrative Agent or such Lender), interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g)    Payments made by Administrative Agent. For the avoidance of doubt, any payments made by the Administrative Agent to any Lender shall be treated as payments made by the applicable Loan Party.
(h)    Lender treated as Partnership. If any Lender is treated as a partnership for purposes of an applicable Indemnified Tax or Other Tax, any withholding made by such Lender shall be treated as if such withholding had been made by the Parent Borrower or a Designated Borrower or the Administrative Agent.
(i)    L/C Issuers and Swing Line Lender. For purposes of this Section 3.01, the term “Lender” shall include the L/C Issuers and the Swing Line Lender.
(j)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate, the Daily Floating Eurocurrency Rate or the LIBOR Daily Floating Rate (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, the Daily Floating Eurocurrency Rate or the LIBOR Daily Floating Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Parent Borrower through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans or LIBOR Floating Rate Loans to Eurocurrency Rate Loans, shall be suspended, or, in the case of LIBOR Floating Rate Loans, to convert Base Rate Loans or Eurocurrency Rate Loans in Dollars to LIBOR Floating Rate Loans and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Parent Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans and/or LIBOR Floating Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), immediately in the case of LIBOR Floating Rate Loans and, in the case of Eurocurrency Rate Loans, either on the last day of the

Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.
Notwithstanding the foregoing, if the Parent Borrower has been notified that any Lender has made a determination described in the first sentence of this Section, the Administrative Agent, in consultation with the Parent Borrower and the affected Lenders, may establish an alternative interest rate for the Loans, if any, made by such affected Lenders in an Alternative Currency (the “Affected Loans”), in which case, such alternative rate of interest shall apply with respect to the Affected Loans of each affected Lender until (1) such Lender revokes the notice delivered under the first sentence of this Section, (2) the Administrative Agent or the affected Lenders notify the Administrative Agent and the Parent Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Affected Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Parent Borrower written notice thereof.
3.03    Inability to Determine Rates. (a) If in connection with any request for a Eurocurrency Rate Loan, Daily Floating Eurocurrency Rate Loan or LIBOR Floating Rate Loan a conversion to a Eurocurrency Rate Loan or a LIBOR Floating Rate Loan, or a continuation of a Eurocurrency Rate Loan, (i) the Administrative Agent determines that (x) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan or the applicable term with respect to any Daily Floating Eurocurrency Rate Loan or LIBOR Floating Rate Loan, or (y) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan or LIBOR Floating Rate Loan or the Daily Floating Eurocurrency Rate in connection with an existing or proposed Daily Floating Eurocurrency Rate Loan (in each case with respect to clause (i) above, “Impacted Loans”), (ii) the Administrative Agent or the affected Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan or (iii)  the Administrative Agent or the Swing Line Lender determines that for any reason the Daily Floating Eurocurrency Rate for any requested Interest Period with respect to a proposed Daily Floating Eurocurrency Rate Loan does not adequately and fairly reflect the cost to the Swing Line Lender of funding such Loan, the Administrative Agent will promptly so notify the Parent

Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the affected Lenders) revokes such notice. Upon receipt of such notice, the Parent Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or any pending request for a Borrowing of LIBOR Floating Rate Loans (to the extent of the affected LIBOR Floating Rate Loans or periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount (or Dollar Equivalent thereof) specified therein.
(b)    Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (i) of Section 3.03(a), the Administrative Agent, in consultation with the Parent Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (i) of Section 3.03(a), (2) the Administrative Agent or the affected Lenders notify the Administrative Agent and the Parent Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Parent Borrower written notice thereof.
(c)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents (including any interest rate or related definitions contained in Section 1.01), if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Parent Borrower or the Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Parent Borrower) that the Parent Borrower or the Required Lenders (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining LIBOR in Dollars or an Alternative Currency for any requested Interest Period, including, without limitation, because the applicable rate is not available or published on a current basis and such circumstances are unlikely to be temporary, or
(ii)    the administrator of the applicable rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR shall no longer be made available with respect to Dollars or an Alternative Currency, or used for determining the interest rate of Loans denominated in Dollars or an Alternative Currency, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR for the applicable currency(ies) after such specific date (such specific date, the “Scheduled Unavailability Date”), or
(iii)    syndicated loans denominated in Dollars or an Alternative Currency that are currently being executed, or that include language similar to that contained in this section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR for the applicable currency(ies), then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Parent Borrower may amend this agreement solely for the purpose of replacing LIBOR (a “Successor Rate Amendment”) in accordance with this section with (1) in the case of Dollar denominated Loans (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated credit facilities for such alternative benchmarks and (2) in the case of Loans denominated in an Alternative Currency, another alternate benchmark rate giving due consideration to any evolving or then existing convention for syndicated credit facilities denominated in such currency for such alternative benchmarks; and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similarly denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Parent Borrower unless, prior to such time, the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (1)(x) above, object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (1)(y) or (2) above, object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
If no Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Parent Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans and/or LIBOR Daily Floating Rate Loans and/or Swing Line Loans shall be suspended (to the extent of the affected Loans or Interest Periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice and subject to clause (y) of the preceding sentence, the Parent Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate

Loans (to the extent of the affected Loans or Interest Periods), or a Borrowing of or conversion to LIBOR Daily Floating Rate Loans, or a Borrowing of Swing Line Loans; or, failing that will be deemed to have converted any such request for a Loan into a request for a Borrowing of or conversion to (as applicable) a Base Rate Loan under the same Tranche or Facility as that requested (and, in the case of a request for a Loan denominated in a LIBOR Quoted Currency other than Dollars, such Base Rate Loan shall be the requested loan amount converted into Dollars determined at a spot rate selected by the Administrative Agent in consultation with the Parent Borrower as in effect on the date two Business Days immediately prior to the date of the requested funding).
Notwithstanding anything to the contrary, any definition of Successor Rate shall provide that in no event shall such Successor Rate be less than zero for purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Successor Rate Conforming Changes will become effective without any further action or consent of any other party to any Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Successor Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.
Any Adjustment and Successor Rate agreed and proposed to the Required Lenders in the context of a Successor Rate Amendment shall be in form and substance acceptable to each of the Administrative Agent and the Parent Borrower; provided, however, that the Administrative Agent shall in any event approve such terms as are generally no less favorable to the Parent Borrower than corresponding terms included in similar facilities for similarly situated borrowers in general, but not necessarily all such borrowers in transactions in which Bank of America serves as administrative agent; provided, further, that nothing herein shall obligate the Administrative Agent to disclose any information regarding other borrowers or facilities.
3.04    Increased Costs; Reserves on Eurocurrency Rate Loans, Daily Floating Eurocurrency Rate Loans and LIBOR Floating Rate Loans.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e) other than as set forth below) or any L/C Issuer;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans, Daily Floating Eurocurrency Rate Loans or LIBOR Floating Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Parent Borrower will pay (or cause the applicable Designated Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity ratios or requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Parent Borrower will pay (or cause the applicable Designated Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Parent Borrower shall be conclusive absent manifest error. The Parent Borrower shall pay (or cause the applicable Designated Borrower to pay) such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Parent Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Additional Reserve Requirements. The Parent Borrower shall pay (or cause the applicable Designated Borrower to pay) to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan and/or Daily Floating Eurocurrency Rate Loan and/or LIBOR Floating Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans and/or Daily Floating Eurocurrency Rate Loans and/or LIBOR Floating Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Parent Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.
3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Parent Borrower shall promptly compensate (or cause the applicable Designated Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert into any Loan other than a Base Rate Loan on the date or in the amount notified by the Parent Borrower (on its own behalf or on behalf of any Designated Borrower);
(c)    any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency;

(d)    any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Parent Borrower pursuant to Section 11.13; or
(e)    the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan.
including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Parent Borrower shall also pay (or cause the applicable Designated Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Parent Borrower (or the applicable Designated Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.
A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender as specified in this Section and delivered to the Parent Borrower shall be conclusive absent manifest error.
3.06    Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. Each Lender may make any Credit Extension to any Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of any Borrower to repay the Credit Extension made to such Borrower in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then, at the request of the Parent Borrower, such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Parent Borrower hereby agrees to pay (or cause the applicable Designated Borrower to pay) all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Parent Borrower may replace such Lender in accordance with Section 11.13.
3.07    Survival. All obligations of the Loan Parties under this Article III shall survive termination of the Aggregate Commitments, repayment of all obligations under any Loan Document, and resignation of the Administrative Agent.
ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01    Conditions of Effectiveness and Term Loans. The effectiveness of this Agreement and the obligation of each Term Lender to make its Term Loan hereunder on the Closing Date is subject to satisfaction (or valid waiver) of the following conditions precedent.
(a)    The Administrative Agent’s receipt of the following, each of which shall be originals, e-mails (in a .pdf format) or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer or a duly authorized officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
(i)    an executed counterpart of this Agreement;
(ii)    a Revolving Credit Note, Term Note and/or Delayed Draw Term Note, as applicable, in each case, duly executed by the Parent Borrower in favor of each Lender requesting a Note;
(iii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(iv)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
(v)    a favorable opinion of DLA Piper LLP (US), counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(vi)    a certificate of a Responsible Officer of the Parent Borrower either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by each Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
(vii)    a certificate signed by a Responsible Officer of the Parent Borrower certifying (A) that the conditions specified in this Section 4.01 and Sections 4.02(a) and (b) have been satisfied (other than those conditions contingent upon the satisfaction of the Administrative Agent and/or the Lenders with respect to certain items received by them under this Section 4.01), and (B) that no action, suit, investigation or proceeding is pending or, to the knowledge of any Loan Party, threatened in any court or before any arbitrator or Governmental Authority related to the Facility or that could reasonably be expected to be adversely determined and, if adversely determined, could reasonably be expected to have a Material Adverse Effect;
(viii)    a Solvency Certificate from the Company certifying that each Loan Party is Solvent after giving effect to the Credit Extensions to occur on the Closing Date;
(ix)    a duly completed Compliance Certificate as of the last day of the fiscal quarter of the Company ended immediately prior to the Closing Date for which financial statements were required to be delivered to the Administrative Agent under the Original Credit Agreement, signed by a Responsible Officer of the Company and evidencing that both immediately before and after giving effect to all transactions contemplated to occur on the Closing Date (including, without limitation, all Credit Extensions to occur on the Closing Date) the Loan Parties shall be in compliance, on a pro forma basis, with the provisions of Section 7.11;
(x)    evidence that the Existing Swing Line Loans and the Existing Term Loans have been or concurrently with the Closing Date are being repaid in full; and
(xi)    such other assurances, certificates, documents, consents or opinions as the Administrative Agent, any L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.
(b)    (i) All fees required to be paid to the Administrative Agent and the Arrangers on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid.
(c)    Unless waived by the Administrative Agent, all reasonable fees, charges and disbursements of counsel to the Administrative Agent shall have been paid (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least one Business Day prior to the Closing Date, plus such reasonable additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).
(d)    Confirmation that the Company has delivered a written notice to each Departing Lender terminating as of the Closing Date all commitments of the Departing Lenders under the Original Credit Agreement, and all amounts owing (whether or not due) under the Original Credit Agreement and related documents through and including the Closing Date to each Departing Lender shall have been paid in full.
(e)    The Administrative Agent and each Lender shall have received, at least five (5) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation, in each case as requested at least ten (10) Business Days prior to the Closing Date.
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Notwithstanding anything contained elsewhere in this Agreement, each Lender that is a “Lender” (as defined in the Original Credit Agreement) hereby waives any right to indemnification for any funding loss or expense that such Lender may sustain or incur as a result of a prepayment by the Company of the Existing Term Loans or any prepayment of any Revolving Credit Loans outstanding under the Original Credit Agreement on the Closing Date prior to the last day of the “Interest Period” (as defined in the Original Credit Agreement) applicable thereto required to effect the refinancing of the Existing Term Loans with the Term Loans and/or Revolving Credit Loans or as a result of the reallocation of such Revolving Credit Loans to Lenders that were not “Lenders” under the Original Credit Agreement.
4.02    Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for a Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:
(a)    The representations and warranties of each Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of the proposed Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification, (iii) the representations and warranties set forth in Sections 5.05(c), 5.06(b) and 5.17 shall be made only as of the Closing Date and (iv) for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01;
(b)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof;
(c)    The Administrative Agent and, if applicable, an L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof;
(d)    If such Credit Extension is a Competitive Borrowing, on or before the date of such Competitive Borrowing, but prior to such Competitive Borrowing, the Administrative Agent shall have received, if requested by the applicable Competitive Loan Lender, a Competitive Loan Note payable to the order of such Competitive Loan Lender for each of the one or more Competitive Loans to be made by such Competitive Loan Lender as part of such Competitive Borrowing, in a principal amount equal to the principal amount of the Competitive Loan to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Loan in accordance with Section 2.03;
(e)    If such Credit Extension is a Revolving Credit Borrowing or an L/C Credit Extension, after giving effect to the proposed Credit Extension, the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time;
(f)    In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent and the Required Revolving Lenders (in the case of any Revolving Credit Loans to be denominated in an Alternative Currency), the Required Term Lenders (in the case of the Term Loans), the Required Delayed Draw Term Lenders (in the case of any Delayed Draw Term Loans to be denominated in an Alternative Currency), the Swing Line Lender (in the case of any Swing Line Loans) or the applicable L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency; and
(g)    If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.19 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent.
Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to another Type or a continuation of Eurocurrency Rate Loans) submitted by the Parent Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b) and (e) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V
REPRESENTATIONS AND WARRANTIES
The Company and each Loan Party represent and warrant to the Administrative Agent and the Lenders that:
5.01    Existence, Qualification and Power. Each Loan Party, and each of its Subsidiaries, (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, except, solely in the case of a Subsidiary of the Company that is not a Loan Party, to the extent that the failure of such Subsidiary to be duly organized or formed and in good standing could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the transactions contemplated by the Loan Documents, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of, and the consummation by each Loan Party of the transactions contemplated by, each Loan Document to which such Person is a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.
5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the transactions contemplated by the Loan Documents or (b) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents.
5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.05    Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(b)    The unaudited consolidated balance sheet of the Company and its Subsidiaries dated September 30, 2019, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(c)    Since December 31, 2018, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their respective properties or revenues that (a) could reasonably be expected to adversely affect this Agreement, any other Loan Document or any of the transactions contemplated hereby or thereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
5.07    No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08    Ownership of Property; Liens. Each Loan Party and each of its Subsidiaries has good record and marketable title to, or valid leasehold interests in, all its Property material to its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each Loan Party and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.
5.09    Environmental Compliance. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither a Loan Party nor any of its Subsidiaries (i) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any Environmental Permit required under any applicable Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
5.10    Taxes. Each Loan Party, and each of its Subsidiaries, has timely filed all federal, state and other material tax returns and reports required to be filed, and has timely paid all federal, state and other material Taxes (whether or not shown on a tax return), including in its capacity as a withholding agent, levied or imposed upon it or its properties, income or assets otherwise due and payable, except in each case, with respect to those Taxes or tax returns (i) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, or (ii) where the failure to timely file or timely pay could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. There is no proposed tax assessment against any Loan Party or any Subsidiary thereof that, if made, could reasonably be expected to have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement. Except as could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect, neither any Loan Party nor any of its Subsidiaries has ever “participated” in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4.
5.11    ERISA Compliance.
(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)    There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred, and neither the Company nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Company and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Company nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that is subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(d)    Neither the Company nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than those listed on Schedule 5.11(d) hereto.
5.12    Subsidiaries; Equity Interests; Loan Parties. As of the Closing Date (based on the Compliance Certificate delivered pursuant to Section 4.01(a)(ix)) and as of the date of each delivery of a Compliance Certificate concurrently with the financial statements referred to in Section 6.01(a), Part (a) of Schedule 5.12 is a complete and accurate list of the Company and its Subsidiaries, showing the correct name of each such Subsidiary and whether such Subsidiary is a Subsidiary Guarantor or a Designated Borrower. The outstanding equity interests of the Company and all of its Subsidiaries are validly issued, fully paid and non-assessable and are owned free and clear of all Liens, except for Liens permitted by this Agreement, as indicated in Part (a) of Schedule 5.12. As of the Closing Date, no Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.12. Set forth on Part (c) of Schedule 5.12 is a complete and accurate list of all Loan Parties, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation or organization, the address of its chief executive office and principal place of business, the type of organization it is and its U.S. taxpayer identification number. The copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 4.01(a)(iv) is a true and correct copy of each such document, each of which is valid and in full force and effect.
5.13    Margin Regulations; Investment Company Act. (a) No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
(b)    None of the Company, any Person Controlling the Company, or any Subsidiary of the Company is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.14    Disclosure. The Parent Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, as of the Closing Date, and all other matters known to it as of the Closing Date, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the SEC Reports and none of the reports, financial statements, certificates or other information furnished (whether in writing or orally) by or on behalf of the Parent Borrower or any other Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) when taken as a whole as at such time, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Parent Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
5.15    Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.16    Intellectual Property; Licenses, Etc. Each Loan Party, and each of its Subsidiaries, owns, or possesses the right to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Loan Parties and their Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
5.17    Solvency. Immediately after giving effect to the initial Credit Extensions made on the Closing Date, the Loan Parties are, together with their Subsidiaries on a consolidated basis, Solvent.
5.18    Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), condemnation or eminent domain that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.19    SEC Reports. As of the Closing Date, the Company has filed all forms, reports, statements (including proxy statements) and other documents (such filings by the Company are collectively referred to as the “SEC Reports”), required to be filed by it with the Securities and Exchange Commission. The SEC Reports, including all SEC Reports filed after the Closing Date or on or prior to the date of this Agreement, (i) were or will be prepared in all material respects in accordance with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the Securities and Exchange Commission thereunder applicable to such SEC Reports at the time of filing thereof and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
5.20    Anti-Money Laundering; Sanctions; Anti-Corruption Laws. (a) Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company and its Subsidiaries,

any director, officer, employee, agent, affiliate or representative thereof (i) has violated or is in violation of any applicable anti-money laundering law or (ii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in any applicable law, regulation or other binding measure implementing the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering.
(b)    Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.
(c)    The Company and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
5.21    Affected Financial Institutions. No Loan Party is an Affected Financial Institution.
5.22    Covered Entity. No Loan Party is a Covered Entity.
5.23    Representations as to Foreign Obligors. With respect to each Foreign Obligor:
(a)    Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.
(b)    The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.
(c)    There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent.
(d)    The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).
ARTICLE VI
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Loan Parties shall, and shall cause each of their respective Subsidiaries to (or, solely in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03 the Parent Borrower shall, and solely in the case of the covenants set forth in Sections 6.12(b) and 6.15 the Company shall):
6.01    Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
(a)    as soon as available, but in any event within 90 days after the end of each fiscal year of the Company (or, if earlier, 15 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)) (commencing with the fiscal year ended December 31, 2019), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year on Form 10-K, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or other “Big 4” accounting firm, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and which report shall state that such financial statements fairly present the consolidated financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which PricewaterhouseCoopers LLP or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to such financial statements) (which report shall be subject to the confidentiality limitations set forth herein); and
(b)    as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or, if earlier, five days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Company’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity and cash flows for the portion of the Company’s fiscal year then ended on Form 10-Q, in each case setting forth in comparative form, as applicable, the figures as of the end of and for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Company as fairly presenting the consolidated financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
As to any information contained in materials furnished pursuant to Section 6.02(b), the Parent Borrower shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Parent Borrower to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.
6.02    Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
(a)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) representing and certifying (1) that the officer signatory thereto has reviewed the terms of this Agreement, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions contemplated hereby and the consolidated financial condition of the Company and its Subsidiaries, during the accounting period covered by such reports, that such review has not disclosed the existence during or at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such Officer’s Certificate, of any condition or event which constitutes a Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto, (2) calculations evidencing whether there has been compliance with each of the financial covenants set forth in Section 7.11 and (3) an update of Part (a) of Schedule 5.12, if applicable;

(b)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders or other equity holders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(c)    promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished pursuant to Section 6.01 or any other clause of this Section 6.02;
(d)    promptly, and in any event within five Business Days after receipt thereof by any Loan Party, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party (in each case, to the extent such Loan Party is permitted to disclose such information to the Administrative Agent and the Lender);
(e)    promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect;
(f)    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Loan Parties or any of their Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent may reasonably request including without limitation, tax returns, title reports, insurance certificates and results of environmental site assessments; and
(g)    promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent, any L/C Issuer or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the USA PATRIOT Act and the Beneficial Ownership Regulation.
Documents required to be delivered pursuant to Section 6.01(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Parent Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the

Administrative Agent or such Lender. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by any Loan Party with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Each of the Loan Parties hereby acknowledges that (a) the Administrative Agent, the Arrangers and/or the Bookrunners may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of any Loan Party hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each of the Loan Parties hereby agrees that it will identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent, the Arrangers, the Bookrunners, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to any Loan Party or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent, the Bookrunners and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
6.03    Notices. Notify the Administrative Agent and each Lender promptly upon a Responsible Officer of the Company or the Parent Borrower having actual knowledge thereof:
(a)    of the occurrence of any Default;
(b)    any agreements, instruments which, and any corporate or other restrictions to which, it or any of its Subsidiaries enters into or becomes subject to after the Closing Date, and all other matters known to it, that, individually or in the aggregate, have or could reasonably be expected to result in a Material Adverse Effect, including any of the following if it could reasonably be expected to result in a Material Adverse Effect: (i) any breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary thereof; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws;

(c)    of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties and their Subsidiaries in an aggregate amount exceeding $5,000,000;
(d)    of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof; and
(e)    of any announcement by Moody’s, S&P or Fitch of any change in a Debt Rating.
Each notice pursuant to this Section 6.03 (other than Section 6.03(e)) shall be accompanied by a statement of a Responsible Officer of the Company or the Parent Borrower setting forth details of the occurrence referred to therein and stating what action the Loan Parties and their Subsidiaries have taken and/or propose to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04    Payment of Obligations. (a) Pay and discharge as the same shall become due and payable, (i) all federal, state and other material Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien) and adequate reserves in accordance with GAAP are being maintained by such Loan Party or such Subsidiary, (ii) all lawful material claims which, if unpaid, would by law become a Lien (other than a Lien permitted under Section 7.01) upon its property; and (iii) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except to the extent that the failure to pay such Indebtedness would not constitute an Event of Default under Section 8.01(e); and (b) timely file all tax returns required to be filed, except where the failure to file such tax returns would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
6.05    Preservation of Existence, Etc. (a)  Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except (i) in a transaction permitted by Section 7.04 or 7.05 or (ii) solely in the case of a Subsidiary of the Parent Borrower that is not a Loan Party, the failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
6.06    Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof; and (c) use the standard of care typical in the industry for similar facilities in similar locations in the operation and maintenance of its facilities, except in the case of clauses (a), (b) and (c) where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.07    Maintenance of Insurance. Maintain or cause each of its Subsidiaries to, maintain, or cause tenants of Projects to maintain, with financially sound and reputable insurance companies not Affiliates of the Company, insurance with respect to its properties and its business against general liability, property casualty and such casualties and contingencies as shall be commercially reasonable and in accordance with the customary and general practices of businesses having similar operations and real estate portfolios in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent for such businesses, including without limitation, insurance policies and programs sufficient to cover (a) the replacement value of the improvements at Projects owned by the Loan Parties and their Subsidiaries (less commercially reasonable deductible amounts) and (b) liability risks associated with such ownership (less commercially reasonable deductible amounts).
6.08    Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.09    Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in all material respects and in any event in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving its assets and business; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over it.
6.10    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Parent Borrower, provided that except as provided in the following proviso the Borrowers shall not be obligated to reimburse the Administrative Agent or any Lender (or any representative thereof) for more than one visit, inspection or examination conducted during any fiscal year of the Company; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.
6.11    Use of Proceeds. Use the proceeds of the Credit Extensions for working capital needs of the Company and its Subsidiaries, for acquisitions, including the acquisition of Managed Programs, and for other general corporate purposes not in contravention of any Law or of any Loan Document.

6.12    Additional Subsidiary Guarantors.
(a)     If, after the Closing Date, any Subsidiary of the Company (including any Division Successor resulting from the consummation of a Division by a Subsidiary) that (x) either (i) receives fees under a Management Contract, (ii) is a Wholly-Owned REIT Subsidiary or (iii) owns, directly or indirectly, an Unencumbered Eligible Project and (y) is not a Subsidiary Guarantor becomes a borrower or guarantor of, or otherwise incurs a payment obligation in respect of, any Indebtedness of the type described in clause (a) of such definition that is not (A) owing to any of the Consolidated Businesses or (B) Secured Indebtedness (including, without limitation and for the avoidance of doubt, Indebtedness (other than Secured Indebtedness) that is incurred under or in connection with notes or bonds issued in a Rule 144A Transaction), then within 15 Business Days of such event (or such other period as may be agreed by the Administrative Agent in its sole discretion), the Company may cause such Subsidiary, and shall cause such Subsidiary if it is a Domestic Wholly-Owned Subsidiary of the Company (and otherwise shall cause the most immediate parents of such Subsidiary that are Domestic Wholly-Owned Subsidiaries of the Company (if any)), to become a Subsidiary Guarantor under this Agreement and to execute and deliver a joinder agreement in substantially the form of Exhibit G, and the Company shall (x) as and to the extent requested by the Administrative Agent, deliver to the Administrative Agent the items referenced in Section 4.01(a)(iii), (iv) and (vi) with respect to each such Subsidiary, (y) as and to the extent requested by the Administrative Agent, deliver to the Administrative Agent a favorable opinion of counsel, which counsel shall be reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and each Lender, as to such matters concerning each such Subsidiary and the Loan Documents as the Administrative Agent may reasonably request and (z) provide the Administrative Agent with the U.S. taxpayer identification number for each such Domestic Wholly-Owned Subsidiary and the unique identification number issued by its jurisdiction of organization for each such Foreign Subsidiary and all documentation and other information concerning each such Subsidiary that the Administrative Agent or any Lender requests in order to comply with its obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
(b)     If at any time that the Company is not a Guarantor a Default occurs under Section 7.15, then within fifteen (15) Business Days (or such later date as the Required Lenders may agree) of the occurrence of such Default, the Company shall either (i) take such actions necessary to terminate the continuance of such Default or (ii) deliver to the Administrative Agent (A) a duly executed joinder agreement in form reasonably acceptable to the Administrative Agent pursuant to which the Company and each Intermediate Holding Company that is not at such time a Guarantor (if any) shall become party to this Agreement as a Guarantor, (B) the items referenced in Section 4.01(a)(iii), (iv) and (vi) with respect to the Company and each such Intermediate Holding Company and (C) a favorable opinion of counsel, which counsel shall be reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and each Lender, as to such matters concerning the Company, the Intermediate Holding Companies and the Loan Documents as the Administrative Agent may reasonably request.
6.13    Compliance with Environmental Laws. Comply in all material respects, with all applicable Environmental Laws and Environmental Permits held by it; obtain and renew or require the applicable tenant to obtain and renew, all Environmental Permits necessary for its operations;

and conduct or require the applicable tenant to conduct any investigation, study, sampling and testing, and undertake any cleanup, response or other corrective action required under and in material compliance with Environmental Law necessary to remediate all Hazardous Materials at, on, under or emanating from any of the properties owned, leased or operated by it, in accordance with the requirements of all applicable Environmental Laws, except, in each case, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided, however, that the Loan Parties and their Subsidiaries shall not be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
6.14    Distributions in the Ordinary Course. Continue to follow its ordinary course of business practice of causing all of its Subsidiaries to make transfers of net cash and cash equivalents upstream to the Parent Borrower and not make net transfers of cash and cash equivalents downstream from the Parent Borrower to its Subsidiaries, except in the ordinary course of business consistent with past practice and otherwise subject to the terms of this Agreement.
6.15    Company Status. (a) At all times (i) remain publicly traded with securities listed on the New York Stock Exchange or another national stock exchange located in the United States, (ii) except as the result of a disposition otherwise permitted under this Agreement, retain Control of all Subsidiary Guarantors and all Borrowers, and (iii) continue to be organized and operated in a manner that will allow it to qualify for REIT Status.
6.16    Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, and (ii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Administrative Agent for the benefit of the Lenders, the rights granted or now or hereafter intended to be granted to the Administrative Agent for the benefit of the Lenders under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.
6.17    Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all material leases of Real Property to which the Company or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, except, in any case, where (a) the Company or such Subsidiary determines in its reasonable business judgment that it will allow such lease to lapse or be terminated, or (b) the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

6.18    Material Contracts. Perform and observe all the terms and provisions of each material contract to be performed or observed by it, maintain each such material contract in full force and effect, enforce each such material contract in accordance with its terms, except, in any case, where (a) the Company or a Subsidiary thereof determines in its reasonable business judgment that it will agree to a work out, deliver a deed-in-lieu or allow such material contract to expire or that it will not enforce such material contract, or (b) where the failure to do so, either individually or in the aggregate, could not reasonably be likely to have a Material Adverse Effect.
6.19    Anti-Corruption Laws. Conduct its businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.

ARTICLE VII
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Loan Parties shall not, nor shall they permit any of their respective Subsidiaries to, directly or indirectly (and solely in the case of the covenants set forth in Section 7.15 the Company, the OpCo GP and each Intermediate Holding Company shall not directly or indirectly):
7.01    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names the Company or any of its Subsidiaries as debtor, or assign any accounts or other right to receive income, other than the following:
(a)    Permitted Encumbrances;
(b)    Liens with respect to Capitalized Leases of equipment entered into in the ordinary course of business of the Consolidated Businesses; and
(c)    Liens securing Secured Indebtedness, the incurrence of which is not prohibited by this Article VII.
7.02    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)    the Obligations;
(b)    Secured Indebtedness; provided that taking into account the incurrence of such Secured Indebtedness, the Loan Parties shall be in compliance, on a pro forma basis, with the provisions of Section 7.11;
(c)    unsecured obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments to the defaulting party on outstanding transactions;
(d)    unsecured Indebtedness outstanding on the Closing Date and listed on Schedule 7.02 and any refinancings, refundings, renewals or extensions thereof; provided that the Loan Parties shall be in compliance, on a pro forma basis, with the provisions of Section 7.11; and
(e)    any other unsecured Indebtedness; provided that taking into account the incurrence of such Indebtedness, the Loan Parties shall be in compliance, on a pro forma basis, with the provisions of Section 7.11.
7.03    Investments. Make or hold any Investments, except:
(a)    Investments held by the Loan Parties and their respective Subsidiaries in the form of Cash and Cash Equivalents;
(b)    (i) Investments made on or prior to the Closing Date by the Loan Parties and their Subsidiaries in their respective Subsidiaries, (ii) additional Investments by the Loan Parties and their Subsidiaries in Loan Parties (other than the Company), (iii) additional Investments by Subsidiaries of the Company that are not Loan Parties in Subsidiaries of the Parent Borrower that are not Loan Parties, (iv) Investments made on or prior to the Closing Date in Joint Ventures and (v) additional Investments by the Loan Parties in Subsidiaries of the Parent Borrower that are not Loan Parties and Joint Ventures; provided that (A) no Default has occurred and is continuing or would result from such Investment and (B) taking into account the making of such Investment, the Loan Parties shall be in compliance, on a pro forma basis, with the provisions of Section 7.11;
(c)    Guarantees permitted by Section 7.02;
(d)    Investments existing on the date hereof (other than those referred to in Section 7.03(b)(i) and (iv));
(e)    [reserved];
(f)    loans and advances to employees in the ordinary course of business not to exceed $2,500,000 in the aggregate at any time outstanding;
(g)    Investments by the Loan Parties and their Subsidiaries in the Parent Borrower or any Subsidiary thereof not otherwise permitted under this Section 7.03; provided that, with respect to each Investment made pursuant to this Section 7.03(g):
(i)    such Investment shall not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Company and its Subsidiaries, taken as a whole (as determined in good faith (A) by the board of directors (or persons performing similar functions) of the

Company or such Subsidiary if such board of directors is otherwise approving such transaction and (B) in each other case, by a Responsible Officer of the Company);
(ii)    such Investment shall be in property that is part of, or in lines of business that are, substantially the same lines of business as one or more of the principal businesses of the Parent Borrower and its Subsidiaries in the ordinary course or Persons that own such property; and
(iii)    (A) immediately before and immediately after giving pro forma effect to any such Investment, no Default shall have occurred and be continuing or would result and (B) immediately after giving effect to such Investment, the Company and its Subsidiaries shall be in compliance, on a pro forma basis, with the provisions of Section 7.11.
7.04    Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) all or substantially all of its assets or all of substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
(a)    (i) any Person (other than the Company or the Parent Borrower) may merge into a Loan Party or a Subsidiary thereof in a transaction in which such Loan Party or such Subsidiary is the surviving Person, subject to the requirements of Section 6.12 and provided that if the Person merging into such Loan Party or Subsidiary is a Designated Borrower, then the Person surviving such merger shall be the Company, the Parent Borrower or a Designated Borrower (including any newly designated Designated Borrower pursuant to Section 2.19), (ii) any Loan Party or any Subsidiary thereof may sell, lease, transfer or otherwise Dispose of its assets to another Loan Party or another Subsidiary thereof, subject to the requirements of Section 6.12, (iii) any Subsidiary of the Company (other than a Subsidiary Guarantor or a Designated Borrower) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders, and (iv) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing or would result, any Loan Party or any Subsidiary thereof may sell, transfer or otherwise Dispose of Equity Interests of a Subsidiary thereof (other than a Subsidiary Guarantor or a Borrower). For purposes of clarification, nothing in this Section 7.04 shall prevent the release of any Subsidiary Guarantor as permitted hereunder; and
(b)    in connection with any acquisition permitted under Section 7.03, any Subsidiary of the Company (other than a Borrower) may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a Wholly-Owned Subsidiary of the Company and, if required thereby, shall comply with the requirements of Section 6.12.
7.05    Dispositions. Make any Disposition (whether in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) or enter into any agreement to make any Disposition, except:

(a)    Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
(b)    Dispositions of property by any Subsidiary of the Company to the Company or to a Wholly-Owned Subsidiary thereof; provided that if the transferor of such property is a Borrower or a Subsidiary Guarantor, then the transferee thereof must be a Borrower or a Subsidiary Guarantor;
(c)    Dispositions permitted by Section 7.04;
(d)    (i) the Disposition of any Project or other Property and (ii) the sale or other Disposition of all, but not less than all, of the Equity Interests of any Subsidiary of the Parent Borrower that is not a Wholly-Owned REIT Subsidiary; provided that such Disposition shall not result in a Material Adverse Effect and at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing or would result therefrom.
7.06    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that the following shall be permitted:
(a)    each Subsidiary of the Parent Borrower may make Restricted Payments pro rata to the holders of its Equity Interests; and
(b)    the Parent Borrower may make Restricted Payments in an aggregate amount in any fiscal year not to exceed (i) the amount of Restricted Payments required to be paid by the Company (in the Company’s reasonable judgment) in order for the Company to (x) maintain its REIT Status and (y) avoid the payment of federal or state income or excise tax plus (ii) additional Restricted Payments, so long as no Default arising under Section 8.01(a) or Section 8.01(b) (with respect to any of the covenants contained in Section 7.11) exists, both before and after giving effect to any such Restricted Payment on a pro forma basis; provided, that notwithstanding the foregoing, no Restricted Payments will be permitted following acceleration of any amount owing under any of the Facilities or during the existence of an Event of Default arising under Section 8.01(f) or (g); and
(c)     following the Reorganization, the Company shall be permitted to make Restricted Payments with any amounts received by it directly or indirectly from the Parent Borrower pursuant to Section 7.06(b).
7.07    Change in Nature of Business. (a) Engage to any material extent in any business other than businesses of the type conducted by the Loan Parties and their Subsidiaries on the Closing Date and businesses reasonably related thereto, and (b) the Company shall not engage in any line of business which is not permitted to be engaged in by real estate investment trusts and shall not permit any of its taxable REIT Subsidiaries to engage in any line of business which is not permitted to be engaged in by taxable REIT Subsidiaries thereof.

7.08    Transactions with Affiliates. Enter into or permit to exist any transaction of any kind with any Affiliate of the Company (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service), whether or not in the ordinary course of business, with any holder or holders of more than 5% of any class of equity securities of the Company, or with any Affiliate of the Company which is not its Subsidiary of the Company, on terms that are less favorable to the Company or any of its Subsidiaries, as applicable, than those that might be obtained in an arm’s length transaction at the time from Persons who are not such a holder or Affiliate. Nothing contained in this Section 7.08 shall prohibit (a) increases in compensation and benefits for officers and employees of the Loan Parties or any of their Subsidiaries which are customary in the industry or consistent with the past business practice of such Loan Party or such Subsidiary, provided that no Default has occurred and is continuing or would result; (b) payment of customary partners’ indemnities; (c) performance of any obligations arising under the Loan Documents, (d) transactions between or among the Loan Parties, (e) Investments permitted by Section 7.03, (f) Dispositions permitted by Section 7.05; and (g) any Restricted Payment permitted by Section 7.06.
7.09    Amendments of Organizational Documents. Permit any Subsidiary of the Company to, at any time cause or permit its certificate of formation, limited liability company agreement, certificate of limited partnership, partnership agreement, articles of incorporation, by-laws, or other charter documents, as the case may be, to be modified, amended or supplemented in any respect whatsoever, without, in each case, the express prior written consent or approval of the Administrative Agent, if such changes would materially adversely affect the rights of the Administrative Agent or the Lenders hereunder or under any of the other Loan Documents; provided that if such prior consent or approval is not required, such Loan Party shall nonetheless notify the Administrative Agent in writing promptly after any such modification, amendment or supplement to the charter documents of such Loan Party.
7.10    Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
7.11    Financial Covenants. (a) Maximum Leverage. Permit, as of the last day of each calendar quarter, the Leverage Ratio to exceed 60% (or, as of the last day of the four consecutive calendar quarters following the Company’s acquisition, pursuant to one transaction or a series of related transactions occurring contemporaneously, of one or more entities or property portfolios with total assets of at least $500,000,000, 65%); provided that in no event may the Leverage Ratio exceed 60% for more than four consecutive fiscal quarters in any five fiscal quarter period.
(b)    Maximum Secured Debt. Permit, as of the last day of each calendar quarter Total Secured Outstanding Indebtedness to exceed 40% of Total Value (or, as of the last day of the four consecutive calendar quarters following the Company’s acquisition, pursuant to one transaction or a series of related transactions occurring contemporaneously, of one or more entities or property portfolios with total assets of at least $500,000,000, 45% of Total Value); provided that in no event may such ratio exceed 40% for more than four consecutive fiscal quarters in any five fiscal quarter period.
(c)    Minimum Fixed Charge Coverage Ratio. Permit, as of the last day of each calendar quarter, the ratio of (i) Adjusted Total EBITDA for such calendar quarter to (ii) Fixed Charges for the same calendar quarter to be less than 1.50 to 1.00 for each calendar quarter.
(d)    Unsecured Debt to Unencumbered Asset Value. Permit, as of the last day of each calendar quarter, Total Unsecured Outstanding Indebtedness to exceed 60% of Unencumbered Asset Value (or, as of the last day of the four consecutive calendar quarters following the Company’s acquisition, pursuant to one transaction or a series of related transactions occurring contemporaneously, of one or more entities or property portfolios with total assets of at least $500,000,000, 65% of Unencumbered Asset Value); provided that in no event may such ratio exceed 60% for more than four consecutive fiscal quarters in any five fiscal quarter period.
7.12    Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness at any time that an Event of Default exists or would result therefrom, except the prepayment of the Credit Extensions in accordance with the terms of this Agreement.
7.13    Fiscal Year Changes. Make any change in its fiscal year.
7.14    Anti-Money Laundering; Sanctions; Anti-Corruption Laws. (a) Engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated in any applicable law, regulation or other binding measure by the Organisation for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering or violate these laws or any other applicable anti-money laundering law or engage in these actions.
(b)    Use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary thereof, joint venture partner or other individual or entity, to fund any activities of or business with any individual, or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Bookrunner, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.
(c)    Use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.
7.15     Company Covenants. Notwithstanding anything to the contrary contained in any Loan Document, at any time that the Company is not a Borrower or a Guarantor:
(a)enter into or conduct any business other than in connection with the ownership, acquisition and disposition of interests in the Parent Borrower, the OpCo GP or any

Intermediate Holding Company, as applicable, and the management of the business of the Parent Borrower, and such activities as are incidental thereto, all of which shall be solely in furtherance of the business of the Parent Borrower;
(b)own any assets other than (i) interests, rights, options, warrants or convertible or exchangeable securities of the Parent Borrower, (ii) Equity Interests in the Intermediate Holding Companies and the OpCo GP, (iii) assets that have been distributed to the Company by its Subsidiaries in accordance with Section 7.06 that are held for ten (10) Business Days or less pending further distribution to equity holders of the Company, (iv) assets received by the Company from third parties (including the net cash proceeds from any issuance and sale by the Company of any of its Equity Interests), that are held for ten (10) Business Days or less pending contribution of same to the Parent Borrower (whether directly or through an Intermediate Holding Company), (v) such bank accounts or similar instruments as it deems necessary to carry out its responsibilities under its own Organization Documents and the Organization Documents of the Parent Borrower and (vi) other tangible and intangible assets that, taken as a whole, are de minimis in relation to the net assets of the Company and its Subsidiaries, but which shall in no event include any Equity Interests other than those permitted in clauses (i) and (ii) of this clause (b);
(c)create, incur, assume or suffer to exist any Indebtedness (other than Indebtedness of the type described in clause (g)(ii) of the definition of Indebtedness or any Guarantee thereof);
(d)make any Investment other than as permitted under clause (b) of this Section 7.15; or
(e)create, incur, assume or suffer to exist any Liens on any of its property, assets or revenues other than those permitted under clauses (a), (g) or (j) of the definition of Permitted Encumbrances.
Nothing in this Section 7.15 shall prevent the Company or any Intermediate Holding Company from (i) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (ii) the performance of its obligations with respect to the Loan Documents, (iii) any public offering of its common stock or any other issuance or sale of its Equity Interests, (iv) the payment of dividends, (v) making contributions directly or indirectly to the capital of the Parent Borrower, (vi) participating in tax, accounting and other administrative matters as a member of the consolidated group of the Company and the Parent Borrower, (vii) providing indemnification to officers, managers and directors, (viii) any activities incidental to compliance with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any rules and regulations promulgated thereunder, and the rules of national securities exchanges, in each case, as applicable to companies with listed equity or debt securities, as well as activities incidental to investor relations, shareholder meetings and reports to shareholders or debt holders and (ix) any activities incidental to the foregoing.
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01    Events of Default. Any of the following shall constitute an Event of Default:
(a)    Non-Payment. Any Loan Party fails to (i) pay when and as required to be paid herein, and in any currency hereunder, any amount of principal of any Loan or any L/C Obligation (whether upon demand at maturity, by reason of acceleration or otherwise) or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within five Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or
(b)    Specific Covenants. (i) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 2.04(b)(v), 6.01, 6.02(a), 6.02(f), 6.03, 6.05, 6.10, 6.11, or Article VII (other than Section 7.15), (ii) the Company, the OpCo GP or any Intermediate Holding Company fails to perform or observe any term, covenant or agreement contained in Section 7.15 on its part to be performed or observed and such failure continues for fifteen (15) Business Days or (iii) any Guarantor fails to perform or observe any term, covenant or agreement contained in the Guaranty; or
(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b)) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) a Responsible Officer thereof obtaining actual knowledge of such failure and (ii) the Parent Borrower receiving notice of such failure from the Administrative Agent (which notice shall be given at the request of any Lender); or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)    Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace period, if any, in respect of any Material Indebtedness, or (B) fails to observe or perform any other agreement or condition relating to any Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, and such failure continues after the applicable grace period, if any, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness (or, with respect to a Guarantee, the beneficiary or beneficiaries (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries)) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, (or, in the case of a Guarantee, such Guarantee to become payable or cash collateral in respect thereof to be demanded); provided that this clause (e) shall not apply to Secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or

(f)    Insolvency Proceedings, Etc. Any Loan Party or any Material Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(g)    Inability to Pay Debts; Attachment. (i) Any Loan Party or any Material Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
(h)    Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) in an aggregate amount in excess of $50,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage and excluding judgments entered in respect of Nonrecourse Indebtedness and judgments entered in respect of Indebtedness that is recourse solely to a Subsidiary of the Company (x) that is not a Loan Party, (y) was formed solely to own a particular Project, and (z) does not engage in any business other than the ownership of such Project, or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company and its Subsidiaries under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000; or
(j)    Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or
(k)    Change of Control. There occurs any Change of Control; or
(l)    REIT Status. The Company shall, for any reason, lose or fail to maintain its REIT Status.
8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;
(c)    require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(d)    exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents or applicable Laws;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.17 and 2.18 be applied in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees, Delayed Draw Term Loan Unused Fees, Facility Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized pursuant to Sections 2.04 and 2.17; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Parent Borrower or as otherwise required by Law.
Subject to Sections 2.04(c) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired or cancelled, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX
ADMINISTRATIVE AGENT
9.01    Appointment and Authority. Each of the Lenders and each of the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Parent Borrower, a Lender or an L/C Issuer; and

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06    Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Parent Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Parent Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is (i) a Defaulting Lender pursuant to clause (d) of the definition thereof or (ii) determined, by a court of competent jurisdiction by final and nonappealable judgment, to be grossly negligent in the performance of its material obligations and/or duties hereunder or to have engaged in willful misconduct in the performance of such obligations and/or duties, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Parent Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Parent Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(j) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(d)    Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and the Swing Line Lender. If Bank of America, JPMorgan Chase or Wells Fargo Bank, resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c). If Bank of America resigns as the Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(c). Upon the appointment by the Parent Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or the retiring Swing Line Lender, as applicable, (b) the retiring L/C Issuer and the retiring Swing Line Lender, as applicable, shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Co-Syndication Agents, Documentation Agents, Senior Managing Agents or Managing Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.
9.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party,

the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, the L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.04(h) and (i), 2.10 and 11.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 11.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer or in any such proceeding.
9.10    Guaranty Matters. Without limiting the provisions of Section 9.09, the Lenders and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion to release any Subsidiary Guarantor from its obligations under the Guaranty if required pursuant to Section 10.10 hereof. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Subsidiary Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.
9.11    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers, the Bookrunners and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers, the Bookrunners and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that none of the Administrative Agent, any Arranger, any Bookrunner or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE X
CONTINUING GUARANTY
10.01    Guaranty. Each Guarantor, jointly and severally with the other Guarantors, hereby absolutely, irrevocably and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, and whether arising hereunder or under any other Loan Document (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, reasonable and documented attorneys’ fees and expenses incurred in connection with the collection or enforcement thereof) (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided, that the liability of each Subsidiary Guarantor and each Guarantor that is a Designated Borrower individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantors, and conclusive for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.
10.02    Rights of Lenders. Each Guarantor consents and agrees that the Creditor Parties may, at any time and from time to time, without notice or demand, without the consent of such Guarantor, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, sell, or otherwise dispose of, or impair or fail to perfect any Lien on, any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuers and the Lenders in their sole discretion may determine; and (d) release or substitute any other Guarantor or one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantors under this Guaranty or which, but for this provision, might operate as a discharge of one or more of the Guarantors.
10.03    Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of any Borrower, any other Loan Party or any other guarantor of the Guaranteed Obligations or any part thereof, or the cessation from any cause whatsoever (including any act or omission of any Creditor Party) of the liability of any Borrower (other than the defense of prior payment in full of the Guaranteed Obligations); (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of any Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any requirement to proceed against any Borrower or any other Loan Party, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in the power of any Creditor Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Creditor Party; and (f) to the fullest extent permitted by law, any and all other defenses (other than the defense of prior payment in full of the Guaranteed Obligations) or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.
10.04    Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor of the Guaranteed Obligations or any part thereof, and a separate action may be brought against any Guarantor to enforce this Guaranty whether or not any Borrower or any other Person is joined as a party. For the avoidance of doubt, all obligations of each Guarantor under this Guaranty are joint and several obligations of all the Guarantors.
10.05    Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facilities are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust by such Guarantor for the benefit of the Creditor Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Creditor Parties to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.
10.06    Termination; Reinstatement. This Guaranty is a continuing, absolute, unconditional and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments and the Facilities with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower or any Guarantor is made, or any of the Creditor Parties exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Creditor Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Creditor Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantors under this paragraph shall survive termination of this Guaranty.
10.07    Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of any Loan Party owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of any Borrower to such Guarantor as subrogee of the Creditor Parties or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations; provided that such Guarantor may receive regularly scheduled payments of principal and interest on such obligations and indebtedness from any Borrower, except upon the occurrence and continuance of an Event of Default. If any amounts are paid to any Guarantor in violation of the foregoing subordination, then such amounts shall be held in trust for the benefit of the Creditor Parties and shall forthwith be paid to the Creditor Parties to reduce the amount of the Guaranteed Obligations, whether matured or unmatured. Upon the occurrence and continuance of an Event of Default, if the Creditor Parties so request, any such obligation or indebtedness of any Borrower to any Guarantor shall be enforced and performance received by such Guarantor as trustee for the Creditor Parties and the proceeds thereof shall be paid over to the Creditor Parties on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty.
10.08    Stay of Acceleration. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against any Borrower or any other Loan Party under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantors immediately upon demand by the Creditor Parties.
10.09    Condition of Loan Parties. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Loan Parties and any other guarantor of the Guaranteed Obligations such information concerning the financial condition, business and operations of the Loan Parties and any such other guarantor as such Guarantor requires, and that none of the Creditor Parties has any duty, and such Guarantor is not relying on the Creditor Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of any Loan Party or any other guarantor of the Guaranteed Obligations (such Guarantor waiving any duty on the part of the Creditor Parties to disclose such information and any defense relating to the failure to provide the same).
10.10    Release of Subsidiary Guarantors that are not Intermediate Holding Companies. With respect to any Subsidiary Guarantor that is not an Intermediate Holding Company.
(a)    In the event that (i) all of the capital stock or other Equity Interests of such Subsidiary Guarantor is sold or otherwise disposed of in a transaction permitted by Section 7.05(d) (except to the extent that such sale or disposition is to a Borrower or any other Loan Party) or (ii) such Subsidiary Guarantor will no longer be a borrower or guarantor of, or otherwise have payment obligations in respect of, any Indebtedness of the type described in clause (a) of such definition that is not (x) owing to any of the Consolidated Businesses or (y) Secured Indebtedness (including, without limitation and for the avoidance of doubt, Indebtedness (other than Secured Indebtedness) that is incurred under or in connection with notes or bonds issued in a Rule 144A Transaction), then such Subsidiary Guarantor shall be released from its obligations under this Guaranty and the other

Loan Documents; provided, that the Parent Borrower shall have delivered to the Administrative Agent, at least two Business Days prior to the date of the proposed release (or such shorter period of time as agreed to by the Administrative Agent in writing), a written request for release (a “Guarantor Release Notice”), together with an certificate of a Responsible Officer of the Parent Borrower certifying that (x) in the case of clause (i) above, such sale or disposition is as a result of a transaction permitted under this Agreement and (y) in the case of clause (ii) above, as of the effective date of such release (as set forth in the Guarantor Release Notice) such Subsidiary Guarantor will not be a borrower or guarantor of, or otherwise have payment obligations in respect of, any Indebtedness of the type described in clause (a) of such definition that is not (A) owing to any of the Consolidated Businesses or (B) Secured Indebtedness (including, without limitation and for the avoidance of doubt, Indebtedness (other than Secured Indebtedness) that is incurred under or in connection with notes or bonds issued in a Rule 144A Transaction). The Administrative Agent will (at the sole cost of the Borrowers) following receipt of such Guarantor Release Notice and certificate of a Responsible Officer, and each of the Lenders and the L/C Issuers irrevocably authorizes the Administrative Agent to, execute and deliver such documents as the Parent Borrower or any such Subsidiary Guarantor may reasonably request to evidence the release of such Subsidiary Guarantor from its obligations hereunder and under the other Loan Documents, which documents shall be reasonably satisfactory to the Administrative Agent.
(b)    The Administrative Agent shall promptly notify the Lenders of any such release hereunder, and this Agreement and each other Loan Document shall be deemed amended to delete the name of any Subsidiary Guarantor released pursuant to Section 10.10(a).
10.11    Contribution. At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who either has not made any payments or has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment at the time of each computation; provided, that no Guarantor may take any action to enforce such right until after all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments and the Facilities with respect to the Guaranteed Obligations are terminated, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 10.11 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 10.11, (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 10.11, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until after all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments and the Facilities with respect to the Guaranteed Obligations are terminated. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain Solvent, in the determination of the Administrative Agent or the Required Lenders.
10.12     Release of Company. At any time the Company Release Conditions are satisfied, then the Company and the Intermediate Holding Companies shall be entitled to be released from their respective obligations under this Guaranty; provided, that the Company shall have delivered to the Administrative Agent, at least five Business Days prior to the date of the proposed release (or such shorter period of time as agreed to by the Administrative Agent in writing), a written notice of the Company’s election, on behalf of itself and the Intermediate Holding Companies, to be released from their respective obligations under this Guaranty (a “Company Release Notice”), together with a certificate of a Responsible Officer of the Company certifying that as of the proposed effective date of such release (as set forth in the Guarantor Release Notice) and immediately before and after giving effect thereto, each of the Company Release Conditions are satisfied. The Administrative Agent will (at the sole cost of the Borrowers) following receipt of such Company Release Notice and certificate of a Responsible Officer, and each of the Lenders and the L/C Issuers irrevocably authorizes the Administrative Agent to, execute and deliver such documents as the Company may reasonably request to evidence the release of the Company and the Intermediate Holding Companies from their respective obligations under this Guaranty, which documents shall be reasonably satisfactory to the Administrative Agent. The Administrative Agent shall promptly notify the Lenders of any such release pursuant to this Section 10.12.

ARTICLE XI
MISCELLANEOUS
11.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or, to the extent such amendment or waiver (i) relates solely to a specific Tranche, the Tranche Required Lenders with respect to such Tranche, (ii) changes Section 1.08, the Tranche Required Lenders with respect to the Alternative Currency Tranche, (iii) except as otherwise provided in Section 1.08, amends the definition of “Alternative Currency”, each Revolving Credit Lender, or (iv) waives any obligation to pay interest or Letter of Credit Fees at the Default Rate, the Required Revolving Lenders), the Parent Borrower, the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (i) the Administrative Agent and the Parent Borrower may, without the consent of any Lender or any Loan Party then party hereto, amend this Agreement to add a Subsidiary of the Company as a “Subsidiary Guarantor” hereunder pursuant to a joinder agreement in substantially the form of Exhibit G or to add a Designated Borrower pursuant to a Designated Borrower Request and Assumption Agreement and Designated Borrower Notice , to add the OpCo as the Parent Borrower in accordance with the provisions of Section 11.25 or to join the Company and Intermediate Holding Companies as Guarantors in accordance with the provisions of Section 6.12 or Section 11.25 and (ii) notwithstanding the foregoing provisions of this Section 11.01 (including the first proviso above), no such amendment, waiver or consent shall:
(a)    waive any condition set forth in Section 4.01(a), without the written consent of each Lender;
(b)    without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension under a particular Facility without the written consent of the Required Revolving Lenders, the Required Delayed Draw Term Lenders or the Required Term Lenders, as the case may be;
(c)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(d)    postpone any date fixed by this Agreement or any other Loan Document for (i) any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment or (ii) any scheduled reduction of any Facility hereunder or under any other Loan Document without the written consent of each Appropriate Lender;
(e)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required

Lenders shall be necessary (i) to amend the definition of “Default Rate” or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
(f)    change any of the terms or provisions in any Loan Document requiring pro rata payments, distributions, commitment reductions or sharing of payments without the consent of each Lender, including (i) Section 2.14 or 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.06(b) or 2.07(b), respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (A) if such Facility is the Term Facility, each Term Lender, (B) if such Facility is the Delayed Draw Term Facility, each Delayed Draw Term Lender and (B) if such Facility is the Revolving Credit Facility, each Revolving Credit Lender; provided, that with the consent of the Required Lenders, such terms and provisions may be amended on customary terms in connection with an “amend and extend” transaction, but only if all Lenders that consent to such “amend and extend” transaction are treated on a pro rata basis;
(g)    (i) change any provision of this Section 11.01 or the definition of “Required Lenders”, without the written consent of each Lender, (ii) change the definition of “Required Revolving Lenders” or “Appropriate Lenders” (as it applies to the Revolving Credit Facility) without the written consent of each Revolving Lender, (iii) change the definition of “Tranche Required Lenders” as it applies to any Tranche without the written consent of each Revolving Lender in the applicable Tranche, (iv) change the definition of “Required Delayed Draw Term Lenders” or “Appropriate Lenders” (as it applies to the Delayed Draw Term Facility) without the written consent of each Delayed Draw Lender, (v) change the definition of “Required Term Lenders” or “Appropriate Lenders” (as it applies to the Term Facility) without the written consent of each Term Lender or (vi) change any other provision hereof specifying the number or percentage of Lenders, or otherwise identifying a specific group of Lenders, required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;
(h)    release (i) all or substantially all of the value of the Guaranty, without the written consent of each Lender, except as expressly provided in the Loan Documents or (ii) the Guarantee obligations or joint and several liability of the Parent Borrower pursuant to Section 2.19 and Article X, without the written consent of each Lender or (iii) the Company from its Guarantee obligation under Section 6.12(b) and Article X, without the written consent of each Lender, except as provided in Section 10.12; or
(i)    impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term Facility, each Term Lender, (ii) if such Facility is the Delayed Draw Term Facility, each Delayed Draw Term Lender and (iii) if such Facility is the Revolving Credit Facility, each Revolving Credit Lender;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender in a disproportionately adverse manner relative to other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding any provision herein to the contrary,
(i)     the Administrative Agent, with the consent of the Parent Borrower, may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document so long as such amendment, modification or supplement does not impose additional obligations on, or otherwise affect in any material respect the interests of, any Lender; provided that the Administrative Agent shall promptly give the Lenders notice of any such amendment, modification or supplement;
(ii)     this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent, the Company and the other Loan Parties (i) to add one or more additional revolving credit or term loan facilities to this Agreement, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder; and
(iii)     this Agreement and the other Loan Documents may be amended (or amended and restated), modified or supplemented, without the consent of any Lender to the extent necessary or appropriate in the opinion of the Administrative Agent and the Company to (A) effect the OpCo’s assumption of all of the Company’s liabilities and obligations as a Borrower under, and the

Company’s transfer and assignment to the OpCo of all of the Company’s rights and benefits as a Borrower under, this Agreement and the other Loan Documents to which the Company is a party as a Borrower, and (B) effect such other amendment (or amendment and restatement of), modification or supplement of this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of Section 11.25, including, without limitations, to amend representations, covenants and events of default as appropriate to permit consummation of the Reorganization and reflect the OpCo as the Parent Borrower and, to the extent required by Section 11.25, the Company and Intermediate Holding Companies as Guarantors, in each case, so long as such amendment, modification or supplement does not impose additional obligations on, or otherwise affect in any material respect the interests of, any Lender; provided that the Administrative Agent shall promptly give the Lenders notice of any such amendment, modification or supplement.
11.02    Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to a Loan Party, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and
(ii)    if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Loan Parties).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, any L/C Issuer or a

Loan Party may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the platform, any other electronic platform or electronic messaging service, or through the Internet. In addition, in no event shall any Agent Party have any liability to any Loan Party, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)    Change of Address, Etc. Each of the Loan Parties, the Administrative Agent, the L/C Issuers and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Parent Borrower, the Administrative Agent, each L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to one of more of the Company and its Subsidiaries or their respective securities for purposes of United States Federal or state securities laws.
(e)    Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices or Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of a Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
11.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer or the Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.14), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
11.04    Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrowers shall pay, or cause to be paid, (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and Bookrunners and their respective Affiliates (including the reasonable documented fees, charges and disbursements of counsel for the Administrative Agent and the Arrangers and Bookrunners), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out‑of‑pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    Indemnification. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Bookrunner, the Swing Line Lender, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Company or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by the any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or any of such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee (or any Affiliate Controlled by or under common Control with such Indemnitee).
(c)    Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Arranger, any Bookrunner, the Swing Line Lender, any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Arranger, such Bookrunner, the Swing Line Lender, such L/C Issuer or such Related Party, as the case may be, such Lender’s ratable share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought according to the proportion of (a) the sum of the (i) Total Outstandings owing to such Lender (with the aggregate amount of such Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes hereof) other than the Outstanding Amount of Competitive Loans and (ii) the aggregate unused Commitments (determined without giving effect to any Competitive Loans outstanding on such date) of such Lender to (b) the sum of (i) Total Outstandings other than the Outstanding Amount of Competitive Loans and (ii) the aggregate unused Commitments (determined without giving effect to any Competitive Loans outstanding on such date)) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), any Arranger, any Bookrunner, the Swing Line Lender or any L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Swing Line Lender or such L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.13(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Loan Party, nor any Subsidiary thereof, shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)    Survival. The agreements in this Section and the indemnity provisions of Section 11.02(c) shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
11.05    Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount received by such Lender or such L/C Issuer and so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
11.06    Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted such assignment or transfer without such consent shall be null and void) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment, or grant of a security interest, subject to the restrictions of Section 11.06(f), (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it under any Facility or contemporaneous assignments to related Approved Funds that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the applicable Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of any assignment in respect of any Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Parent Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to rights in respect of Bid Loans or the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Parent Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, (2) if such assignment is with respect to the Revolving Credit Facility, such assignment is to a Revolving Credit Lender or (3) if such assignment is with respect to the Term Facility or the Delayed Draw Term Facility, such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Parent Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if (1) such assignment is with respect to the Revolving Credit Facility and is to a Person that is not a Revolving Credit Lender or (2) such assignment is with respect to the Term Facility or the Delayed Draw Term Facility and is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;
(C)    the consent of each L/C Issuer and the Swing Line Lender shall be required for any assignment in respect of the Revolving Credit Facility if such assignment is to a Person that is not a Revolving Credit Lender.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, and shall pay or cause to be paid to the Administrative Agent a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment, and such fee shall be waived in the event of an assignment by a Lender to its Affiliate. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Company or any of the Company’s Affiliates or Subsidiaries or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) a natural person (or to a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person).
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Parent Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by such Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Note to (i) the assignee Lender and/or (ii) in the case of a partial assignment by a Lender of its rights or obligations under this Agreement, the assigning Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Loan Party and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Parent Borrower, any other Loan Party or the Administrative Agent, sell participations to any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person, a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Parent Borrower, the other Loan Parties, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Subject to subsection (e) of this Section, the Parent Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b)); provided that such Participant agrees to be subject to the provisions of Sections 3.06(a) and 11.13 as if it were an assignee under Section 11.06(b). Each Lender that sells a participation agrees, at the Parent Borrower’s request and expense, to use reasonable efforts to cooperate with the Parent Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender.
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Parent Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation or unless the sale of the participation to such Participant is made with the Parent Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Parent Borrower is notified of the Participation sold to such Participant and such Participant agrees, for the benefit of the Parent Borrower, to comply with Section 3.01(e) as though it were a Lender.
(f)    Certain Pledges. Any Lender may at any time pledge or assign, or grant a security interest in, all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment, or grant of a security interest, to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment or grant shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.
(g)    Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time a Lender that is an L/C Issuer or the Swing Line Lender assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 11.06(b), such L/C Issuer or the Swing Line Lender may (i) upon 30 days’ notice to the Parent Borrower and the Lenders, resign as an L/C Issuer and/or (ii) upon 30 days’ notice to the Parent Borrower, resign as the Swing Line Lender. In the event of any such resignation as an L/C Issuer or the Swing Line Lender, the Parent Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Parent Borrower to appoint any such successor shall affect the resignation of such Lender as an L/C Issuer or the Swing Line Lender, as the case may be. If a Lender that is an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c)). If a Lender that is the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of such retiring L/C Issuer with respect to such Letters of Credit.
11.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Loan Party and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or any of its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Parent Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than any Loan Party or any Subsidiary thereof. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof, provided that, in the case of information received from a Loan Party or any such Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning a Loan Party or a Subsidiary thereof, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
11.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law (and subject to Section 2.14), to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Parent Borrower or any other Loan Party against any and all of the obligations of the Parent Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Parent Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Parent Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
11.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Parent Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
11.10    Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
11.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
11.13    Replacement of Lenders. If the Parent Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, or if any other circumstance exists hereunder that gives the Parent Borrower the right to replace a Lender as a party hereto, then the Parent Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Parent Borrower shall have paid (or caused a Designated Borrower to pay) to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);
(b)    such Lender shall have received payment of an amount equal to (i) from the assignee, the outstanding principal of its Loans and L/C Advances and all accrued interest and fees payable to it hereunder and under the other Loan Documents and (ii) from the Parent Borrower or applicable Designated Borrower, all other amounts payable by the Parent Borrower or applicable Designated Borrower hereunder and under the other Loan Documents (including pursuant to Section 3.01, 3.04 or 3.05) (it being understood that the Assignment and Assumption relating to such assignment shall provide that any interest and fees that accrued prior to the effective date of the assignment shall be for the account of the replaced Lender and such amounts that accrue on and after the effective date of the assignment shall be for the account of the replacement Lender);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable Laws; and
(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Parent Borrower to require such assignment and delegation cease to apply. Each Lender agrees that, if the Parent Borrower elects to replace such Lender in accordance with this Section 11.13, it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence the assignment and shall deliver to the Administrative Agent any Note (if a Note has been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register.
Notwithstanding anything to the contrary provided herein, in no event shall the Parent Borrower or any other Borrower have the right to replace a Lender as a result of such Lender (a) not consenting to the designation of an Applicant Borrower organized under the laws of a jurisdiction other than the United States, Canada, the United Kingdom, Netherlands or Germany as a Designated Borrower or (b) declining to provide a commitment in a Supplemental Currency.
11.14    Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(a)    SUBMISSION TO JURISDICTION. THE COMPANY AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE

STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(b)    WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(c)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
11.15    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER

LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Loan Parties acknowledges and agrees, and acknowledges its respective Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Bookrunners and the Arrangers are arm’s-length commercial transactions between the Parent Borrower, each of the other Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Bookrunners and the Arrangers, on the other hand, (B) each of the Parent Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Parent Borrower and the other Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each of the Lenders, each of the Bookrunners and each of the Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Parent Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) none of the Administrative Agent, any Lender, any Bookrunner or any Arranger has any obligation to the Parent Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders, the Bookrunners and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Parent Borrower, the other Loan Parties and their respective Affiliates, and none of the Administrative Agent, any Lender, any Bookrunner or any Arranger has any obligation to disclose any of such interests to the Parent Borrower, the other Loan Parties or any of their respective Affiliates. To the fullest extent permitted by law, each of the Parent Borrower and each of the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, any Lender, any Bookrunner or any Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
11.17    Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
11.18    USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
11.19    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).
11.20    ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
11.21    Original Notes. On the Closing Date, the Original Notes, if any, held by each Lender shall be deemed to be cancelled and, if such Lender has requested a Revolving Credit Note or a

Term Note hereunder, amended and restated by the Revolving Credit Note or Term Note, as applicable, delivered hereunder on or about the Closing Date (regardless of whether any Lender shall have delivered to the Company for cancellation the Original Note held by it). Each Lender, whether or not requesting a Revolving Credit Note or Term Note hereunder, shall use its commercially reasonable efforts to deliver the Original Notes held by it to the Company for cancellation and/or amendment and restatement. All amounts owing under, and evidenced by, the Original Notes as of the Closing Date shall continue to be outstanding hereunder, and shall from and after the Closing Date, if requested by the Lender holding such Original Note(s), be evidenced by the Revolving Credit Notes and Term Notes, as applicable, and shall in any event be evidenced by, and governed by the terms of, this Agreement. Each Lender hereby agrees to indemnify and hold harmless the Loan Parties from and against any and all liabilities, losses, damages, actions or claims that may be imposed on, incurred by or asserted against any Loan Party arising out of such Lender’s failure to deliver the Original Notes held by it to the Company for cancellation, subject to the condition that the Company shall not make any payment to any Person claiming to be the holder of such Original Notes unless such Lender is first notified of such claim and is given the opportunity, at such Lender’s sole cost and expense, to assert any defenses to such payment.
11.22    Amendment and Restatement. As of the Closing Date, the Commitments of certain “Lenders” under (and as defined in) the Original Credit Agreement shall be terminated by the Company (such Lenders, the “Departing Lenders”), and JPMorgan Chase and Wells Fargo Bank shall each resign as a Swing Line Lender. The remaining “Lenders” under (and as defined in) the Original Credit Agreement shall be Lenders under this Agreement with Commitments as set forth on Schedule 2.01 hereto, and Bank of America shall be the only Lender acting as the Swing Line Lender under this Agreement. By its execution and delivery of this Agreement, each Lender that was a “Lender” under (and as defined in) the Original Credit Agreement hereby consents to the execution and delivery of this Agreement and to the non-pro rata reduction of Revolving Credit Commitments (under and as defined in the Original Credit Agreement) occurring on the Closing Date as a result of the termination of the Revolving Credit Commitments of the Departing Lenders, and the concurrent repayment in full of all loans and other obligations owing (whether or not due) to the Departing Lenders. On the Closing Date, effective immediately following such termination and repayment and the repayment in full of the Existing Term Loans and any Existing Swing Line Loans, the Original Credit Agreement shall be amended, restated and superseded in its entirety by this Agreement. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the rights, obligations and liabilities of the respective parties (including the Obligations) existing under the Original Credit Agreement as in effect prior to the Closing Date (except with respect to the Existing Term Loans and the Departing Lenders, except that the provisions of the Original Credit Agreement that by their express terms survive the termination of the Original Credit Agreement shall continue for the Departing Lenders) and (b) such obligations are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement. Without limiting the generality of the foregoing (i) all Revolving Credit Loans and Competitive Loans outstanding under the Original Credit Agreement shall on the Closing Date become Revolving Credit Loans and Competitive Loans, as the case may be, hereunder, (ii) all Existing Letters of Credit shall on the Closing Date become Letters of Credit hereunder and (iii) all other Obligations outstanding under the Original Credit Agreement shall on the Closing Date be Obligations under this Agreement. To the extent the Original Credit Agreement provides that certain terms survive the termination of the Original Credit Agreement or survive the payment in full of principal, interest and all other amounts payable thereunder, then such terms shall survive the amendment and restatement of the Original Credit Agreement.
11.23    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or any L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or any L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or any L/C Issuer that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
11.24    Acknowledgement Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 11.24, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
11.25    UPREIT Reorganization. If the Company elects to reorganize its corporate organizational structure to implement an “umbrella partnership” real estate investment trust structure by forming (or converting) a limited partnership, limited liability company or other registered business organization (other than a general partnership) under the laws of any state of the United States or the District of Columbia (the “OpCo”) of which the Company (or a Wholly-Owned Subsidiary of the Company) is to be the sole general partner, manager, or managing member, as applicable (the “Reorganization”), then, on the Assumption Date, the OpCo may assume all of the Company’s liabilities and obligations as a Borrower under, and the Company may transfer and assign to the OpCo all of the Company’s rights and benefits as a Borrower under, this Agreement and the other Loan Documents, and the Company shall be released solely from its liabilities and obligations as a Borrower (but not as a Guarantor) under this Agreement and the other Loan Documents (collectively, the “Assumption Transaction”).

The effectiveness of the Assumption Transaction is subject to satisfaction (or valid waiver) of the following conditions (the “Assumption Conditions”):
(a)    The Company shall have given the Administrative Agent and the Lenders prior written notice of the Company’s intent to exercise its rights under this Section 11.25 at least 30 days (or such shorter period as may be agreed in writing by the Administrative Agent in its sole discretion, but in no event less than 15 Business Days) prior to the proposed effective date of the Assumption Transaction as set forth in such notice.
(b)     The Administrative Agent’s receipt of the following, each of which shall be originals, e-mails (in a .pdf format) or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer or a duly authorized officer of the OpCo, the Company and each other signing Loan Party, each dated the Assumption Date (or, in the case of certificates of governmental officials, a recent date before the Assumption Date) and each in form and substance reasonably satisfactory to the Administrative Agent:
(i)an assignment and assumption agreement executed by the Company and the OpCo, acknowledged by the other Loan Parties (if any), providing for the OpCo’s assumption of all of the Company’s liabilities and obligations as a Borrower under, and the Company’s transfer and assignment to the OpCo of all of the Company’s rights and benefits as a Borrower under, this Agreement and the other Loan Documents (the “OpCo Assumption Agreement”);
(ii)unless the Company Release Conditions have been satisfied on the Assumption Date, a joinder agreement executed by the Company, each Intermediate Holding Company that is not at such time a Guarantor and the OpCo pursuant to which the Company and each such Intermediate Holding Company shall become party hereto as a Guarantor;
(iii)amendments to this Agreement and the other Loan Documents executed by the Company, the OpCo and the other Loan Parties, as appropriate, requested or approved by the Administrative Agent in accordance with Section 11.01;
(iv)a Revolving Credit Note, Term Note and/or Delayed Draw Term Note, as applicable, in each case, duly executed by the OpCo, payable to each applicable Lender that has requested that it receive such Notes, and complying with the terms of Section 2.12 (it being understood that, upon delivery of the originals of such Note(s) to a requesting Lender on or about the Assumption Date, the previously issued notes, if any, held by such Lender shall be deemed to be amended and restated by such Note(s) regardless of whether such Lender shall have delivered to the Company for cancellation the previously issued note(s) held by it and all amounts owing by the Company under, and evidenced by, the previously issued note(s) as of the Assumption Date shall be evidenced by such applicable Note(s));
(v)a favorable opinion of counsel to the OpCo and the other Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the

OpCo and the other Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;
(vi)the items referenced in Section 4.01(a)(iii), (iv) and (vi) with respect to the Company, the OpCo and all Intermediate Holding Companies that become Guarantors pursuant to clause (ii) above (if any);
(vii)an updated Schedule 5.12 that includes the OpCo, the OpCo GP and all Intermediate Holding Companies that become Guarantors pursuant to clause (ii) above (if any);
(viii)no Default or Event of Default shall exist as of the date of the Reorganization or on the Assumption Date, or will exist immediately after giving effect to the Reorganization or the Assumption Transaction;
(ix)the representations and warranties made or deemed made by the Company, the OpCo or any other Loan Party in any Loan Document (as amended to incorporate any revisions associated with the Reorganization) to which such Loan Party is a party shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the Assumption Date (as if any reference in any Loan Documents with respect to such representations and warranties to “the date of this Agreement”, “as of the Closing Date”, “on the date hereof”, “on the Closing Date” or similar words which refer to the Closing Date of the Agreement are deemed to be references to the Assumption Date);
(x)the Administrative Agent shall have received an officer’s certificate from a Responsible Officer of the OpCo certifying the matters referred to in the immediately preceding clauses (viii) and (ix); and
(xi)such other documents and instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request.
(a)The Administrative Agent and each Lender shall have received, at least five (5) Business Days prior to the Assumption Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation, in each case as requested at least ten (10) Business Days prior to the Assumption Date.
[signature pages immediately follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:	W.P. CAREY INC.

	By:	/s/ Mark J. Foresi
Name: Mark J. Foresi
Title: Executive Director – Capital Markets

[Signature Page to Fourth Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Anthony W. Kell
Name: Anthony W. Kell
Title: Vice President

[Signature Page to Fourth Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as a Lender, an L/C
Issuer and the Swing Line Lender

By:	/s/ Cheryl Sneor
Name: Cheryl Sneor
Title: Vice President

[Signature Page to Fourth Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender
and an L/C Issuer

By:	/s/ Christian Lunt
Name: Christian Lunt
Title: Executive Director

[Signature Page to Fourth Amended and Restated Credit Agreement]

WELLS FARGO BANK, N.A., as a Lender and an
L/C Issuer

By:	/s/ Kristen Ray
Name: Kristen Ray
Title: Vice President

[Signature Page to Fourth Amended and Restated Credit Agreement]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sean Duggan
Name: Sean Duggan
Title: Vice President

[Signature Page to Fourth Amended and Restated Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION, as
a Lender

By:	/s/ Peter Ilovic
Name: Peter Ilovic
Title: Authorized Signatory, Vice President

[Signature Page to Fourth Amended and Restated Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a
Lender

By:	/s/ Kimberly L. Feldman
Name: Kimberly L. Feldman
Title: Vice President

[Signature Page to Fourth Amended and Restated Credit Agreement]

BMO HARRIS BANK N.A., as a Lender

By:	/s/ Lloyd Baron
Name: Lloyd Baron
Title: Managing Director

[Signature Page to Fourth Amended and Restated Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a
Lender

By:	/s/ Brian P. Kelly
Name: Brian P. Kelly
Title: Senior Vice President

[Signature Page to Fourth Amended and Restated Credit Agreement]

REGIONS BANK, as a Lender

By:	/s/ T. Barrett Vawter
Name: T. Barrett Vawter
Title: Director

[Signature Page to Fourth Amended and Restated Credit Agreement]

BBVA USA, as a Lender

By:	/s/ Brian Tuerff
Name: Brian Tuerff
Title: Senior Vice President

[Signature Page to Fourth Amended and Restated Credit Agreement]

CITIZENS BANK, N.A., as a Lender

By:	/s/ Frank Kaplan
Name: Frank Kaplan
Title: Vice President

[Signature Page to Fourth Amended and Restated Credit Agreement]

FIFTH THIRD BANK, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Casey Ciccone
Name: Casey Ciccone
Title: Vice President

[Signature Page to Fourth Amended and Restated Credit Agreement]

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Ajit Goswami
Name: Ajit Goswami
Title: Managing Director & Industry Head U.S. Real Estate, Gaming & Leisure

[Signature Page to Fourth Amended and Restated Credit Agreement]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ William Behuniak
Name: William Behuniak
Title: Authorized Signatory

[Signature Page to Fourth Amended and Restated Credit Agreement]

THE BANK OF NEW YORK MELLON, as a
Lender

By:	/s/ Sabrina Washington
Name: Sabrina Washington
Title: Director

[Signature Page to Fourth Amended and Restated Credit Agreement]

SIGNATURE BANK, as a Lender

By:	/s/ Michael Niziol
Name: Michael Niziol
Title: Senior Vice President

[Signature Page to Fourth Amended and Restated Credit Agreement]

Schedule 1.01(A) – Managed Programs

Name of Managed Program	Type of Organization	State of Formation
Carey Watermark Investors Incorporated	Corporation	Maryland
Corporate Property Associates 18 – Global Incorporated	Corporation	Maryland
Carey Watermark Investors 2 Incorporated	Corporation	Maryland
Carey European Student Housing Fund I, LP	Limited Partnership	Delaware

SCHEDULE 1.01(B)
EXISTING LETTERS OF CREDIT

APPLICANT	L/C NO.	AMOUNT	ISSUE DATE	EXPIRATION DATE	BENEFICIARY
CAREY ASSET MANAGEMENT	68108214	$102,158.34	DECEMBER 5, 2014	April 2, 2020	1450 BROADWAY LLC

SCHEDULE 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Term Commitment	Applicable Percentage (Term Facility)	Delayed Draw Term Commitment	Applicable Percentage (Delayed Draw Term Facility)
Bank of America, N.A.	$18,139,178.59	9.285714287%	$9,717,964.27	9.285714287%
JPMorgan Chase Bank, N.A.	$18,139,178.58	9.285714287%	$9,717,964.28	9.285714287%
Wells Fargo Bank, N.A.	$18,139,178.58	9.285714287%	$9,717,964.28	9.285714287%
Barclays Bank PLC	$15,348,535.71	7.857142857%	$8,222,892.86	7.857142857%
Capital One, National Association	$15,348,535.71	7.857142857%	$8,222,892.86	7.857142857%
U.S. Bank National Association	$15,348,535.71	7.857142857%	$8,222,892.86	7.857142857%
BMO Harris Bank, N.A.	$12,092,785.71	6.190476190%	$6,478,642.86	6.190476190%
PNC Bank, National Association.	$12,092,785.71	6.190476190%	$6,478,642.86	6.190476190%
Regions Bank	$12,092,785.71	6.190476190%	$6,478,642.86	6.190476190%
BBVA USA	$9,302,142.85	4.761904760%	$4,983,571.43	4.761904760%
Citizens Bank, N.A.	$9,302,142.85	4.761904760%	$4,983,571.43	4.761904760%
Fifth Third Bank, National Association	$9,302,142.85	4.761904760%	$4,983,571.43	4.761904760%
The Bank of Nova Scotia	$9,302,142.86	4.761904763%	$4,983,571.43	4.761904763%
The Royal Bank of Canada	$9,302,142.86	4.761904763%	$4,983,571.43	4.761904763%
The Bank of New York Mellon	$7,441,714.29	3.809523810%	$3,986,857.14	3.809523810%
Signature Bank	$4,651,071.43	2.380952383%	$2,491,785.72	2.380952383%
Total	$195,345,000.00	100.000000000%	$104,655,000.00	100.000000000%

REVOLVING CREDIT COMMITMENTS

Lender	Revolving Credit Commitment	Applicable Percentage (Revolving Credit Facility)	Dollar Tranche Commitment	Alternative Currency Tranche Commitment *
Bank of America, N.A.	$167,142,857.14	9.285714287%	$50,341,419.59	$116,801,437.55
JPMorgan Chase Bank, N.A.	$167,142,857.14	9.285714287%	$50,341,419.58	$116,801,437.56
Wells Fargo Bank, N.A.	$167,142,857.14	9.285714287%	$50,341,419.58	$116,801,437.56
Barclays Bank PLC	$141,428,571.43	7.857142857%	$42,596,585.81	$98,831,985.62
Capital One, National Association	$141,428,571.43	7.857142857%	$42,596,585.81	$98,831,985.62
U.S. Bank National Association	$141,428,571.43	7.857142857%	$42,596,585.81	$98,831,985.62
BMO Harris Bank, N.A.	$111,428,571.43	6.190476190%	$111,428,571.43	$0.00
PNC Bank, National Association.	$111,428,571.43	6.190476190%	$33,560,946.39	$77,867,625.04
Regions Bank	$111,428,571.43	6.190476190%	$33,560,946.39	$77,867,625.04
BBVA USA	$85,714,285.72	4.761904760%	$25,816,112.61	$59,898,173.11
Citizens Bank, N.A.	$85,714,285.72	4.761904760%	$25,816,112.61	$59,898,173.11
Fifth Third Bank, National Association	$85,714,285.72	4.761904760%	$38,095,238.10	$47,619,047.62
The Bank of Nova Scotia	$85,714,285.71	4.761904763%	$85,714,285.71	$0.00
The Royal Bank of Canada	$85,714,285.71	4.761904763%	$85,714,285.71	$0.00
The Bank of New York Mellon	$68,571,428.57	3.809523810%	$68,571,428.57	$0.00
Signature Bank	$42,857,142.85	2.380952383%	$12,908,056.30	$29,949,086.55
Total	$1,800,000,000.00	100.000000000%	$800,000,000.00	$1,000,000,000.00

* Acceptable Alternative Currencies are Euro, Sterling, Canadian Dollars, Swedish Krona, Norwegian Krone, Danish Krone, Australian Dollars, Yen, Swiss Franc and Mexican Pesos

Schedule 5.11(d) – Existing Pension Plans
None

SCHEDULE 5.12(a)
W. P. CAREY INC.
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Ownership	State or Country of Incorporation
(CA) Ads, LLC	100%	Delaware
24 HR TX (TX) Limited Partnership	100%	Delaware
24 HR-TX (MD) Business Trust	100%	Maryland
24 HR-TX GP (TX) QRS 12-66, Inc.	100%	Delaware
308 Route 38 LLC	100%	Delaware
500 Jefferson Tower (TX) LLC	100%	Delaware
601 Jefferson Manager (DE) LLC	100%	Delaware
601 Jefferson Tower (TX) LLC	100%	Delaware
6000 Nathan (MN) LLC	100%	Delaware
ACT (GER) QRS 15-58, Inc.	100%	Delaware
ADCIR (CO) QRS 16-60, Inc.	100%	Delaware
ADCIR EXP (CO) LLC	100%	Delaware
ADS2 (CA) QRS 11-41, Inc.	100%	California
ADVA 15 (GA) LLC	100%	Delaware
ADV-QRS 15 (GA) QRS 15-4, Inc.	100%	Delaware
Aerobic (MO) LLC	100%	Delaware
AFD (MN) LLC	100%	Delaware
AIR (IL) QRS 14-48, Inc.	100%	Delaware
AIRLIQ (TX) LLC	100%	Delaware
Airliq II (IL) LLC	100%	Delaware
Alamo WPC Storage (TX) LLC	100%	Delaware
ALAN JATHOO JV (MULTI) LLC	90%	Delaware
ALL-IN (PA-OH) LLC	100%	Delaware
Alphabet Multi Holding (CAN) ULC	100%	Canada
ALUSA (TX) DE Limited Partnership	100%	Delaware
ALUSA-GP (TX) QRS 16-72, Inc.	100%	Delaware
ALUSA-LP (TX) QRS 16-73, Inc.	100%	Delaware
American GL Cathedral Storage 17 (CA) LLC	100%	Delaware
American GL Pearl Storage 17 (HI) LLC	100%	Delaware

W. P. CAREY INC.
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Ownership	State or Country of Incorporation
American JH Storage 17 (Multi) LLC	100%	Delaware
American Subsequent Storage 17 (Multi) LLC	100%	Delaware
American WPC Storage (Multi) LLC	100%	Delaware
American WPC Storage TRS 17-1 (DE) Inc.	100%	Delaware
Amtoll (NM) QRS 14-39, Inc.	100%	Delaware
Ang (Multi) LLC	100%	Delaware
Ang II (Multi) LLC	100%	Delaware
Ang III (Multi) LLC	100%	Delaware
ANTH Campus (CA) LLC	100%	Delaware
ANT-LM LLC	100%	Delaware
Appleton Store, LLC	100%	Wisconsin
Applied Utah (UT) QRS 14-76, Inc.	100%	Delaware
Araxos Sp. z o.o.	100%	Poland
Arboretum Group, L.L.C.	100%	Wisconsin
Asiainvest LLC	100%	Delaware
Assembly (MD)	100%	Maryland
Auto (FL) QRS 11-39, Inc.	100%	Florida
Auto Investor 17 (DE) LLC	100%	Delaware
Autopress (GER) LLC	100%	Delaware
Autosafe Airbag 14 (CA) LP	100%	Delaware
Avasu (AZ) LLC	100%	Delaware
AW WPC (KY) LLC	100%	Delaware
AZO Driver (DE) LLC	100%	Delaware
AZO Mechanic (DE) LLC	100%	Delaware
AZO Navigator (DE) LLC	100%	Delaware
AZO Valet (DE) LLC	100%	Delaware
AZO-A L.P.	100%	Delaware
AZO-B L.P.	100%	Delaware
AZO-C L.P.	100%	Delaware

W. P. CAREY INC.
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Ownership	State or Country of Incorporation
AZO-D L.P.	100%	Delaware
Baltic Retail Properties IISUTI UAB	70%	Lithuania
BBQ Storage 17 (NY) LLC	100%	Delaware
Bbrands (Multi) QRS 16-137, Inc.	100%	Delaware
BDF (CT) QRS 16-82, Inc.	100%	Delaware
Bear T (OH) LLC	100%	Delaware
Beaumont Storage 17 (CA) LLC	100%	Delaware
Beaver MM (POL) QRS 15-86, INC.	100%	Delaware
Belgov (DE) QRS 15-66, Inc.	100%	Delaware
Berrocal, Sp. zo.o.	100%	Poland
Beverage (GER) QRS 16-141 LLC	100%	Delaware
BFS (DE) LP	100%	Delaware
BFS (DE) QRS 14-74, Inc.	100%	Delaware
BG Cold (GA) LLC	100%	Delaware
BG Ground Terminal (CA) LLC	100%	Delaware
BG Terminal (CA) LLC	100%	Delaware
BG Terminal Investor (CA) LLC	100%	Delaware
Bill-GP (TX) QRS 14-56, Inc.	100%	Delaware
Bill-MC 14 LP	90%	Delaware
BM-LP (TX) QRS 14-57, Inc.	100%	Delaware
BMOC-HOU GP Holder (TX) LLC	100%	Delaware
BMOC-HOU (TX) LP	100%	Delaware
BMOC-MIA (FL) LLC	100%	Delaware
BMOC-ORL (FL) LLC	100%	Delaware
BN (MA) QRS 11-58, Inc.	100%	Delaware
BOBS (CT) QRS 16-25, Inc.	100%	Delaware
Bohr Bolt (OH) LLC	100%	Delaware
Bohr Bolt II (OH) LLC	100%	Delaware
Bolder (CO) QRS 11-44, Inc.	100%	Delaware

W. P. CAREY INC.
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Ownership	State or Country of Incorporation
Bolt (DE) Limited Partnership	100%	Delaware
Bolt (DE) QRS 15-26, Inc.	100%	Delaware
Bolt (DE) Trust	100%	Maryland
Bone (DE) LLC	100%	Delaware
Bone (DE) QRS 15-12, Inc.	100%	Delaware
Bone Manager, Inc.	100%	Delaware
BOS West (MA) LLC	100%	Delaware
Bplast 16 Manager (DE) QRS 16-129, Inc.	100%	Delaware
Bplast 16 Member (DE) QRS 16-128, Inc.	100%	Delaware
Bplast 17 Member (DE) LLC	100%	Delaware
Bplast Expansion Landlord (IN) LLC	100%	Delaware
Bplast Expansion Member (IN) 17 LLC	100%	Delaware
Bplast Landlord (DE) LLC	100%	Delaware
Bplast Two Landlord (IN) LLC	100%	Delaware
Bplast Two Manager (IN) QRS 16-152, Inc.	100%	Delaware
Bplast Two Member (IN) 17 LLC	100%	Delaware
Bplast Two Member (IN) QRS 16-151, Inc.	100%	Delaware
BPS Nevada, LLC	15%	Delaware
BRY-PL (DE) Limited Partnership	100%	Delaware
BRY-PL (MD) Trust	100%	Maryland
BRY-PL GP (DE) QRS 15-57, Inc.	100%	Delaware
BSL Caldwell (NC) LLC	100%	Delaware
BST Torrance Landlord (CA) QRS 14-109, Inc.	100%	Delaware
BT (Multi) LLC	100%	Delaware
BT (PA) QRS 12-25, INC.	100%	Pennsylvania
BT-YORK (PA)	100%	Pennsylvania
BUCKLE UP (MX) LLC	100%	Delaware
Build (CA) QRS 12-24, Inc.	100%	California
Buyesburg (IN) LLC	100%	Delaware

W. P. CAREY INC.
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Ownership	State or Country of Incorporation
C5 Eiendom AS	49%	Norway
C5 Eiendom IS	50%	Norway
Call LLC	100%	Delaware
Camborne Sp. z o.o.	100%	Poland
Can (WI) QRS 12-34, Inc.	100%	Wisconsin
Cantina 17 Landlord (IL) LLC	100%	Delaware
Cantina 17 Manager (IL) LLC	100%	Delaware
Can-Two (DE) QRS 12-67, Inc.	100%	Delaware
Cards (CA) QRS 11-37, Inc.	100%	Delaware
Cards (CA) QRS 12-12, Inc.	100%	Delaware
Cards Limited Liability Company	100%	Delaware
Carey 17 Broadway Holdings (NY) LLC	100%	Delaware
Carey 17 Bway (NY) LLC	100%	Delaware
Carey Alfabeto Holding Mx, S. de R.L. de C.V.	100%	Mexico
Carey Alfabeto Landlord Mx, S. de R.L. de C.V.	100%	Mexico
Carey Alphabet (DE) Inc.	100%	Delaware
Carey Alphabet B.V.	100%	Netherlands
Carey Asset Management Corp.	100%	Delaware
Carey Asset Management Dallas LLC	100%	Delaware
Carey Credit Advisors, LLC	100%	Delaware
Carey European Management LLC	100%	Delaware
Carey European SH, LLC	100%	Delaware
Carey Lodging Advisors, LLC	100%	Delaware
Carey Management LLC	100%	Delaware
Carey REIT II, Inc.	100%	Maryland
Carey Watermark 1 LLC	100%	Delaware
Carey Watermark Holdings, LLC	80%	Delaware
Carey Watermark Holdings 2, LLC	100%	Delaware
Casting Landlord (GER) QRS 16-109 LLC	100%	Delaware

W. P. CAREY INC.
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Ownership	State or Country of Incorporation
Casting Member (GER) QRS 16-108 LLC	100%	Delaware
Cathedral City Storage 17 (CA) LLC	100%	Delaware
CBS (PA) QRS 14-12, Inc.	100%	Delaware
Chassis (GER) QRS 16-118, Inc.	100%	Delaware
Cherry Valley Storage 17 (IL) LLC	100%	Delaware
CHIRO MANAGER (DE) LLC	100%	Delaware
CIP Acquisition Incorporated	100%	Maryland
Citrus Heights (CA) GP, LLC	100%	Delaware
CIV-News GP (DE) LLC	100%	Delaware
CIV-News (Multi) LP	100%	Delaware
CLA (MO) LLC	100%	Delaware
CLA Holdings, LLC	100%	Delaware
Clean (KY) LLC	100%	Delaware
Clean (KY) QRS 16-22, Inc.	100%	Delaware
CM6-Hotel (Multi) LLC	100%	Delaware
Coco (WY) QRS 16-51, Inc.	100%	Delaware
Coco-Dorm (PA) QRS 16-52, Inc.	100%	Delaware
Coco-Dorm (PA) Trust	100%	Maryland
Coco-Dorm (PA), LP	100%	Delaware
Comquest West (AZ) 11-68, Inc.	100%	Delaware
Consys (SC) QRS 16-66, Inc.	100%	Delaware
Consys-9 (SC) LLC	100%	Delaware
Container Finance (Finland) QRS 16-62, Inc.	100%	Delaware
Containers (DE) Limited Partnership	100%	Delaware
Containers (DE) QRS 15-36, Inc.	100%	Delaware
Corporate Property Associates	100%	California
Corporate Property Associates 15 Incorporated	100%	Maryland
Corporate Property Associates 4-A California Limited Partnership	100%	California
Corporate Property Associates 6-A California Limited Partnership	100%	California

W. P. CAREY INC.
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Ownership	State or Country of Incorporation
Corporate Property Associates 9-A Delaware Limited Partnership	100%	Delaware
CP GAL (IN) QRS 16-61, Inc.	100%	Delaware
CP GAL Fairfax, LLC	100%	Delaware
CP GAL Kennesaw, LLC	100%	Delaware
CP GAL Leawood, LLC	100%	Delaware
CP GAL Lombard, LLC	100%	Delaware
CP GAL Plainfield, LLC	100%	Delaware
CPA 14 (UK) Finance Company	100%	Delaware
CPA 15 Merger Sub Inc.	100%	Maryland
CPA 16 LLC	100%	Delaware
CPA 16 Merger Sub Inc.	100%	Maryland
CPA 17 Financiering B.V.	100%	Netherlands
CPA 17 International Holding and Financing LLC	100%	Delaware
CPA 17 Merger Sub LLC	100%	Maryland
CPA 17 Pan-European Holding Cooperatif UA	100%	Netherlands
CPA 17 SB1 Lender LLC	100%	Delaware
CPA 17 SB2 Lender LLC	100%	Delaware
CPA 17 SBOP JV Member LLC	100%	Delaware
CPA 17 SBPROP JV Member LLC	100%	Delaware
CPA17 SBOP MANAGER LLC	100%	Delaware
CPA17 SBPROP MANAGER LLC	100%	Delaware
CPA Paper, Inc.	100%	Delaware
CPA:17 Limited Partnership	100%	Delaware
CPA16 German (DE) Limited Partnership	100%	Delaware
CPA16 German GP (DE) QRS-155, Inc.	100%	Delaware
CQ Landlord (MI) LLC	100%	Delaware
CQ Landlord (Multi) LLC	100%	Delaware
CQ Mezz Manager (Multi) LLC	100%	Delaware
Crate (GER) QRS 16-142 LLC	100%	Delaware

W. P. CAREY INC.
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Ownership	State or Country of Incorporation
CRI (AZ-CO) QRS 16-4, Inc.	100%	Delaware
Cups (DE) LP	100%	Delaware
CU-SOL (VA) LLC	100%	Delaware
Dan (FL) QRS 15-7, Inc.	100%	Delaware
Danske Trklvr LP	100%	Delaware
Danske Trklvr TRS GP LLC	100%	Delaware
Daugavkrasts M	70%	Latvia
DCNETH Landlord (NL) LLC	100%	Delaware
DCNETH Member (NL) QRS 15-102, Inc.	100%	Delaware
Delaware Frame (TX), LP	100%	Delaware
Deliver (TN) QRS 14-49, Inc.	100%	Delaware
Delmo (DE) QRS 11/12-1, Inc.	100%	Delaware
Delmo (PA) QRS 11-36	100%	Pennsylvania
Delmo (PA) QRS 12-10	100%	Pennsylvania
Delmo 11/12 (DE) LLC	100%	Delaware
DES-Tech GP (TN) QRS 16-49, Inc.	100%	Delaware
DES-Tech LP (TN) QRS 16-50, Inc.	100%	Delaware
Develop (TX) LP	100%	Delaware
Dfence (Belgium) 15 Sprl	100%	Belgium
Dfence (Belgium) 16 Sprl	100%	Belgium
Dfend 15 LLC	100%	Delaware
Dfend 16 LLC	100%	Delaware
DIFUSÃO – SOCIEDADE IMOBILIÁRIA S.A.	100%	Portugal
DIY (Poland) Sp. Zoo	100%	Poland
Dough (DE) QRS 14-77, Inc.	100%	Delaware
Dough (MD)	100%	Maryland
Dough Lot (DE) QRS 14-110, Inc.	100%	Delaware
Dough Lot (MD)	100%	Maryland
DP WPC (TX) LLC	100%	Delaware

W. P. CAREY INC.
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Ownership	State or Country of Incorporation
Drayton Plains (MI), LLC	100%	Delaware
Drill (DE) Trust	100%	Maryland
Drill GmbH & Co. KG	100%	Germany
Drug (AZ) QRS 14-42, Inc.	100%	Delaware
DSG (IN) QRS 15-44, Inc.	100%	Delaware
DSG GP (PA) QRS 14-103, Inc.	100%	Delaware
DSG Landlord (PA) L.P.	100%	Delaware
DSG LP (PA) Trust	100%	Maryland
DT Memphis New TRS (DE) LLC	100%	Delaware
Dyne (DE) LP	100%	Delaware
ED Landlord (GA) LLC	100%	Delaware
Ed Landlord Two (DE) LLC	100%	Delaware
ELECTRICT TRUSTOR (MX) LLC	100%	Delaware
ELL (GER) QRS 16-37, Inc.	100%	Delaware
Energy (NJ) QRS 15-10, Inc.	100%	Delaware
Eros (ESP) CR QRS Inc.	100%	Delaware
Eros 17-10 B.V.	100%	Netherlands
Eros II Basque 17-15 B.V.	100%	Netherlands
Eros II Spain 17-16 B.V.	100%	Netherlands
Fabric (DE) GP	100%	Delaware
Fair-QB (DE) LLC	100%	Delaware
Fast (DE) QRS 14-22, Inc.	100%	Delaware
Faur WPC (OH) LLC	100%	Delaware
Fayetteville Storage 17 (NC) LLC	100%	Delaware
Film (FL) QRS 14-44, Inc.	100%	Delaware
Finistar (CA-TX) Limited Partnership	100%	Delaware
Finistar GP (CA-TX) QRS 16-21, Inc.	100%	Delaware
Finistar LP (DE) QRS 16-29, Inc.	100%	Delaware
Finnestadveien 44 II AS	100%	Norway

W. P. CAREY INC.
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Ownership	State or Country of Incorporation
FIS (MI) LLC	100%	Delaware
Fit (CO) QRS 15-59, Inc.	100%	Delaware
Fit (TX) GP QRS 12-60, Inc.	100%	Delaware
Fit (TX) LP	100%	Delaware
Fit (TX) Trust	100%	Maryland
Flagland Spain, S.L.	100%	Spain
Flan 1 (IL) LLC	100%	Delaware
Flan 4 (Multi) LLC	100%	Delaware
Flan Hud (NY) LLC	100%	Delaware
Flatlands Self Storage NYC Mezz, LLC	100%	Delaware
Flatlands Self Storage NYC, LLC	100%	Delaware
Flavortown (IL) LLC	100%	Delaware
Flex (NE) LLC	100%	Delaware
Flex Member (NE) LLC	100%	Delaware
Flipper (FL) LLC	100%	Delaware
FLUX CAPACITOR 121 GW LLC	100%	Delaware
Food (DE) QRS 12-49, Inc.	100%	Delaware
FORT-BEN HOLDINGS (ONQC) LTD.	100%	Canada
FORT-NOM HOLDINGS (ONQC) INC.	100%	Canada
Forterra Canada GP LLC	100%	Delaware
Forterra Canada Holdings LP	100%	Delaware
Foss (NH) QRS 16-3, Inc.	100%	Delaware
Four World Landlord (GA) LLC	100%	Delaware
Four World Manager (GA) LLC	100%	Delaware
Frame (TX) QRS 14-25, Inc.	100%	Delaware
Freight (IL) LLC	100%	Delaware
FRO 16 (NC) LLC	100%	Delaware
FRO Man Member 17 (NC) LLC	100%	Delaware
FRO Spin (NC) LLC	100%	Delaware

W. P. CAREY INC.
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Ownership	State or Country of Incorporation
Furniture Exch Manager (WI) LLC	100%	Delaware
Furniture Exch Manager Too (WI) LLC	100%	Delaware
Furniture Owner (WI) LLC	100%	Delaware
Furniture Owner Too (WI) LLC	100%	Delaware
GAL III (IN) QRS 15-49, Inc.	100%	Delaware
GAL III (NJ) QRS 15-45, Inc.	100%	Delaware
GAL III (NY) QRS 15-48, Inc.	100%	Delaware
Galadean Sp. z o.o.	100%	Poland
GB-ACT (GER) Limited Partnership	100%	Delaware
Gearbox (GER) QRS 15-95, Inc.	100%	Delaware
GEMCHI (IL) LLC	100%	Delaware
GERB TOLLAND QRS (CT) 16 Inc.	100%	Delaware
Gibson Mass Member Two LLC	100%	Delaware
Gibson Plus Member Two LLC	100%	Delaware
Go Green (OH) LLC	100%	Delaware
Goldyard S.L.	100%	Spain
GONE FISHING (PA) LLC	100%	Delaware
Granite Landlord (GA) LLC	100%	Delaware
GRC (TX) Limited Partnership	100%	Delaware
GRC (TX) QRS 15-47, Inc.	100%	Delaware
GRC (TX) Trust	100%	Maryland
GRC-II (TX) Limited Partnership	100%	Delaware
GRC-II (TX) QRS 15-80, Inc.	100%	Delaware
GRC-II (TX) Trust	100%	Maryland
Greens (Finland) QRS 16-14, Inc.	100%	Delaware
Greens Shareholder (Finland) QRS 16-16, Inc.	100%	Delaware
Guggenheim Credit Income Fund (fka Carey Credit Income Fund)	10%	Delaware
Guitar Mass (TN) QRS 14-36, Inc.	100%	Delaware
Guitar Plus (TN) QRS 14-37, Inc.	100%	Delaware

W. P. CAREY INC.
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Ownership	State or Country of Incorporation
H2 17 Investor (GER) LLC	100%	Delaware
H2 Investor (GER) QRS 14-104 LLC	100%	Delaware
H2 Investor (GER) QRS 15-91, Inc.	100%	Delaware
H2 Investor (GER) QRS 16-100, Inc.	100%	Delaware
Hammer (DE) Limited Partnership	100%	Delaware
Hammer (DE) LP QRS 12-65, Inc.	100%	Delaware
Hammer (DE) LP QRS 14-100, Inc.	100%	Delaware
Hammer (DE) LP QRS 15-33, Inc.	100%	Delaware
Hammer (DE) QRS 15-32, Inc.	100%	Delaware
Hammer (DE) Trust	100%	Maryland
Hammer Time (TX) LLX	100%	Delaware
Hammer Time Owner (TX) LP	100%	Delaware
Hans Gruber Godo Kaisha	100%	Japan
HCF GP (CA) LLC	100%	Delaware
HCF Landlord (CA) LP	100%	Delaware
Health Landlord (MN) LLC	100%	Delaware
HEF (NC-SC) QRS 14-86, Inc.	100%	Delaware
Hellweg GmbH & Co. Vermögensverwaltungs KG	100%	Germany
Hesperia Storage 17 (CA) LLC	100%	Delaware
HF Landlord (SC) LLC	100%	Delaware
HF Member (SC) LLC	100%	Delaware
HF Three Landlord (SC) LLC	100%	Delaware
HF Two Landlord (SC) LLC	100%	Delaware
HLWG B Note Purchaser (DE) LLC	100%	Delaware
HLWG Two (GER) LLC	100%	Delaware
HM Benefits (MI) QRS 16-18, Inc.	100%	Delaware
HNGS AUTO (MI) LLC	100%	Delaware
HOAGIES (FL) LLC	100%	Delaware
HOB (TX) LLC	100%	Delaware

W. P. CAREY INC.
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Ownership	State or Country of Incorporation
Hoe Management GmbH	100%	Germany
Holiday Storage 17 (FL) LLC	100%	Delaware
Honey Badger GP LLC	100%	Delaware
Honey Badger (NC) LP	100%	Delaware
Hotel (MN) QRS 16-84, Inc.	100%	Delaware
Hotel Operator (MN) TRS 16-87, Inc.	100%	Delaware
Hum (DE) QRS 11-45, Inc.	100%	Delaware
Huntwood (TX) Limited Partnership	100%	Delaware
Huntwood (TX) QRS 16-8, Inc.	100%	Delaware
ICALL BTS (VA) LLC	100%	Delaware
ICG (TX) Limited Partnership	100%	Delaware
ICG-GP (TX) QRS 15-3, Inc.	100%	Delaware
ICG-LP (TX) Trust	100%	Maryland
ID Wheel (FL) LLC	100%	Delaware
IDrive Mezz Lender (FL) LLC	100%	Delaware
Ijobbers (DE) QRS 14-41, Inc.	100%	Delaware
Ijobbers LLC	100%	Delaware
Image (NY) QRS 16-67, Inc.	100%	Delaware
Industrial Center 7 Sp. z o.o	100%	Poland
INGESCORP 2008, Sociedad Limitada	100%	Spain
Initiator (CA) QRS 14-62, Inc.	100%	Delaware
Inversiones Holmes, S.L.	100%	Spain
Jamaica (IL) LLC	100%	Delaware
Jamesinvest Sprl	100%	Belgium
Jen (MA) QRS 12-54, Inc.	100%	Delaware
John McCLane (NY) LLC	100%	New York
JPCentre (TX) LLC	100%	Delaware
JPTampa Management (FL) LLC	100%	Delaware
JX STORAGE (MULTI) 1 LLC	100%	Delaware

W. P. CAREY INC.
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Ownership	State or Country of Incorporation
JX STORAGE (MULTI) 2 LLC	100%	Delaware
Kabushiki Kaisha Mure Property	100%	Japan
KIDNEY BEANS (TN) LLC	100%	Delaware
Kiinteistöosakeyhtiö Ruskontie 55	100%	Finland
KITKAT (IL) LLC	100%	Delaware
K Prof	70%	Latvia
KRO (IL) LLC	100%	Delaware
KSM Cresskill (NJ) QRS 16-80, Inc.	100%	Delaware
KSM Livingston (NJ) QRS 16-76, INC.	100%	Delaware
KSM Maplewood (NJ) QRS 16-77, INC.	100%	Delaware
KSM Montclair (NJ) QRS 16-78, INC.	100%	Delaware
KSM Morristown (NJ) QRS 16-79, INC.	100%	Delaware
KSM Summit (NJ) QRS 16-75, Inc.	100%	Delaware
Labels-Ben (DE) QRS 16-28, Inc.	100%	Delaware
Labrador (AZ) LP	100%	Delaware
Lake Street Storage 17 (HI) LLC	100%	Delaware
Laurken (IL) LLC	100%	Delaware
Leather (DE) QRS 14-72, Inc.	100%	Delaware
Lei (GER) QRS 16-134 LLC	100%	Delaware
Lewisville Dealer 17 (TX) LLC	100%	Delaware
Lincoln (DE) LP	100%	Delaware
Linden (GER) LLC	100%	Delaware
Longboom (Finland) QRS 16-131, Inc.	100%	Delaware
Longboom Finance (Finland) QRS 16-130, Inc.	100%	Delaware
Loznica d.o.o	100%	Croatia
LPD (CT) QRS 16-132, Inc.	100%	Delaware
LPORT (WA-TX) QRS 16-92, Inc.	100%	Delaware
LPORT 2 (WA) QRS 16-147, Inc.	100%	Delaware
LT Fit (AZ-MD) LLC	100%	Delaware

W. P. CAREY INC.
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Ownership	State or Country of Incorporation
LTI (DE) QRS 14-81, Inc.	100%	Delaware
LTI Trust (MD)	100%	Maryland
M DUE	100%	Italy
Madde Investment Sp. z o.o.	100%	Poland
Madison Storage NYC, LLC	100%	Delaware
Mag-Info (SC) QRS 16-74, Inc.	100%	Delaware
Mallika PBJ LLC	100%	Delaware
Mapi Invest SPRL	100%	Belgium
Mapinvest Delaware LLC	100%	Delaware
Marcourt Investments Incorporated	100%	Maryland
Master (DE) QRS 15-71, Inc.	100%	Delaware
Mauritius International I LLC	100%	Delaware
MBM-Beef (DE) QRS 15-18, Inc.	100%	Delaware
MCM Manager (TN) QRS 16-115, Inc.	100%	Delaware
MCM Member (TN) QRS 16-116, Inc.	100%	Delaware
MCPA Mass (TN) Associates	100%	Tennessee
MCPA Plus (TN) Associates	100%	Tennessee
Mechanic (AZ) QRS 15-41, Inc.	100%	Delaware
Medi (PA) Limited Partnership	100%	Delaware
Medi (PA) QRS 15-21, Inc.	100%	Delaware
Medi (PA) Trust	100%	Maryland
Medical (Multi) LLC	100%	Delaware
Memphis Hotel Owner (TN) QRS 16-122, Inc.	100%	Delaware
MERCURY (MI) LLC (fka WORKWEAR (MI) LLC)	100%	Delaware
Merge (WI) LLC	100%	Delaware
Meri (NC) LLC	100%	Delaware
Meri (NC) MM QRS 14-98, Inc.	100%	Delaware
MET WST (UT) QRS 16-97, Inc.	100%	Delaware
Metal (DE) QRS 14-67, Inc.	100%	Delaware

W. P. CAREY INC.
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Ownership	State or Country of Incorporation
Metal (GER) QRS 15-94, Inc.	100%	Delaware
Metaply (MI) LLC	100%	Delaware
Mill Storage 17 (CA) LLC	100%	Delaware
MK (Mexico) QRS 16-48, Inc.	100%	Delaware
MK GP BEN (DE) QRS 16-45, Inc.	100%	Delaware
MK Landlord (DE) Limited Partnership	100%	Delaware
MK LP Ben (DE) QRS 16-46, Inc.	100%	Delaware
MK-Ben (DE) Limited Partnership	100%	Delaware
MK-GP (DE) QRS 16-43, Inc.	100%	Delaware
MK-LP (DE) QRS 16-44, Inc.	100%	Delaware
MK-Nom (ONT) Inc.	100%	Canada
MM (UT) QRS 11-59, Inc.	100%	Delaware
Module (DE) Limited Partnership	100%	Delaware
Mons (DE) QRS 15-68, Inc.	100%	Delaware
More Applied Utah (UT) LLC	100%	Delaware
Morisek Hoffman (IL) LLC	100%	Delaware
Morrisville Landlord GP (NC) LLC (fka PPD Morrisville GP (NC) LLC)	100%	Delaware
Morrisville Landlord (NC) LP (fka PPD Morrisville (NC) LP)	100%	Delaware
Movie (VA) QRS 14-24, Inc.	100%	Delaware
MR Lender (TX) LLC	100%	Delaware
MSTEEL (IL) LLC	100%	Delaware
Mercury (MI) LLC (fka WORKWEAR (MI) LLC)	100%	Delaware
MWI Investor 17 (TX) LP	100%	Delaware
MWI Investor GP 17 (TX) LLC	100%	Delaware
Nail (DE) Trust	100%	Maryland
NAILED IT GP LLC	100%	Delaware
NAILED IT (MULTI) LP	100%	Delaware
NAKATOMI PLAZA (DE) LLC	100%	Delaware
National Storage 17 (Multi) LLC	100%	Delaware

W. P. CAREY INC.
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Ownership	State or Country of Incorporation
Neonatal Finland, Inc.	100%	Delaware
New Option-QB (DE) LLC	100%	Delaware
Nord (GA) QRS 16-98, Inc.	100%	Delaware
Northwest Storage 17 (IL) LLC	100%	Delaware
NR(LA) QRS 14-95, LLC	100%	Delaware
Oak Creek 17 Investor (WI) LLC	100%	Delaware
Olimpia Investments Sp. z o.o.	100%	Poland
OPH Storage 17 (FL) LLC	100%	Delaware
Optical (CA) QRS 15-8, Inc.	100%	Delaware
Orb (MO) QRS 12-56, Inc.	100%	Delaware
OSCAR (IL) LLC	100%	Delaware
OTC RX Holdings ULC	100%	Canada
OTC RX Nominee Corp.	100%	Canada
OTC RX (ONTARIO) LLC	100%	Delaware
OU Baltic Retail Properties Estonia	70%	Estonia
Overtape (CA) QRS 15-14, Inc.	100%	Delaware
OX (AL) LLC	100%	Delaware
OX-GP (AL) QRS 15-15, Inc.	100%	Delaware
Pacpress (IL-MI) QRS 16-114, Inc.	100%	Delaware
Pallet (FRA) SARL	100%	France
Panel (UK) QRS 14-54, Inc.	100%	Delaware
Paper Limited Liability Company	100%	Delaware
Parts (DE) QRS 14-90, Inc.	100%	Delaware
PDC Industrial Center 83 Sp. z o.o.	100%	Poland
Pem (MN) QRS 15-39, Inc.	100%	Delaware
Pend (WI) LLC	100%	Delaware
Pend II (OH-IN) LLC	100%	Delaware
Pet (TX) GP QRS 11-62, INC.	100%	Delaware
Pet (TX) LP	100%	Delaware

W. P. CAREY INC.
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Ownership	State or Country of Incorporation
Pet (TX) Trust	100%	Maryland
Pewaukee Development, LLC	100%	Wisconsin
PG (Multi-16) L.P.	100%	Delaware
PG (Multi-16) QRS 16-7, Inc.	100%	Delaware
PG (Multi-16) Trust	100%	Maryland
PG-Ben (CAN) QRS 16-9, Inc.	100%	Delaware
PG-Nom Alberta, Inc.	100%	Canada
Pipe Portfolio GP LLC	100%	Delaware
Pipe Portfolio Owner (Multi) LP	100%	Delaware
Pipes (UK) QRS 16-59, Inc.	100%	Delaware
Plants (Sweden) QRS 16-13, Inc.	100%	Delaware
Plants Shareholder (Sweden) QRS 16-15, Inc.	100%	Delaware
Plastic (DE) Limited Partnership	100%	Delaware
Plastic (DE) QRS 15-56, Inc.	100%	Delaware
Plastic (DE) Trust	100%	Maryland
Plastic II (IL) LLC	100%	Delaware
Plastic II (IL) QRS 16-27, Inc.	100%	Delaware
Plastix (WI) LLC	100%	Delaware
Plates (DE) QRS 14-63, Inc.	100%	Delaware
Pliers (DE) Trust	100%	Maryland
Plum (DE) QRS 15-67, Inc.	100%	Delaware
Pol (NC) QRS 15-25, Inc.	100%	Delaware
Pol-Beaver LLC	100%	Delaware
Pold (GER) QRS 16-133 LLC	100%	Delaware
Pole Landlord (LA-TX) LLC	100%	Delaware
Polkinvest Sprl	100%	Belgium
Polo LS	70%	Latvia
Poly (Multi) Limited Partnership	100%	Delaware
Poly GP (Multi) QRS 16-35, Inc.	100%	Delaware

W. P. CAREY INC.
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Ownership	State or Country of Incorporation
Poly LP (MD) Trust	100%	Maryland
Popcorn (TX) QRS 14-43, Inc.	100%	Delaware
Ports (Finland) LLC	100%	Delaware
Ports (Finland) QRS 16-63, Inc.	100%	Delaware
PRA (OH) LLC	100%	Delaware
Primo (MS) QRS 16-94, Inc.	100%	Delaware
Print (WI) QRS 12-40, Inc.	100%	Wisconsin
Projector (FL) QRS 14-45, Inc.	100%	Delaware
Provo (UT) QRS 16-85, Inc.	100%	Delaware
Pump (MO) QRS 14-52, Inc.	100%	Delaware
PWE (Multi) QRS 14-85, Inc.	100%	Delaware
QRS 10-1 (ILL) Inc.	100%	Illinois
QRS 10-18 (FL), LLC	100%	Delaware
QRS 11-2 (AR), LLC	100%	Delaware
QS ARK (DE) QRS 15-38, Inc.	100%	Delaware
RACO (AZ) LLC	100%	Delaware
RACO TWO (AZ) LLC	100%	Delaware
Rails (UK) QRS 15-54, Inc.	100%	Delaware
Randolph/Clinton Limited Partnership	100%	Delaware
REIT Brickan AB	100%	Sweden
RI(CA) QRS 12-59, Inc.	100%	Delaware
RII (CA) QRS 15-2, Inc.	100%	Delaware
RRC (TX) GP QRS 12-61, Inc.	100%	Delaware
RRC (TX) LP	100%	Delaware
RRC (TX) Trust	100%	Maryland
RRD (IL) LLC	100%	Delaware
Rubbertex (TX) QRS 16-68, Inc.	100%	Delaware
Rush It LLC	100%	Delaware
SAB (IA) LLC	100%	Delaware

W. P. CAREY INC.
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Ownership	State or Country of Incorporation
Salted Peanuts (LA) QRS 15-13, LLC	100%	Delaware
SBOP INVESTOR LLC	100%	Delaware
SBPROP INVESTOR LLC	100%	Delaware
Scan (OR) QRS 11-47, Inc.	100%	Delaware
SCHNEI-ELEC (MA) LLC	100%	Delaware
Schobi (Ger-Pol) LLC	100%	Delaware
Sealtex (DE) QRS 16-69, Inc.	100%	Delaware
Sekeslog 17 UAB	100%	Lithuania
SF (TX) GP QRS 11-61, INC.	100%	Delaware
SF (TX) LP	100%	Delaware
SF (TX) Trust	100%	Maryland
SFC (TN) QRS 11-21, Inc.	100%	Tennessee
SFCO (GA) QRS 16-127, Inc.	100%	Delaware
SFT INS (TX) LLC	50%	Delaware
Shaq (DE) QRS 15-75, Inc.	100%	Delaware
Shelborne Operating Associates, LLC	95%	Delaware
Shelborne Property Associates LLC	95%	Delaware
Shep (KS-OK) QRS 16-113, Inc.	100%	Delaware
SHOTS-ORL (FL) LLC	100%	Delaware
Shovel Management GmbH	100%	Germany
SIA Baltic Retail Properties Latvia	70%	Latvia
SM (NY) QRS 14-93, Inc.	100%	Delaware
SP Label (TN) LLC	100%	Delaware
Speed (NC) QRS 14-70, Inc.	100%	Delaware
ST (TX) GP QRS 11-63, INC.	100%	Delaware
ST (TX) LP	100%	Delaware
ST (TX) Trust	100%	Maryland
Steels (UK) QRS 16-58, Inc.	100%	Delaware
Steely Dan (WI) LLC	100%	Delaware

W. P. CAREY INC.
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Ownership	State or Country of Incorporation
Stocksanden S.L.	100%	Spain
Stone Oak 17 (TX) LLC	100%	Delaware
Stor-Move UH 14 Business Trust	100%	Massachusetts
Stor-Move UH 15 Business Trust	100%	Massachusetts
Stor-Move UH 16 Business Trust	100%	Massachusetts
Sun (SC) QRS 12-68, Inc.	100%	Delaware
Sun Two (SC) QRS 12-69, Inc.	100%	Delaware
Sunpro (KY) LLC	100%	Delaware
Suspension (DE) QRS 15-1, Inc.	100%	Delaware
TASTY KALE (UT) LLC	100%	Delaware
TDG Cold 17-14 B.V.	100%	Netherlands
Tech (GER) 17-1 BV	100%	Netherlands
Tech (GER) QRS 16-144, Inc.	100%	Delaware
Tech Landlord (GER) LLC	100%	Delaware
Teeth Finance (Finland) QRS 16-106, Inc.	100%	Delaware
Teeth Landlord (Finland) LLC	100%	Delaware
Teeth Member (Finland) QRS 16-107, Inc.	100%	Delaware
Telegraph (MO) LLC	100%	Delaware
Telegraph Manager (MO) WPC, Inc.	100%	Delaware
Terrier (AZ) QRS 14-78, Inc.	100%	Delaware
Tfarma (CO) QRS 16-93, Inc.	100%	Delaware
Thids (DE) QRS 16-17, Inc.	100%	Delaware
Third Avenue Self Storage NYC, LLC	100%	Delaware
Three Aircraft Seats (DE) Limited Partnership	100%	Delaware
THREE AMIGOS (US MULTI) LLC	100%	Delaware
Three Cabin Seats (DE) LLC	100%	Delaware
Tissue SARL	100%	France
Toner (DE) QRS 14-96, Inc.	100%	Delaware
Toolbelt (PA-SC) LLC	100%	Delaware

W. P. CAREY INC.
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Ownership	State or Country of Incorporation
Toolbox (MX) LLC	100%	Delaware
TOOL TIME (WV) LLC	100%	Delaware
TOOTH FAIRY (IL) LLC	100%	Delaware
Tower (DE) QRS 14-89, Inc.	100%	Delaware
Tower 14 (MD)	100%	Maryland
Townline Storage 17 (IL) LLC	100%	Delaware
Toys (NE) QRS 15-74, Inc.	100%	Delaware
Trinity UK Holding II Limited	100%	United Kingdom
Trinity WPC (Manchester) Limited	100%	United Kingdom
Trinity WPC (UK) Limited	100%	United Kingdom
Trinity WPC (UK) LLC	100%	Delaware
TRUCKIN' (IL) LLC	100%	Delaware
Truth (MN) LLC	100%	Delaware
Trucks (France) SARL	100%	France
TR-VSS (MI) QRS 16-90. Inc.	100%	Delaware
TSO-Hungary KFT	100%	Hungary
UH Storage (DE) Limited Partnership	100%	Delaware
UH Storage GP (DE) QRS 15-50, Inc.	100%	Delaware
UK Panel LLC	100%	Delaware
Under Pressure (Multi) LLC	100%	Delaware
Uni-Tech (CA) QRS 15-64, Inc.	100%	Delaware
Uni-Tech (PA) QRS 15-51, Inc.	100%	Delaware
Uni-Tech (PA) QRS 15-63, Inc.	100%	Delaware
Uni-Tech (PA) Trust	100%	Maryland
Uni-Tech (PA), L.P.	100%	Delaware
URubber (TX) Limited Partnership	100%	Delaware
USO Landlord (TX) LLC	100%	Delaware
UTI-SAC (CA) QRS 16-34, Inc.	100%	Delaware
Valves Germany (DE) QRS 16-64 LLC	100%	Delaware

W. P. CAREY INC.
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Ownership	State or Country of Incorporation
Valves Member Germany (DE) QRS 16-65 LLC	100%	Delaware
Vellam Investments sp z.o.o.	100%	Poland
Venice (CA) LP	100%	Delaware
Veritas Group IX-NYC, LLC	100%	Delaware
Vinyl (DE) QRS 14-71, Inc.	100%	Delaware
W. P. Carey & Co. B.V.	100%	Netherlands
W. P. Carey & Co. Limited	100%	United Kingdom
W. P. Carey Holdings, LLC	100%	Delaware
W. P. Carey International LLC	100%	Delaware
W. P. Carey Property Investor LLC	100%	Delaware
W.P.C.I. Holdings II LLC	100%	Delaware
Wadd-II (TN) LP	100%	Delaware
Wadd-II General Partner (TN) QRS 15-19, INC.	100%	Delaware
Wals (IN) LLC	100%	Delaware
Weg (GER) QRS 15-83, Inc.	100%	Delaware
Wegell GmbH & Co. KG	100%	Germany
Wegell Verwaltungs GmbH	100%	Germany
West Farms Self Storage NYC Mezz, LLC	100%	Delaware
West Farms Self Storage NYC, LLC	100%	Delaware
WGN (GER) LLC	100%	Delaware
WGN 15 Holdco (GER) QRS 15-98, Inc.	100%	Delaware
WGN 15 Member (GER) QRS 15-99, Inc.	100%	Delaware
WGS (Multi) LLC	100%	Delaware
Wheeler Dealer 17 Multi, LLC	100%	Delaware
Wheeler Mezzanine JV (DE) LLC	100%	Delaware
WILLFA (IL) LLC	100%	Delaware
Willow Festival Annex Property Owners Association	100%	Illinois
Windough (DE) LP	100%	Delaware
Windough Lot (DE) LP	100%	Delaware

W. P. CAREY INC.
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Ownership	State or Country of Incorporation
Wlgrn (NV) LLC	100%	Delaware
Wolv (DE) Limited Partnership	100%	Delaware
Wolv Trust, a Maryland Business Trust	100%	Maryland
Work (GER) QRS 16-117, Inc.	100%	Delaware
WPC 17 Adler GmbH & Co. KG	100%	Germany
WPC 17 Adler Verwlatungs GmbH	100%	Germany
WPC 17 Green Sp. z o.o.	100%	Poland
WPC 17 Polk Sp. z o.o.	100%	Poland
WPC Adler 17-31 B.V.	100%	Netherlands
WPC Agro I 17-13 B.V.	100%	Netherlands
WPC Agro II 17-17 B.V.	100%	Netherlands
WPC Agro III 17-20 B.V.	100%	Netherlands
WPC Agro IV 17-22 B.V.	100%	Netherlands
WPC Agro V 17-32 B.V.	100%	Netherlands
WPC Agro 5 d.o.o.	20%	Croatia
WPC App 1 AS (f/k/a Inceptum 804 AS)	100%	Norway
WPC APP 17-34 B.V.	100%	Netherlands
WPC AX Sp. z o.o.	100%	Poland
WPC CM6-Hotel Manager, LLC	100%	Delaware
WPC Crown Colony (MA) LLC	100%	Delaware
WPC DF Denmark ApS	100%	Denmark
WPC Drunen 17-27 B.V.	100%	Netherlands
WPC Eurobond B.V.	100%	Netherlands
WPC EXCH BUYERSBURG (IN) LLC	100%	Delaware
WPC EXCH Morrisville Landlord (NC) LLC (fkaWPC EXCH PPD (NC) LLC)	100%	Delaware
WPC Exch Sublandlord (DE) LLC	100%	Delaware
WPC Fau Czech sro	100%	Czech Republic
WPC Flagland 17-18 B.V.	100%	Netherlands
WPC FM 17-35 B.V.	100%	Netherlands

W. P. CAREY INC.
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Ownership	State or Country of Incorporation
WPC FM Czech s.r.o.	100%	Czech Republic
WPC FM Slovakia s.r.o.	100%	Slovakia
WPC FriesCamp 17-30 B.V.	100%	Netherlands
WPC Gam Holding B.V	100%	Netherlands
WPC GELSENKIRCHEN 17-33 B.V.	100%	Netherlands
WPC GP LLC	100%	Maryland
WPC Holdco LLC	100%	Maryland
WPC Hornbachplatz 1 GmbH	100%	Austria
WPC International Holding and Financing LLC	100%	Delaware
WPC International Holding LP	100%	Delaware
WPC Jumb 17-19 B.V.	100%	Netherlands
WPC Lipowy Sp. z o.o.	50%	Poland
WPC Madde 17-11 B.V.	100%	Netherlands
WPC MAN Denmark ApS (fka Opus Greve Invest ApS)	100%	Denmark
WPC MAN-Strasse 1 GmbH	100%	Austria
WPC Meru SCI	100%	France
WPC NatExp 17-9 B.V.	100%	Netherlands
WPC Noki Sp. z o.o.	100%	Poland
WPC Pan-European Holding Cooperatief U.A.	100%	Netherlands
WPC Pola Sp. z o.o.	100%	Poland
WPC PR6 (CO) LLC	100%	Delaware
WPC PR6 OPT (CO) LLC	100%	Delaware
WPC QBE Manager, LLC	100%	Delaware
WPC REIT ADMIR 8 B.V.	100%	Netherlands
WPC REIT AXL 39 B.V.	100%	Netherlands
WPC REIT Cargo 4 B.V.	100%	Netherlands
WPC REIT Gam 21 B.V.	100%	Netherlands
WPC REIT Gam 22 B.V.	100%	Netherlands
WPC REIT Gam 23 B.V.	100%	Netherlands

W. P. CAREY INC.
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Ownership	State or Country of Incorporation
WPC REIT Gam 24 B.V.	100%	Netherlands
WPC REIT Gam 25 B.V.	100%	Netherlands
WPC REIT Horn 11 B.V.	100%	Netherlands
WPC REIT Kampen 29 B.V.	100%	Netherlands
WPC REIT Kar 26 B.V.	100%	Netherlands
WPC REIT MAN 16 B.V.	100%	Netherlands
WPC REIT Merger Sub Inc.	100%	Maryland
WPC REIT MX-AB 19 B.V.	100%	Netherlands
WPC REIT MX-AB TRS 37 B.V.	100%	Netherlands
WPC REIT NEWCO B.V.	100%	Netherlands
WPC REIT Nipp 13 B.V.	100%	Netherlands
WPC REIT Npow 17 B.V.	100%	Netherlands
WPC REIT OBI 1-35 B.V.	100%	Netherlands
WPC REIT OBI 2-36 B.V.	100%	Netherlands
WPC REIT PD 12 B.V.	100%	Netherlands
WPC REIT PeRo 40 B.V	100%	Netherlands
WPC REIT Pend 14 B.V.	100%	Netherlands
WPC REIT Rock Sp. z .o. o	100%	Poland
WPC REIT Sant 5 B.V.	100%	Netherlands
WPC REIT Son 30 B.V.	100%	Netherlands
WPC REIT Son 31 B.V.	100%	Netherlands
WPC REIT Son 32 B.V.	100%	Netherlands
WPC REIT Son 33 B.V.	100%	Netherlands
WPC REIT Son 34 B.V.	100%	Netherlands
WPC REIT STER B.V.	100%	Netherlands
WPC REIT Stretch 41 B.V	100%	Netherlands
WPC REIT TomHil 1 B.V.	100%	Netherlands
WPC REIT Tot 7 B.V.	100%	Netherlands
WPC REIT TRS 27 B.V. (fka WPC REIT DF 27 B.V.)	100%	Netherlands

W. P. CAREY INC.
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Ownership	State or Country of Incorporation
WPC REIT VM 28 B.V.	100%	Netherlands
WPC Smucker Manager, LLC	100%	Delaware
WPC Star Denmark ApS	100%	Denmark
WPC Star Sweden AB	100%	Sweden
WPC Tesc 17-3 B.V.	100%	Netherlands
WPC TOT 1 AS	100%	Norway
WPC TOT 2 AS	100%	Norway
WPC TOT 3 AS	100%	Norway
WPC WGN 17-2 B.V.	100%	Netherlands
WPC-CPA:18 Holdings, LLC	100%	Delaware
Wrench (DE) Limited Partnership	100%	Delaware
Wrench (DE) QRS 15-31, Inc.	100%	Delaware
Wrench (DE) Trust	100%	Maryland
Wyckoff Self Storage NYC Mezz, LLC	100%	Delaware
Wyckoff Self Storage NYC, LLC	100%	Delaware
XPD (NJ) LLC	100%	Delaware
XPD Member (NJ) QRS 16-12, Inc.	100%	Delaware
You Scream (PA) LLC	100%	Delaware
Zakup Agro 4 d.o.o.	100%	Croatia
Zerega Self Storage NYC Mezz, LLC	100%	Delaware
Zerega Self Storage NYC, LLC	100%	Delaware

SCHEDULE 5.12(b)

Equity Investments:

Carey European Student Housing Fund I, L.P.	2.430%
Carey Watermark Investors Incorporated	3.943%
Carey Watermark Investors 2 Incorporated	3.755%
Corporate Property Associates 18 – Global Incorporated	3.851%
CPA:18 Limited Partnership	0.034%
CWI OP, LP	0.015%
CWI 2 OP, LP	0.015%
Apply Sørco AS	49%
Bank Pekao	50%
BPS Nevada, LLC	15%
Fortenova Grupa d.d.	20%
Johnson Self Storage	90%
Kesko Senukai	70%
State Farm Mutual Automobile Insurance Co.	50%

SCHEDULE 5.12(c)

Loan Party	W. P. Carey Inc.
Jurisdiction of incorporation or organization	Maryland
Address of chief executive office	50 Rockefeller Plaza, New York, New York 10020
Principal place of business	New York
Type of organization	Corporation
U.S. taxpayer identification number	45-4549771

SCHEDULE 7.02
Existing Indebtedness

1.	€500.0 million 2.0% Senior Notes due January 20, 2023

2.	$500.0 million 4.6% Senior Notes due April 1, 2024

3.	$450.0 million 4.0% Senior Notes due February 1, 2025

4.	$350.0 million 4.25% Senior Notes due October 1, 2026

5.	$325.0 million 3.85% Senior Notes due July 15, 2029

6.	€500.0 million 2.25% Senior Notes due July 19, 2024 (issued by WPC Eurobond B.V. and guaranteed by W.P. Carey Inc.)

7.	€500.0 million 2.25% Senior Notes due April 9, 2026 (issued by WPC Eurobond B.V. and guaranteed by W.P. Carey Inc.)

8.	€500.0 million 2.125% Senior Notes due April 15, 2027 (issued by WPC Eurobond B.V. and guaranteed by W.P. Carey Inc.)

9.	€500.0 million 1.35% Senior Notes due April 15, 2028 (issued by WPC Eurobond B.V. and guaranteed by W.P. Carey Inc.)

SCHEDULE 11.02
ADMINISTRATIVE AGENT'S OFFICE, CERTAIN ADDRESSES FOR NOTICES

LOAN PARTIES:

c/o W.P. Carey Inc.
50 Rockefeller Plaza – 2nd floor
New York, New York 10020
Attention: ToniAnn Sanzone, Chief Financial Officer
Telephone: (212) 492-1100
Telecopier: (212) 492-8922
Email: tsanzone@wpcarey.com

with a copy to:

c/o W.P. Carey Inc.
50 Rockefeller Plaza – 2nd floor
New York, New York 10020
Attention: Sapna Sanagavarapu, Esq., Chief Legal Officer
Email: ssanagavarapu@wpcarey.com

Company’s website: http://www.wpcarey.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office:
(for payments and Requests for Credit Extensions; all currencies):
Bank of America, N.A.
Credit Services
2380 Performance Drive, Bldg. C
Mail Code: TX2-984-03-23
Richardson, TX 75082
Attention: Jennifer A. Ollek
Telephone: 469.202.8863
Telecopier: 214. 290.8374
Email: jennifer.a.ollek@bofa.com

Payment Instructions:

USD
Bank of America, NA
New York, NY
ABA# 026009593
Account # 1366072250600
Attn: Credit Services
REF: W.P. Carey Inc.

ALTERNATIVE CURRENCY PAYMENT INTRUCTIONS:
See attached.

Other Notices as Administrative Agent

Bank of America, N.A.
Agency Management
2380 Performance Drive, Bldg. C
Mail Code: TX2-984-03-26
Richardson, TX 75082
Attention: Anthony Kell
Telephone: 214.209.4124
Telecopier: 214.290.9422
Email: anthony.w.kell@bofa.com

L/C ISSUERS:

Bank of America, N.A.
Trade Operations
1 Fleet Way
Mail Code: PA6-580-02-30
Scranton, PA 18507
Attention: Michael Grizzanti
Telephone: 570.330.4214
Telecopier: 800.755.8743
Email: michael.a.grizzanti@baml.com

JPMorgan Chase Bank, N.A.
10 South Dearborn
Chicago, Illinois 60603
Attention: Letter of Credit Team
Telecopier: 214-307-6874
Email: chicago.lc.agency.activity.team@jpmchase.com

Wells Fargo Bank, N.A.
550 South Tryon Street, 6th Floor
Mailcode: D1086-061
Charlotte, NC 28202
Attention: Kristen Ray
Telephone: 704-410-1772
Telecopier: 704-410-0329
Email: Kristen.ray@wellsfargo.com
With copy to:
Wells Fargo Bank, N.A.
600 South 4th Street 8th Floor
Mailcode: N9300-085
Minneapolis, MN 55415-1526
Attention: Bao Thao
Telephone: 612-316-3637
Telecopier: 866-595-7866
Email: bao.thao@wellsfargo.com

SWING LINE LENDERS:

Bank of America, N.A.
2380 Performance Drive, Bldg. C
Mail Code: TX2-984-03-23
Richardson, TX 75082
Attention: Jennifer A. Ollek
Telephone: 469.202.8863
Telecopier: 214. 290.8374
Email: jennifer.a.ollek@bofa.com
Account No.: 1366072250600
Attn: Credit Services
Ref: W.P. Carey Inc.
ABA# 026009593

Alternative Currency Payment Instructions

CURRENCY	NEW INSTRUCTIONS
AUD	Beneficiary Bank: Bank of America Australia (BOFAAUSX) Beneficiary Account Number: 520195687018 Beneficiary: Bank of America NA
CAD	Beneficiary Bank: Bank of America Canada (BOFACATT) Beneficiary Account Number: 711465090227 Beneficiary: Bank of America NA
CHF	Beneficiary Bank: Bank of America NA (BOFACH2X ) Beneficiary Account Number: CH6308726000095687013 Beneficiary: Bank of America NA
DKK	Correspondent/ Intermediary Bank: Danske Bank (DABADKKK) Beneficiary Bank: Bank of America NT and SA (BOFAGB22) Beneficiary Account Number: GB23BOFA 16505095687053 Beneficiary: Bank of America NA
EUR	Beneficiary Bank: Bank of America NT and SA (BOFAGB22) Beneficiary Account Number: GB89BOFA 16505095687029 Beneficiary: Bank of America NA
GBP	Beneficiary Bank: Bank of America NT and SA (BOFAGB22) Beneficiary Account Number: GB90BOFA16505095687011 Beneficiary: Bank of America NA
JPY	Beneficiary Bank: Bank of America NA (BOFAJPJX) Beneficiary Account Number: 606495687013 Beneficiary: Bank of America NA
MXN
Correspondent/ Intermediary Bank: Bank of America Mexico (BOFAMXMX)
Beneficiary Bank: Bank of America NT and SA (BOFAGB22)
Beneficiary Account Number: GB97BOFA 16505095687079
Beneficiary: Bank of America NA

NOK	Correspondent/ Intermediary Bank: DNB NOR BANK ASA (DNBANOKK) Beneficiary Bank: Bank of America NT and SA (BOFAGB22) Beneficiary Account Number: GB46BOFA 16505095687318 Beneficiary: Bank of America NA
SEK
Correspondent/ Intermediary Bank: SVENSKA HANDELSBANKEN (HANDSESS)
Beneficiary Bank: Bank of America NT and SA (BOFAGB22)
Beneficiary Account Number: GB45BOFA 16505095687045
Beneficiary: Bank of America NA

EXHIBIT A
TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF LOAN NOTICE

Date: ___________, _____

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of February 20, 2020 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among W.P. Carey Inc. (together with its permitted successors and assigns, the “Company”), each Borrower from time to time party thereto, certain Subsidiaries of the Company identified therein as Guarantors, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as L/C Issuers and Bank of America, N.A., as Swing Line Lender.

The Parent Borrower hereby requests, on behalf of itself or a Designated Borrower as set forth in item 7 below (select one):

☐	A Borrowing of Term Loans
☐	A Borrowing of Revolving Credit Loans
☐	A Borrowing of Delayed Draw Term Loans
☐	A continuation of Term Loans
☐	A conversion or continuation of Revolving Credit Loans
☐	A conversion or continuation of Delayed Draw Term Loans

1.    On ______________________________________ (a Business Day).
2.    In the amount of ____________________________.
3.    Comprised of     ______________________________________________.
[Type of Loans requested]
4.    In the following currency: ________________________.
5.    For Revolving Credit Loans denominated in Dollars (select one):

☐	Dollar Tranche
☐	Alternative Currency Tranche

6.    For Eurocurrency Rate Committed Loans: with an Interest Period of _________ months.

7.    Name of Borrower: ________________________________________.

[8.	The Loans, if any, borrowed hereunder shall be disbursed to the following bank for credit by that bank to the following deposit account:

____________________
____________________
____________________]1

[The Parent Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a), (b) and (e) shall be satisfied on and as of the date of the proposed Credit Extension.]2

[Remainder of page intentionally left blank.]

____________________

1	Include if proceeds of the requested Loan are to be disbursed other than by being credited to the account of the Borrower maintained at Bank of America, N.A.

2	Include only in the case of a Borrowing

[PARENT BORROWER]

By:
Name:	[Type in Name of Signatory]
Title:	[Type in Title of Signatory]

EXHIBIT B-1
TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF COMPETITIVE BID REQUEST

Date: ___________, _____

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of February 20, 2020 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among W.P. Carey Inc. (together with its permitted successors and assigns, the “Company”), each Borrower from time to time party thereto, certain Subsidiaries of the Company identified therein as Guarantors, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as L/C Issuers and Bank of America, N.A., as Swing Line Lender.

The Parent Borrower hereby gives you notice pursuant to Section 2.03(b) of the Agreement that it requests a Competitive Borrowing under the Agreement, on behalf of itself or a Designated Borrower as set forth in item 3 below, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

1.    On _______________________________ (a Business Day).
2.    In an aggregate amount not exceeding $_______________ (with any sublimits set forth below).1
3.    Name of Borrower:____________________________.
4.    Comprised of (select one):2

☐	Absolute Rate Loans	☐	Eurocurrency Margin Bid Loans

___________________________
1     Shall not be less than $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

2	Shall not be a request for more than three different Interest Periods, shall be subject to the definition of “Interest Period” and shall not end later than the Maturity Date.

Bid Loan No.	Interest Period requested	Maximum principal amount requested
1	_______days/mos	$ __________________
2	_______days/mos	$ __________________
3	_______days/mos	$ __________________

The Parent Borrower authorizes the Administrative Agent to deliver this Competitive Bid Request to the Lenders. Responses by the Lenders must be in substantially the form of Exhibit B-2 to the Agreement and must be received by the Administrative Agent by the time specified in Section 2.03 of the Agreement for submitting Competitive Bids.
Upon acceptance of any or all of the Competitive Loans offered by the Lenders in response to this request, the Parent Borrower shall be deemed to have represented and warranted that the conditions to each Loan specified in Sections 4.02(a), (b) and (e) of the Agreement have been satisfied.
Very truly yours,

[PARENT BORROWER]

By:
Name:	[Type in Name of Signatory]
Title:	[Type in Title of Signatory]

EXHIBIT B-2
TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF COMPETITIVE BID

Date: ___________, _____

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of February 20, 2020 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among W.P. Carey Inc. (together with its permitted successors and assigns, the “Company”), each Borrower from time to time party thereto, certain Subsidiaries of the Company identified therein as Guarantors, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as L/C Issuers and Bank of America, N.A., as Swing Line Lender.
In response to the Competitive Bid Request dated ____________, 20___, the undersigned offers to make the following Competitive Loan(s):

1.    Borrowing date: ____________________ (a Business Day).
2.    In an aggregate amount not exceeding $______________ (with any sublimits set forth below).
3.    Name of Borrower: __________________________________.

4.    Comprised of:

Bid Loan No.	Interest Period offered	Bid Maximum	Absolute Rate or Eurocurrency Bid Margin*
1	_______days/mos	$	(- +) _______%
2	_______days/mos	$	(- +) _______%
3	_______days/mos	$	(- +) _______%

____________________
* Expressed in multiples of 1/100th of one basis point.

The undersigned hereby confirms that it shall, subject to the terms and conditions set forth in the Agreement, extend credit to the Borrower identified in item 3 above upon acceptance by the Parent Borrower, on behalf of the Borrower, of this bid in accordance with Section 2.03(e) of the Agreement.
Very truly yours,

[NAME OF LENDER]

By:
Name:	[Type in Name of Signatory]
Title:	[Type in Title of Signatory]

******************************************************************************
THIS SECTION IS TO BE COMPLETED BY THE PARENT BORROWER IF IT WISHES TO ACCEPT, ON BEHALF OF THE BORROWER NAMED IN ITEM 3 ABOVE, ANY OFFERS CONTAINED IN THIS COMPETITIVE BID:
The offers made above are hereby accepted in the amounts set forth below:

Bid Loan No.	Principal Amount Accepted
$
$
$

[PARENT BORROWER]

By:
Name:	[Type in Name of Signatory]
Title:	[Type in Title of Signatory]

EXHIBIT B-3
TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF COMPETITIVE LOAN NOTE
Dated: __________, ____

FOR VALUE RECEIVED, the undersigned, [PARENT BORROWER][INSERT NAME OF DESIGNATED BORROWER] (the “Borrower”), HEREBY PROMISES TO PAY to the order of _________________________ the (“Lender”) for the account of its applicable Lending Office (as defined in the Credit Agreement referred to below), on ___________, ____, the principal amount of _________.

The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

Interest Rate: ____% per annum (calculated on the basis of a year of ___ days for the actual number of days elapsed).

Last day of Interest Period: __________________. (the “Payment Date”)

Both principal and interest are payable in Dollars to Bank of America, N.A. (“Bank of America”), as Administrative Agent, or any successor to Bank of America in such capacity, for the account of the Lender in accordance with the terms of the Credit Agreement in Same Day Funds (as defined in the Credit Agreement) on the Payment Date, free and clear and without any deduction, with respect to the payee named above, for any and all present and future taxes, deductions, charges or withholdings, and all liabilities with respect thereto.

This Competitive Loan Note is one of the Competitive Loan Notes referred to in, and is entitled to the benefits of, the Fourth Amended and Restated Credit Agreement, dated as of February 20, 2020 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among [W.P. Carey Inc. (together with its permitted successors and assigns, the “Company”),] the Borrower, the other Borrowers from time to time party thereto, certain Subsidiaries of the [Borrower][Company] identified therein as Guarantors, the Lender and certain other Lenders party thereto, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as L/C Issuers and Bank of America, N.A., as Swing Line Lender. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Competitive Loan Note shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the Borrower has caused this Competitive Loan Note to be executed by its duly authorized officer as of the date first above written.

[INSERT NAME OF BORROWER]

By:
Name:	[Type in Name of Signatory]
Title:	[Type in Title of Signatory]

EXHIBIT C
TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF SWING LINE LOAN NOTICE

Date: ___________, _____

To:	Bank of America, N.A., as Administrative Agent and as Swing Line Lender
Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of February 20, 2020 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among W.P. Carey Inc. (together with its permitted successors and assigns, the “Company”), each Borrower from time to time party thereto, certain Subsidiaries of the Company identified therein as Guarantors, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as L/C Issuers and Bank of America, N.A., as Swing Line Lender.
The Parent Borrower hereby requests a Swing Line Loan, on behalf of itself or a Designated Borrower as set forth in item 3 below:
1.    On _____________________________________ (a Business Day).
2.    In the amount of __________________________.1
3.    In the following currency: [Euro] [Sterling]
3.    Name of Borrower: _______________________________________.

[4.    The Swing Line Loans borrowed hereunder shall be disbursed to the following bank for credit by that bank to the following deposit account:
____________________
____________________
____________________]2

__________________________

1	Shall not be less than the Dollar Equivalent of $100,000.

2	Include if proceeds of the requested Swing Line Loan are to be disbursed other than by being credited to the account of the Borrower maintained at Bank of America, N.A.

The Parent Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a), (b) and (e) shall be satisfied on and as of the date of the proposed Credit Extension.

[PARENT BORROWER]

By:
Name:	[Type in Name of Signatory]
Title:	[Type in Title of Signatory]

EXHIBIT D-1
TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF [TERM][DELAYED DRAW TERM] NOTE
___________, ____
FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to the order of _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the [Delayed Draw] Term Loans made by the Lender to the Borrower under that certain Fourth Amended and Restated Credit Agreement, dated as of February 20, 2020 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among [W.P. Carey Inc. (together with its permitted successors and assigns, the “Company”),] the Borrower, the other Borrowers from time to time party thereto, certain Subsidiaries of the [Borrower][Company] identified therein as Guarantors, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as L/C Issuers and Bank of America N.A., as Swing Line Lender.
The Borrower promises to pay interest on the unpaid principal amount of each [Delayed Draw] Term Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This [Delayed Draw] Term Note is one of the [Delayed Draw] Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This [Delayed Draw] Term Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this [Delayed Draw] Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Administrative Agent will maintain a Register pursuant to the terms of Section 11.06(c) of the Agreement where any transfers of this [Delayed Draw] Term Note, the name and address of the Lender, and the [Delayed Draw] Term Commitment of, and principal amounts (and the related interest amounts) of the [Delayed Draw] Term Loans owing to, the Lender will be recorded. The [Delayed Draw] Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this [Delayed Draw] Term Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself and its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this [Delayed Draw] Term Note.
THIS [DELAYED DRAW] TERM NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS [DELAYED DRAW] TERM NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Borrower has caused this [Delayed Draw] Term Note to be executed by its duly authorized officer as of the date first above written.

[INSERT NAME OF BORROWER]

By:
Name:	[Type in Name of Signatory]
Title:	[Type in Title of Signatory]

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount and Currency of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________

_________	_________	_________	_________	_________	_________	_________

_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________

_________	_________	_________	_________	_________	_________	_________

_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________

_________	_________	_________	_________	_________	_________	_________

_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________

EXHIBIT D-2
TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF REVOLVING CREDIT NOTE
_________________________

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby, jointly and severally, promises to pay to the order of _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan [and Swing Line Loan] from time to time made by the Lender to the Borrower under that certain Fourth Amended and Restated Credit Agreement, dated as of February 20, 2020 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among [W.P. Carey Inc. (together with its permitted successors and assigns, the “Company”),] the Borrower, the other Borrowers from time to time party thereto, certain Subsidiaries of the [Borrower][Company] identified therein as Guarantors, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as L/C Issuers and Bank of America, N.A., as Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan [and Swing Line Loan] from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Credit Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Administrative Agent will maintain a Register pursuant to the terms of Section 11.06(c) of the Agreement where any transfers of this Revolving Credit Note, the name and address of the Lender, and the Revolving Credit Commitment of, and principal amounts (and the related interest amounts) of the Revolving Credit Loans[, Swing Line Loans] and L/C Obligations owing to, the Lender will be recorded. The Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of the Lender, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

The Borrower, for itself and its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.

THIS REVOLVING CREDIT NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS REVOLVING CREDIT NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Note to be executed by its duly authorized officer as of the date first above written.

[INSERT NAME OF BORROWER]

By:
Name:	[Type in Name of Signatory]
Title:	[Type in Title of Signatory]

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount and Currency of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________

_________	_________	_________	_________	_________	_________	_________

_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________

_________	_________	_________	_________	_________	_________	_________

_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________

_________	_________	_________	_________	_________	_________	_________

_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________

EXHIBIT E
TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: ________,

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of February 20, 2020 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among W.P. Carey Inc. (together with its permitted successors and assigns, the “Company”), each Borrower from time to time party thereto, certain Subsidiaries of the Company identified therein as Guarantors, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as L/C Issuers and Bank of America, N.A., as Swing Line Lender.

The undersigned Responsible Officer of the Company hereby certifies as of the date hereof that he/she is the _____________________________________ of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Loan Parties, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.    The Parent Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of PricewaterhouseCoopers LLP or other “Big 4” accounting firm required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.    The Parent Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Consolidated Group in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a review in reasonable detail of the transactions contemplated thereby and consolidated financial condition of the Company and its Subsidiaries, during the accounting period covered by such financial statements, and such review has not disclosed the existence during or at the end of such accounting period, and that the undersigned does not have knowledge of the existence as of the date hereof, of any condition or event which constitutes a Default [other than the Default(s) described below].

3.    Attached hereto as Schedule I is a true, correct and complete list of all the outstanding Indebtedness of the Loan Parties and their Subsidiaries, including, for each item of Indebtedness, the amount, maturity, interest rate, and amortization requirements on and as of the Financial Statement Date.

4.    Attached hereto as Schedule II are true, correct and complete calculations which calculations demonstrate whether there has been compliance with the covenants and financial ratios set forth in Section 7.11 of the Agreement as of the Financial Statement Date.

5.    Adjusted Total EBITDA as of the Financial Statement Date is $___________. Total Value as of the Financial Statement Date is $___________. Attached hereto as Schedule III are true, correct and complete calculations of Adjusted Total EBITDA and Total Value (including limitations on such calculation).

6.    Attached hereto as Schedule IV is an updated Part (a) of Schedule 5.12 to the Agreement, if applicable.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ___________________, ____________.

W.P CAREY INC.

By:
Name:	[Type in Name of Signatory]
Title:	[Type in Title of Signatory]

SCHEDULE I
to the Compliance Certificate

Indebtedness
as of , 20

[attach required information]

SCHEDULE II
to the Compliance Certificate

Financial Covenant Compliance Analysis
(in thousands)
as of , 20

Maximum Leverage
A.	Total Outstanding Indebtedness	$__________________
B.	Total Value	$__________________
C.	Maximum Leverage (Line A < 60% of Line B)[1]	Compliance: (Yes or No)

Maximum Secured Debt
A.	Total Secured Outstanding Indebtedness	$__________________
B.	Total Value	$__________________
C.	Maximum Secured Debt (Line A + Line B < 40% of Line C)[2]	Compliance: (Yes or No)

Minimum Fixed Charge Coverage Ratio
A.	Adjusted Total EBITDA	$__________________
B.	Fixed Charges	$__________________
C.	Minimum Fixed Charge Coverage Ratio (Line A ÷ Line B)	___________________ (Minimum permitted is 1.50 to 1.00)

_________________________

1
As of the last day of the four consecutive calendar quarters following the Company’s acquisition, pursuant to one transaction or a series of related transactions occurring contemporaneously, of one or more entities or property portfolios with total assets of at least $500,000,000, Line A < 65% of Line B.

2
As of the last day of the four consecutive calendar quarters following the Company’s acquisition, pursuant to one transaction or a series of related transactions occurring contemporaneously, of one or more entities or property portfolios with total assets of at least $500,000,000, Line A + Line B < 45% of Line C.

Unsecured Debt to Unencumbered Asset Value
A.	Total Unsecured Outstanding Indebtedness	$__________________
B.	Unencumbered Asset Value	$__________________
C.	Maximum Unsecured Indebtedness to Unencumbered Asset Value (Line A < 60% of Line B)[3]	Compliance: (Yes or No)

[Support for financial covenant calculations to be provided by the Company]

_________________________

3
As of the last day of the four consecutive calendar quarters following the Company’s acquisition, pursuant to one transaction or a series of related transactions occurring contemporaneously, of one or more entities or property portfolios with total assets of at least $500,000,000, Line A < 65% of Line B.

SCHEDULE III
to the Compliance Certificate

Adjusted Total EBITDA and Total Value
as of , 20

[attach calculations]

SCHEDULE IV
to the Compliance Certificate

Schedule 5.12(a)

[attach schedule]

EXHIBIT F-1
TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the [revolving credit][term]5 facility provided pursuant to the Credit Agreement [(including, without limitation, the Letters of Credit and the Swing Line Loans included in such revolving credit facility)]6 and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the credit transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause

_________________________

1
For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2
For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3	Select as appropriate.

4	Include bracketed language if there are either multiple Assignors or multiple Assignees.

5	Select as appropriate.

6	Include as appropriate

(i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.    Assignor[s]:    ______________________________

______________________________

2.	Assignee[s]: ______________________________

______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower(s): [Insert name of Parent Borrower] [and Designated Borrower(s)]

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.
Credit Agreement:     Fourth Amended and Restated Credit Agreement, dated as of February 20, 2020, among W.P. Carey Inc. (together with its permitted successors and assigns, the “Company”), each Borrower from time to time party thereto, certain Subsidiaries of the Company identified therein as Guarantors, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as L/C Issuers and Bank of America, N.A., as Swing Line Lender

6.    Assigned Interest[s]:

Assignor[s][7]	Assignee[s] [8]	Aggregate Amount of Revolving Credit Commitments/ Revolving Credit Loans for all Lenders[9]	Amount of Revolving Credit Commitments/ Revolving Credit Loans Assigned	Applicable Percentage (Revolving Credit Facility)[10]
		$____________	$_________	____________%
		$____________	$_________	____________%

_________________________

7	List each Assignor, as appropriate.

8	List each Assignee, as appropriate.

9
Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

10	Set forth, to at least 9 decimals, as a percentage of the Revolving Credit Commitment/Loans of all Lenders thereunder.

Assignor[s]	Assignee[s]	Aggregate Amount of Dollar Tranche Commitments/ Dollar Tranche Loans for all Lenders[11]	Amount of Dollar Tranche Commitments/ Dollar Tranche Loans Assigned	Dollar Tranche Percentage[12]
		$____________	$_________	$____________
		$____________	$_________	$____________

Assignor[s]	Assignee[s]	Aggregate Amount of Alternative Currency Tranche Commitments/ Alternative Currency Tranche Loans for all Lenders[13]	Amount of Alternative Currency Tranche Commitments/ Alternative Currency Tranche Loans Assigned	Acceptable Alternative Currencies[14]
		$____________	$____________
		$____________	$____________

Assignor[s]	Assignee[s]	Aggregate Amount of Term Loans for all Lenders[15]	Amount of Term Loans Assigned	Applicable Percentage (Term Facility)[16]
		$____________	$_________	____________%
		$____________	$_________	____________%

_________________________

11
Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

12
Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

13
Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

14	List Alternative Currencies covered by the Alternative Currency Tranche Commitment.

15
Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

16	Set forth, to at least 9 decimals, as a percentage of the Term Facility.

Assignor[s]	Assignee[s]	Aggregate Amount of Delayed Draw Term Commitments/ Delayed Draw Term Loans for all Lenders [17]	Amount of Delayed Draw Term Commitments/ Delayed Draw Term Loans Assigned	Applicable Percentage (Delayed Draw Term Facility) [18]
		$____________	$_________	____________%
		$____________	$_________	____________%
[7. Trade Date:__________________]19
Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]
[NAME OF ASSIGNOR]

By: _____________________________
Title: [Type in Title of Signatory]

_________________________

17
Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

18	Set forth, to at least 9 decimals, as a percentage of the Delayed Draw Facility.

19	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By: _____________________________
Title: [Type in Title of Signatory]

[Consented to and]20 Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By: _________________________________
Title: [Type in Title of Signatory]

BANK OF AMERICA, N.A., as
an L/C Issuer

By: _________________________________
Title: [Type in Title of Signatory]

JPMORGAN CHASE BANK, N.A., as
an L/C Issuer

By: _________________________________
Title: [Type in Title of Signatory]

WELLS FARGO BANK, N.A., as
an L/C Issuer

By: _________________________________
Title: [Type in Title of Signatory]

BANK OF AMERICA, N.A., as
Swing Line Lender

By: _________________________________
Title: [Type in Title of Signatory]

[Consented to: 21

_________________________

20	To be added only if the consent of the Administrative Agent, L/C Issuer and/or Swing Line Lender is required by the terms of the Credit Agreement.

21	To be added only if the consent of the Company is required by the terms of the Credit Agreement.

[PARENT BORROWER]

By: _________________________________
Title: [Type in Title of Signatory]

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim created by [the][such] Assignor and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements referred to in Section 5.05 thereof or delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. THIS ASSIGNMENT AND ASSUMPTION AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS ASSIGNMENT AND ASSUMPTION AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW.

EXHIBIT F-2
TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF ADMINISTRATIVE QUESTIONNAIRE

Loan Market Association

LSTA

LSTA/LMA Standard Administrative Details Form

The Loan Market Association ("LMA") and Loan Syndications & Trading Association ("LSTA") consent to the use and reproduction of this document for the preparation and documentation of agreements relating to transactions or potential transactions in the loan markets.

© Loan Market Association, Loan Syndications & Trading Association. All rights reserved.

LSTA/LMA Standard Administrative Details Form

LSTA and LMA, Effective May 31, 2018

BORROWER DETAILS

Borrower Name	W.P. Carey Inc.

Name	*Lender's name as it appears on tax/registration documentation.*			MEI	*Markit Entity ID*
GIIN	*FATCA Global Intermediary Identification Number (Optional)*	CRN	*UK Company Registration Number (Optional)*	LEI	*Legal Entity ID (Optional)*
Entity Type	*Type of lender. If lender/entity type does not appear in list, you may provide your own value.*				
Address (of Lending Office): **2380 Performance Dr** **Richardson, TX 75082**		**Signature Block:** Signature Block as it would appear on settlement documentation. E.g. (for separately managed account): *ABC Fund* *by 123 Asset Management as Advisor*			
Fund Manager	*Name of fund/asset manager, as would be referenced in the sig. block.*			MEI	*Markit Entity ID*
Lender Parent	*Name of legal parent if different from lender entity. (Optional)*			MEI	*Markit Entity ID*

NOTICE/SERVICING MESSAGE DELIVERY INSTRUCTIONS

Firm	*Name of Company*	Fax	*Fax Number*	Email	Tracina.jones@bofa.com	*Email Pfd.*
Firm	*Name of Company*	Fax	*Fax Number*	Email	*Email Address*	*Email Pfd.*

STANDARD SETTLEMENT INSTRUCTIONS / WIRING INSTRUCTIONS

Currency	*Applicable Currency.*		
Account With Institution	*Name of Beneficiary's Bank (usually custodian/trustee)*		
SWIFT BIC	*8/11-Character BIC of Beneficiary's Bank*	ABA #	*Routing # or UK Sort Code of Beneficiary's Bank (optional)*
Beneficiary Customer	*Name of Ultimate Beneficiary (Lender)*		
Beneficiary Account #	*Account # of Ult. Beneficiary*	IBAN	*IBAN of Ultimate Beneficiary (opt)*
Payment Reference (Remittance Info)	***Use Standard Wire Reference Format*:*** [Borrower Name] [Facility Name/Abbr.] [Facility/Deal CUSIP/ISIN] [Payment Purpose(s)] [Transaction Reference ID]		
Special Instructions			

Template above can be used for wire instructions where receiving bank is custodian/trustee, and lender has dedicated account. Additional templates provided at Appendix A.

SERVICE PROVIDERS & THIRD-PARTY DATA ACCESS

						Doc. Delivery	*Recon & Inventory*
Role	Custodian/Trustee	Name	*Name of Company*	MEI	*Markit Entity ID*	☐	☐
Role	*Relationship to lender.*	Name	*Name of Company*	MEI	*Markit Entity ID*	☐	☐

CREDIT CONTACTS (LEGAL DOCUMENTATION, AMENDMENTS & WAIVERS)

Name		*Select group or Individual*	**Firm**	*Firm with which contact is affiliated.*

Phone		**Fax**		**Email**	
☐ Data Room Access				**Pfd. Contact Method**	*Preferred contact method for inquiries.*

Copy and paste section above to add any additional contacts. **It is recommended that at least one of the contacts be a group.**

OPERATIONS CONTACTS (INQUIRIES ONLY)

Name	Tracina Jones	*Select group or Individual*	**Firm**	*Firm with which contact is affiliated.*

Address: Above

Phone	469.201.8816	**Fax**		**Email**	Tracina.jones@bofa.com
☐ Settlements ☐ Servicing ☐ SSI Verification ☐ KYC				**Pfd. Contact Method**	*Preferred contact method for inquiries.*

Copy and paste section above to add any additional contacts. **It is recommended that at least one of the contacts be a group.**

OPERATIONS CLOSER CONTACTS

Name	*Name of group or individual.*	*Select group or Individual*	**Firm**	*Firm with which contact is affiliated.*

Address: *Registered address of contact's office (if different than the lender's office), including country of domicile.*

Phone		**Fax**		**Email**	
☐ Settlements ☐ Servicing ☐ SSI Verification ☐ KYC				**Pfd. Contact Method**	*Preferred contact method for inquiries.*

Copy and paste section above to add any additional contacts. **It is recommended that at least one of the contacts be a group.**

LETTER OF CREDIT CONTACTS

Name	*Name of group or individual.*	*Select group or Individual*	**Firm**	*Firm with which contact is affliated.*

Address: *Registered address of contact's office (if different than the lender's office), including country of domicile.*

Phone	*Phone Number (opt. for groups)*	**Fax**	*Fax Number*	**Email**	*Email Address*
				Pfd. Contact Method	*Preferred contact method for inquiries.*

Copy and paste section above to add any additional contacts. ***It is recommended that at least one of the contacts be a group.***

ADDITIONAL ENTITY DETAILS & KYC INFORMATION

Country of Incorporation	*Country of Incorporation of lender*	**Country of Tax Residence**	*Country of Residence of lender for tax purposes*
EIN	*US Employee ID Number*	**UK Treaty Passport #**	*UK Treaty Passport #*
US Tax Form	*Type of tax form used/attached*	**UK Treaty Passport Expiry Date**	*UK Treaty Passport Expiry Date*
Entity Referenced As	Primary Entity		

CURRENCIES AND JURISDICTIONS FOR MULTICURRENCY TRANSACTIONS INFORMATION

PLEASE CHECK BOX OF THE CURRENCIES YOUR INSTITUTION CAN FUND UNDER THIS TRANSACTION:

☐ Australian Dollars	☐ British Pound Sterling	☐ Swedish Krona
☐ Euros	☐ Japanese Yen	☐ Norwegian Krone
☐ Swiss Francs	☐ Danish Krone	☐
☐ Canadian Dollars	☐ Mexican Pesos	☐

PLEASE CHECK BOX IF YOUR INSTITUTION IS LICENSED TO FUND TO BORROWERS LOCATED IN THE FOLLOWING COUNTRIES:

☐ Canada	☐ United States	☐
☐ United Kingdom	☐	☐
☐ Germany	☐	☐
☐ Netherlands	☐	☐

Appendix A: Additional Wire Instruction Templates and Bank of America USD / FX Wire Instructions:

Template below can be used for wire instructions where recipient is intermediary bank with nostro account for custodian and the Lender does not have a dedicated account. Lender may copy and paste the template below as many times as necessary to capture various currency remittance instructions.

Currency	*Applicable Currency.*		
Correspondent Bank	*Name of **Receiver's** Correspondent Bank (SWIFT 54a)*		
SWIFT BIC	*8/11-Character SWIFT BIC of Correspondent Bank*		
Intermediary Bank	*Name of Intermediary Bank (SWIFT 56a)*		
SWIFT BIC	*8/11-Character SWIFT BIC of Intermediary Bank*	ABA #	*ABA/Routing # or UK Sort Code of Intermediary Bank (optional)*
Account With Institution	*Name of Beneficiary's Bank – usually custodian (SWIFT 57a)*		
SWIFT BIC	*8/11-Character SWIFT BIC of Beneficiary's Bank*	IBAN	*IBAN of Beneficiary's Bank at Intermediary*
Beneficiary Customer	*Name of Ultimate Beneficiary (Lender) (SWIFT 59a)*		
Beneficiary Account #	*Account #/Code of Ult. Beneficiary*		
Payment Reference (Remittance Info)	***Use Standard Wire Reference Format*:*** [Borrower Name] [Facility Name/Abbr.] [Facility/Deal CUSIP/ISIN] [Payment Purpose(s)] [Transaction Reference ID]		
Special Instructions			

Lender's Payment Instructions:

Please input payment instructions for each respective currency referenced in **CURRENCIES AND JURISDICTIONS FOR MULTICURRENCY TRANSACTIONS INFORMATION** section above. If your respective institution is unable to fund any of the currencies noted, please notify Administrative Agent immediately.

Bank of America's Payment Instructions:

USD Payment Instructions:

Pay to: Bank of America, N.A.
ABA # 026009593
New York, NY
Account #: 1366072250600
Attn: Wire Clearing Acct for Syn Loans - LIQ
Ref: **W.P. Carey Inc.**

Foreign Currency Payment Instructions:

Foreign Currency Payment Instruction

Appendix B: Lender's Organizational Structure and Tax Status:

Please refer to the enclosed withholding tax instructions below and then complete this section accordingly.

Lender Taxpayer Identification Number (TIN):

Tax Withholding Form Delivered to Bank of America (circle applicable one):

W-9 W-8BEN W-8BEN-E W-8ECI W-8EXP W-8IMY

Tax Contact:
First: MI: Last:
Title:
Street Address:
Suite/ Mail Code:
City: State:
Postal Code: Country:
Telephone: Facsimile:
E-Mail Address:
SyndTrak E-Mail Address:

NON–U.S. LENDER INSTITUTIONS

1. Corporations:

   If your institution is organized outside of the United States, is classified as a Corporation or other non-flow through entity for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (and a U.S. Tax Compliance Certificate if applicable)) or Form W-8BEN-E, b.) Form W-8ECI (Certificate of Foreign Person's Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States), or c.) Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding and Reporting).

   A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN or Form W-8BEN-E for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution.

2. Flow-Through Entities

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding and Reporting) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification).

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

*Additional guidance and instructions as to where to submit this documentation can be found at this link:

IRS Tax Form Tool Kit.pdf

EXHIBIT G
TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF
JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of ___, 20__ (this “Joinder Agreement”), made by the Subsidiary[ies] of W.P. Carey Inc. (together with its permitted successors and assigns, the “Company”) signatory hereto ([each] a “New Guarantor”) in favor of Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders referred to in that certain Fourth Amended and Restated Credit Agreement, dated as of February 20, 2020 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Company, each Borrower from time to time party thereto, the Subsidiaries of the Company identified therein as Guarantors, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as L/C Issuers and Bank of America, N.A., as Swing Line Lender.

W I T N E S S E T H:

WHEREAS, this Joinder Agreement is entered into pursuant to Section 6.12 of the Credit Agreement;

NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

1. [The][Each] New Guarantor, hereby acknowledges that it has received and reviewed a copy of the Credit Agreement, and acknowledges and agrees to:

(a)join the Credit Agreement as a Guarantor, as indicated with its signature below;
(b)be bound by all covenants, agreements and acknowledgments attributable to a Guarantor in the Credit Agreement; and
(c)perform all obligations and duties required of it by the Credit Agreement.
2. [The][Each] New Guarantor represents and warrants that the representations and warranties contained in Article V of the Credit Agreement as they relate to such New Guarantor or which are contained in any certificate furnished by or on behalf of such New Guarantor are true and correct on the date hereof.

3. The address, taxpayer identification number and jurisdiction of organization of [each][the] New Guarantor is set forth in Annex I to this Joinder Agreement.

4. This Joinder Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement.

4. Except as expressly supplemented hereby, the Credit Agreement and the Guaranty shall remain in full force and effect.

5. THIS JOINDER AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS JOINDER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

[NEW GUARANTOR[S]],
as [the][a] New Guarantor

By:	_________________________
Name:	[Type in Name of Signatory]
Title:	[Type in Title of Signatory]

[PARENT BORROWER]

By:	_________________________
Name:	[Type in Name of Signatory]
Title:	[Type in Title of Signatory]

ACKNOWLEDGED AND AGREED TO:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	_________________________
Name:	[Type in Name of Signatory]
Title:	[Type in Title of Signatory]

EXHIBIT H
TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF SOLVENCY CERTIFICATE
[DATE]
I, the undersigned, chief financial officer of W.P. CAREY INC. (the “Company”), DO HEREBY CERTIFY on behalf of the Loan Parties that:
1.    This certificate is furnished pursuant to Section 4.01(a)(viii) of the Fourth Amended and Restated Credit Agreement (as in effect on the date of this certificate; the capitalized terms defined therein being used herein as therein defined) dated as of February 20, 2020 among the Company, each Borrower from time to time party thereto, certain Subsidiaries of the Company identified therein as Guarantors, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as L/C Issuers and Bank of America, N.A., as Swing Line Lender (as from time to time in effect, the “Credit Agreement”).
2.    After giving effect to the Credit Extensions to occur on the Closing Date, (a) the fair value of the property of each Loan Party is greater than the total amount of liabilities, including contingent liabilities, of such Loan Party, (b) the present fair salable value of the assets of each Loan Party is not less than the amount that will be required to pay the probable liability of such Loan Party on its debts as they become absolute and matured, (c) each Loan Party does not intend to, and does not believe that it will, incur debts or liabilities beyond such Loan Party’s ability to pay such debts and liabilities as they mature, (d) each Loan Party is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Loan Party’s property would constitute an unreasonably small capital, and (e) each Loan Party is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate as of the date first set forth above.

W.P. CAREY INC.

By:
Name:	[Type in Name of Signatory]
Title:	Chief Financial Officer

EXHIBIT I-1
TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF
UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of February 20, 2020 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among W.P. Carey Inc. (together with its permitted successors and assigns, the “Company”) and each Borrower from time to time party thereto, certain Subsidiaries of the Company identified therein as Guarantors, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as L/C Issuers and Bank of America, N.A., as Swing Line Lender.
Pursuant to the provisions of Section 3.01(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Parent Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Parent Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned.
The undersigned has furnished the Administrative Agent and the Parent Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Parent Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Parent Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made by the Parent Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding such payments.
[Signature Page Follows]

[Lender]

By:
Name:	[Type in Name of Signatory]
Title:	[Type in Title of Signatory]

[Address]

Dated:    ______________________, 20[ ]

EXHIBIT I-2
TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF
UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of February 20, 2020 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among W.P. Carey Inc. (together with its permitted successors and assigns, the “Company”) and each Borrower from time to time party thereto, certain Subsidiaries of the Company identified therein as Guarantors, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as L/C Issuers and Bank of America, N.A., as Swing Line Lender.
Pursuant to the provisions of Section 3.01(e) and Section 11.06(d) of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of the Parent Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Parent Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned or its direct or indirect partners/members.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of its partners/members claiming the portfolio interest exemption, provided that, for the avoidance of doubt, the foregoing shall not limit the obligation of the undersigned to provide, in the case of a partner/member not claiming the portfolio interest exemption, a Form W-8ECI, Form W-9 or Form W-8IMY (including appropriate underlying certificates from each interest holder of such partner/member), in each case establishing such partner/member’s available exemption from U.S. federal withholding tax. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

[Participant]

By:
Name:	[Type in Name of Signatory]
Title:	[Type in Title of Signatory]

[Address]

Dated:    ______________________, 20[ ]

EXHIBIT I-3
TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF
UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of February 20, 2020 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among W.P. Carey Inc. (together with its permitted successors and assigns, the “Company”) and each Borrower from time to time party thereto, certain Subsidiaries of the Company identified therein as Guarantors, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as L/C Issuers and Bank of America, N.A., as Swing Line Lender.
Pursuant to the provisions of Section 3.01(e) and Section 11.06(d) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Parent Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a “controlled foreign corporation” related to the Parent Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[Signature Page Follows]

[Participant]

By:
Name:	[Type in Name of Signatory]
Title:	[Type in Title of Signatory]

[Address]

Dated:    ______________________, 20[ ]

EXHIBIT I-4
TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF
UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of February 20, 2020 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among W.P. Carey Inc. (together with its permitted successors and assigns, the “Company”) and each Borrower from time to time party thereto, certain Subsidiaries of the Company identified therein as Guarantors, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as L/C Issuers and Bank of America, N.A., as Swing Line Lender.
Pursuant to the provisions of Section 3.01(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Parent Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Parent Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned or its direct or indirect partners/members.
The undersigned has furnished the Administrative Agent and the Parent Borrower with IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of its partners/members claiming the portfolio interest exemption, provided that, for the avoidance of doubt, the foregoing shall not limit the obligation of the Lender to provide, in the case of a partner/member not claiming the portfolio interest exemption, a Form W-8ECI, Form W-9 or Form W-8IMY (including appropriate underlying certificates from each interest holder of such partner/member), in each case establishing such partner/member’s available exemption from U.S. federal withholding tax. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Parent Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Parent Borrower and the Administrative Agent in writing with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[Signature Page Follows]

[Lender]

By:
Name:	[Type in Name of Signatory]
Title:	[Type in Title of Signatory]

[Address]

Dated:    ______________________, 20[ ]

EXHIBIT J
TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF SUPPLEMENTAL ADDENDUM

Date: ___________, _____

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of February 20, 2020 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among W.P. Carey Inc. (together with its permitted successors and assigns, the “Company”), each Borrower from time to time party thereto, certain Subsidiaries of the Company identified therein as Guarantors, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as L/C Issuers and Bank of America, N.A., as Swing Line Lender.

The undersigned hereby requests (select one or both):

☐	commitments for Eurocurrency Rate Loans
☐	Letters of Credit to be issued

1.    In the following Supplemental Currency: ________________________
2.    Date requested for commitments to take effect: _________________________. 1
3.    Other requests relating to the commitments being requested:

[Remainder of page intentionally left blank.]

_________________________

1
a Business Day at least 20 Business Days after the date of this addendum or such other time or date as may be agreed by the Administrative Agent and, in the case of a Supplemental Request pertaining to Letters of Credit, the applicable L/C Issuer(s), in its or their sole discretion

[PARENT BORROWER]

By:
Name:	[Type in Name of Signatory]
Title:	[Type in Title of Signatory]

EXHIBIT K

FORM OF DESIGNATED BORROWER
REQUEST AND ASSUMPTION AGREEMENT
Date: ___________, _____

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
This Designated Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.19 of that certain Fourth Amended and Restated Credit Agreement, dated as of February 22, 2017 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among W.P. Carey Inc. (together with its permitted successors and assigns, the “Company”), each Borrower from time to time party thereto, certain Subsidiaries of the Company identified therein as Guarantors, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as L/C Issuers and Bank of America, N.A., as Swing Line Lender, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
Each of ______________________ (the “Designated Borrower”) and the Parent Borrower hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Designated Borrower is a Wholly-Owned Subsidiary of the Parent Borrower.
The documents required to be delivered to the Administrative Agent under Section 2.19 of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.
Complete if the Designated Borrower is a Domestic Subsidiary: The true and correct U.S. taxpayer identification number of the Designated Borrower is _____________.
Complete if the Designated Borrower is a Foreign Subsidiary: The true and correct unique identification number that has been issued to the Designated Borrower by its jurisdiction of organization and the name of such jurisdiction are set forth below:

Identification Number	Jurisdiction of Organization

The parties hereto hereby confirm that with effect from the date of the Designated Borrower Notice for the Designated Borrower, the Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which the Designated Borrower would have had if the Designated Borrower had been an original party to the Credit Agreement as a Borrower. Effective as of the date of the Designated Borrower Notice for the Designated Borrower, the Designated Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.
The parties hereto hereby request that the Designated Borrower be entitled to receive Revolving Credit Loans, Swing Line Loans, Competitive Loans and Delayed Draw Term Loans under the Credit Agreement; provided that only a Domestic Designated Borrower may receive Dollar Tranche Loans, and understand, acknowledge and agree that neither the Designated Borrower nor the Parent Borrower on its behalf shall have any right to request any Loans for its account unless and until the date five Business Days after the effective date designated by the Administrative Agent in a Designated Borrower Notice delivered to the Parent Borrower and the Lenders pursuant to Section 2.19 of the Credit Agreement.
This Designated Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.
THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[DESIGNATED BORROWER]

By:
Title:	[Type in Title of Signatory]

[PARENT BORROWER]

By:
Title:	[Type in Title of Signatory]

EXHIBIT L

FORM OF DESIGNATED BORROWER NOTICE

Date: ___________, _____
To:    W.P. CAREY INC.
The Lenders party to the Credit Agreement referred to below
Ladies and Gentlemen:
This Designated Borrower Notice is made and delivered pursuant to Section 2.19 of that certain Fourth Amended and Restated Credit Agreement, dated as of February 20, 2020 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among W.P. Carey Inc. (together with its permitted successors and assigns, the “Company”), each Borrower from time to time party thereto, certain Subsidiaries of the Company identified therein as Guarantors, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as L/C Issuers and Bank of America, N.A., as Swing Line Lender, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
The Administrative Agent hereby notifies the Parent Borrower and the Lenders that effective as of the date hereof [_________________________] shall be a Designated Borrower and may receive Loans for its account on the terms and conditions set forth in the Credit Agreement.
This Designated Borrower Notice shall constitute a Loan Document under the Credit Agreement.

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Title:	[Type in Title of Signatory]

EXHIBIT M
TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF NOTICE OF LOAN PREPAYMENT

Date: ___________, _____ 1

To:	Bank of America, N.A., as Administrative Agent [and as Swing Line Lender][2]
Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of February 20, 2020 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among W.P. Carey Inc. (together with its permitted successors and assigns, the “Company”), each Borrower from time to time party thereto, certain Subsidiaries of the Company identified therein as Guarantors, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as L/C Issuers and Bank of America, N.A., as Swing Line Lender.

[The Parent Borrower][name of applicable Designated Borrower] (the “Borrower”) hereby requests to prepay on [INSERT REQUESTED PREPAYMENT DATE] (a Business Day)3:

[Revolving Facility]

Indicate: Applicable Borrower Name	Indicate: Requested Amount	Indicate: Tranche and Currency	Indicate: Base Rate Loan or Eurocurrency Rate Loan	For Eurocurrency Rate Loans Indicate: Interest Period (e.g. 1, 2, 3 or 6 month interest period)

_________________________

1
All prepayments submitted under a single Notice of Loan Prepayment must be effective on the same date. If multiple effective dates are needed, multiple Notice of Loan Prepayment will need to be prepared and signed.

2	Add if this Notice of Loan Prepayment is with respect to a Swing Line Loan

3	Complete a new row for each Borrowing of the facility being prepaid.

[Term Facility]

Indicate: Applicable Borrower Name	Indicate: Requested Amount	Indicate: Currency	Indicate: Base Rate Loan or Eurocurrency Rate Loan	For Eurocurrency Rate Loans Indicate: Interest Period (e.g. 1, 2, 3 or 6 month interest period)

[Delayed Draw Term Facility]

Indicate: Applicable Borrower Name	Indicate: Requested Amount	Indicate: Currency	Indicate: Base Rate Loan or Eurocurrency Rate Loan	For Eurocurrency Rate Loans Indicate: Interest Period (e.g. 1, 2, 3 or 6 month interest period)

[New Term Facility]4

Indicate: Applicable Borrower Name	Indicate: Requested Amount	Indicate: Currency	Indicate: Base Rate Loan or Eurocurrency Rate Loan	For Eurocurrency Rate Loans Indicate: Interest Period (e.g. 1, 2, 3 or 6 month interest period)

[Swing Line Loans]5

Indicate: Applicable Borrower Name	Indicate: Requested Amount	Indicate: Currency

[Remainder of page intentionally left blank.]

_________________________

4	Only include if a New Term Facility has been added pursuant to Section 2.16 of the Agreement

5	Only include if a Swing Line Loan is being prepaid (and delete other facilities).

[PARENT BORROWER]

By:
Name:	[Type in Name of Signatory]
Title:	[Type in Title of Signatory]